Exhibit 10.67
SOUTHCENTRAL POWER
PROJECT

ENGINEERING, PROCUREMENT
AND CONSTRUCTION CONTRACT

ENGINEERING, PROCUREMENT AND CONSTRUCTION CONTRACT

dated as of June 18, 2010

by and between

Chugach Electric Association, Inc.,
as Company

and

SNC-Lavalin Constructors, Inc.,
as Contractor

i

v

Section 33.2	Notices, Consents and Approvals	76
Section 33.3	Entire Contract	77
Section 33.4	Amendment; Waiver	77
Section 33.5	Successors and Assigns	78
Section 33.6	Third Party Beneficiaries	78
Section 33.7	Severability	78
Section 33.8	Further Assurances	78
Section 33.9	Publicity	78
Section 33.10	Independent Contractor	78
Section 33.11	Survival	79
Section 33.12	Governing Law; Waiver of Jury Trial	79
Section 33.13	Counterparts	79
Section 33.14	Captions	79

Appendix A	Glossary of Defined Terms
Appendix B	Governmental Approvals
Appendix C	Approved/Preferred Subcontractors List
Appendix D	Payment Schedule
Appendix E	Options
Appendix F	Substantial Completion, Final Completion, Performance Guarantees and Performance Tests
Appendix G	Statement of Work and Supply and Technical Specifications
Appendix H	Termination Fees
Appendix I	Reference Drawings and Documents
Appendix J	Project Schedule
Appendix K	Execution Plan

Exhibit A	Form of Full Notice to Proceed
Exhibit B	Form of Limited Notice to Proceed
Exhibit C	Form of Certificate of Authorized Officer of Contractor
Exhibit D	[Reserved]
Exhibit E	Form of Notice of Request for Payment
Exhibit F	Form of Invoice
Exhibit G	Form of Contractor Lien Release
Exhibit H	Form of Subcontractor Lien Release
Exhibit I	[Reserved]
Exhibit J	Form of Guaranty of Contractor’s Parent Company
Exhibit K	Form of Letter of Credit
Exhibit L	[Reserved]
Exhibit M	[Reserved]
Exhibit N	Form of Progress Report
Exhibit O	Form of Change Order Request
Exhibit P	Form of Change Order
Exhibit Q	Certificate of Insurance
Exhibit R	Form of Bill of Sale

ENGINEERING, PROCUREMENT AND CONSTRUCTION CONTRACT

THIS ENGINEERING, PROCUREMENT AND CONSTRUCTION CONTRACT (this “Contract”) is made and entered into as of June 18, 2010 (the “Effective Date”), by and between Chugach Electric Association, Inc., an electric cooperative organized under the laws of the State of Alaska (“Company”), and SNC-Lavalin Constructors, Inc., a corporation formed under the laws of the State of Delaware (“Contractor”), each referred to individually as “Party” and collectively, as “Parties.”

WITNESSETH:

WHEREAS, on December 11, 2009, Company issued a Request for Proposals RFP-09-27 (the “RFP”) for the engineering, construction and procurement for the Southcentral Power Project, the purpose of which is to meet the resource requirements of the Southcentral Power Project Participants;

WHEREAS, Contractor responded to the RFP with a detailed written proposal;

WHEREAS, Company selected Contractor to negotiate the terms of the Contract for the engineering, construction and procurement for the Southcentral Power Project;

WHEREAS, Contractor and Company have agreed upon a scope of work as described herein and the Appendices hereto (including the statement of work (the “Statement of Work”) attached hereto as Appendix G) (collectively, the “Work”) and other terms and conditions associated with the Contract;

WHEREAS, Contractor will, subject to the terms and conditions in this Contract, carry out and complete the Work; and

WHEREAS, Company will, in consideration of the performance by Contractor of the Work in accordance with the terms and conditions of this Contract, pay Contractor the Contract Price at the times and in the manner specified in this Contract.

NOW, THEREFORE, in consideration of the mutual representations and warranties and covenants made herein and for other good and valuable consideration the sufficiency of which is hereby acknowledged, Company and Contractor, each intending to be legally bound, hereby agree as follows:

ARTICLE 1

DEFINITIONS AND INTERPRETATION

Section 1.1	Defined Terms

Unless the context requires otherwise, capitalized terms used in this Contract shall have the meanings assigned to them in the Glossary of Defined Terms attached hereto as Appendix A.

Section 1.2	Interpretation

Unless the context requires otherwise, in this Contract: (a) words singular or plural in number shall be deemed to include the other; (b) any reference in this Contract to any Person shall include its permitted successors and assigns and, in the case of any Governmental Authority, any Person succeeding to the Governmental Authority’s functions and capacities; (c) any reference in this Contract to any Article, sub-Article, Section, sub-Section, Appendix, or Exhibit shall mean and refer to the Article, sub-Article, Section, sub-Section, Appendix, or Exhibit contained in or attached to this Contract, as the same may be amended or modified from time to time; and (d) the words “include” and “including” and their derivatives shall be deemed to mean to include, without limitation.  In the event of an inconsistency among the various parts of this Contract, the priority of the part that shall prevail in the event of such inconsistency shall be in the following sequence and order of priority: the Articles, the Exhibits and the Appendices.

ARTICLE 2

PROJECT COMMENCEMENT AND COMPLETION

Section 2.1	Full Notice to Proceed

(a)           Contractor shall not take any action with respect to the Project and shall not commence the Work until Company has issued a full notice to proceed to Contractor substantially in the form attached hereto as Exhibit A (the “Full Notice to Proceed”), except as otherwise provided in this Section 2.1; provided, however, that if Company shall not have issued the Full Notice to Proceed on or before March 1, 2011, Contractor shall be entitled to a Required Change.  Issuance of the Full Notice to Proceed is subject to the satisfaction or waiver by Company of each of the conditions in Section 2.1(d). Following issuance of the Full Notice to Proceed, Contractor shall proceed with performing the Work.

(b)           At Company’s option, Company may issue one or more limited notices to proceed substantially in the form attached hereto as Exhibit B (each, a “Limited Notice to Proceed”) prior to issuing the Full Notice to Proceed, pursuant to which Contractor shall perform or cause to be performed certain portions of the Work specified in such Limited Notice to Proceed.  Each Limited Notice to Proceed shall describe that portion of the Work to be performed, the time for completion of such portion of the Work, the payment schedule and the maximum amount of liability of Company in connection with such Limited Notice to Proceed.  A Limited Notice to Proceed shall become effective only upon mutual written agreement of the Parties in connection with the terms thereof.

(c)           If, before the execution and delivery of this Contract, the Parties shall have entered into any separate services agreement to perform any of the Work, the Parties agree and acknowledge that the Contract Price and the scope of Work have been adjusted to account for the activities performed and payments made under any such agreements.

(d)           The obligation of Company to issue the Full Notice to Proceed to Contractor is subject to the satisfaction or waiver by Company of all of the following conditions precedent:

(i)             Governmental Approvals. Company’s receipt of and satisfaction with the terms of all Governmental Approvals;

(ii)            Appendices and Exhibits. Each Appendix and Exhibit to this Contract shall be in final form and substance satisfactory to Company, in its sole discretion.

(iii)           Project Documents. Company shall have received the Project Documents and the Security Documents, each of which shall (A) have been duly authorized, executed and delivered by each party thereto, (B) be in the form of the applicable form attached hereto (if such a form is attached) and otherwise in form and substance satisfactory to Company, and (C) be in full force and effect.

(iv)           Officer’s Certificate. Company shall have received the certificate of an authorized officer of Contractor, substantially in the form attached hereto as Exhibit C, certifying that (A) each of the conditions precedent to the issuance of the Full Notice to Proceed has been satisfied (other than to the extent that the satisfaction of a condition is dependent on the judgment of Company); (B) that each of the conditions in Sections 3.2(b), 3.2(c), 3.2(d) 3.2(e) and 3.2(f) has been and will be satisfied as of the date of the issuance of the Full Notice to Proceed; and (C) each of the representations of Contractor set forth in Article 4 is true and correct.

(v)            Company-Procured Equipment. Company shall have entered into all Company-Procured Equipment Purchase Agreements which Company has elected to enter into in connection with the Project as of such point in time.

(vi)           Additional Matters. Company shall have received such other certificates, documents and instruments relating to the transactions contemplated hereby as may have been reasonably requested by Company, and all corporate or other organizational actions and other matters and all other documents (including all documents referred to herein and not appearing as Appendices or Exhibits hereto) and all legal matters in connection with such transactions shall be satisfactory in form and substance to Company, provided that if such certificates, documents and instruments to be produced by Contractor result in Contractor incurring an unreasonable expense, Contractor may seek reimbursement therefor from Company.

ARTICLE 3

CONSIDERATION AND PAYMENT

Section 3.1	Contract Price; Payment Milestones and Effect of Payment on Title Transfer

(a)           As full consideration for the satisfactory performance of all of Contractor’s obligations under this Contract, including Contractor’s provision of all labor, Materials, Equipment, and services associated with the Work, Company shall pay Contractor the aggregate fixed price amount of xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx (the “Contract Price”) in accordance with this Contract and the payment schedule in Appendix D (the “Payment Schedule”) and all payments of the Contract Price shall be linked to the timely achievement of specific Project milestones (each, a “Milestone”).  Unless agreed otherwise by the Parties, Change Orders which result in additional or reduced payments to Contractor shall result in an equivalent upward or downward adjustment to the Contract Price, as the case may be.

(i)             Company shall have the right to exercise the option to purchase certain additional equipment, material and/or services which as of the Effective Date are not included as part of the Work and which are described in Appendix E (the “Option”), within the times frame and at the price stated therein.  If Company exercises the Option in writing prior to the Option exercise deadline set forth in Appendix E, the Contract Price will be adjusted upward to account for the price associated with the Option and the equipment, materials and/or services associated with the Option shall become part of the Work.  The specific payment, construction and/or delivery schedules associated with such Option shall be set forth in a mutually agreed upon Change Order.

(b)           Company shall pay Contractor all undisputed invoice amounts in accordance with the Payment Schedule within twenty-five (25) days of receipt of an invoice from Contractor; provided, however, in no event shall any payment be due and owing until such time as the Work associated with the applicable Payment Milestone has been satisfactorily completed and accepted by Company pursuant to the procedures set forth in this Contract (including Appendix D) and all other conditions to payment have been satisfied. Notwithstanding the foregoing, in the case of payments to be made pursuant to Payment Milestones, no payment shall be made thirty (30) days prior to the Milestone Date corresponding to the applicable Payment Milestone unless Contractor (i) has achieved the Payment Milestone for which payment is requested and due in accordance with the Payment Schedule, and (ii) all Milestones for which Contractor has submitted a Notice of Request for Payment prior to such Payment Milestone have been achieved prior to Contractor submitting its invoice with respect thereto.  Payment due dates shall be on Business Days. If any payment becomes payable on a day that is not a Business Day, then payment shall be paid on the next succeeding Business Day. Company shall pay interest on any late payments, including any payment amount which Company disputes in good faith and which is later found conclusively to be have been due, at the Late Payment Rate, compounded daily from the date such amount was due.

(c)           The Parties may agree to an electronic invoicing procedure whereby the receipt of an electronic invoice by Company would trigger the twenty-five (25) day payment period subject to the requirements and conditions for payment set forth in this Contract, including this Article 3.  For recordkeeping purposes, Contractor shall promptly provide Company with a hard-copy of any invoice and any other supporting documentation or materials submitted to Company via any electronic invoicing procedure.

(d)           Company’s Representative shall, within fifteen (15) days after receipt of any invoice from Contractor, determine whether (i) the Work evidenced by Contractor’s invoice has been completed in conformance with the requirements of this Contract; (ii) the Work associated with the applicable Payment Milestone has been fulfilled or met; (iii) the invoice, together with any required backup information, has been properly submitted; and (iv) the invoiced amount reflects the payment due under the applicable Payment Milestone. Company’s Representative shall inform Contractor if it disputes the invoice or any portion of the invoice where and as contemplated on the Notice of Request for Payment.  If Company’s Representative disputes only a portion of the invoiced amount, the remaining amount not in dispute shall be paid on or before the due date.

(e)           Notwithstanding Section 3.1(d), payment by Company of any invoiced amounts shall not be deemed acceptance of the Work or waiver of any Claims that Company may have with respect to such Work, including with respect to the completeness thereof or the compliance of such Work with Applicable Law or the terms of this Contract.

(f)            In addition to the foregoing, within five (5) Business Days after receipt by Contractor of any payment made pursuant to (i) the Payment Schedule and/or (ii) any Limited Notice to Proceed, Contractor shall deliver to Company the Retainage Letter of Credit pursuant to Section 6.1(b).

Section 3.2	Conditions Precedent to Payment of Invoiced Amounts

The obligation of Company to make payments for any invoice is subject to the satisfaction or waiver by Company of each of the following conditions precedent on each Milestone corresponding to the applicable Payment Milestone for which payment is being sought pursuant to the Payment Schedule:

(a)           Notice Required.  Contractor shall submit, along with its invoice, a notice of request for payment in the form attached hereto as Exhibit E (each, a “Notice of Request for Payment”) and in substance satisfactory to Company, that meets all of the requirements of this Section 3.2 and Section 3.4.

(b)           Representations and Warranties.  The representations and warranties made by Contractor in each Project Document to which it is a party shall be true and correct in all material respects on such payment date both before and after giving effect to the making of such payment. In each case such representations and warranties shall be deemed renewed and re-stated as of the date of such payment.

(c)           No Default.  No Contractor Default shall have occurred and be continuing; no breach, violation or default shall have occurred and be continuing with respect to any of the Security Documents; and no breach, breach, violation or default shall have occurred with respect to any of the Project Documents or any consent or Governmental Approval, in each case which would reasonably be expected to result in a Material Adverse Change.

(d)           No Proceeding or Litigation. No action, suit, proceeding or investigation by or before any Governmental Authority or any arbitrator shall be pending or, to Contractor’s knowledge, threatened against or affecting a Project Party or the Project which would reasonably be expected to result in a Material Adverse Change.

(e)           Material Adverse Change. No Material Adverse Change shall have occurred (i) with respect to Contractor, any Key Subcontractor or the Guarantor or (ii) that is otherwise the result of an act or omission of Contractor, any Subcontractor or the Guarantor.

(f)            Governmental Approvals. All Governmental Approvals required to be obtained by such time shall have been obtained and shall be in full force and effect.

(g)           Progress Reports.  Contractor shall have delivered to Company on or before the 15th day of the month in which payment is being sought, the Progress Report pursuant to Section 10.6, which Progress Report shall cover the month associated with the applicable Payment Milestone(s) for which payment is requested, and such Progress Report shall be satisfactory to Company in its sole discretion.

(h)           Delivery of Lien and Claim Releases.  Contractor shall have delivered to Company Lien and Claim releases pursuant to Section 3.8.

Section 3.3	Wire Transfer

All payments to Contractor hereunder shall be paid in Dollars via wire transfer to a bank account of Contractor as specified by Contractor in writing from time to time.

Section 3.4	Invoice Instructions

(a)           All invoices shall (i) provide all information specified in Exhibit F, (ii) reference the applicable Contract number, and (iii) be addressed as follows:

If mailed:

Chugach Electric Association, Inc.
P.O. Box 196300
Anchorage, AK 99519-6300
Attn: Dan Knecht

With a copy provided to:

Chugach Electric Association, Inc.
P.O. Box 196300
Anchorage, AK 99519-6300
Attn: Dustin Highers

If delivered (personally, by courier or overnight delivery service):

Chugach Electric Association, Inc.
5601 Electron Drive
Anchorage, AK 99519-6300
Attn: Dan Knecht

With a copy provided to:

Chugach Electric Association, Inc.
5601 Electron Drive
Anchorage, AK 99519-6300
Attn: Dustin Highers

If submitted electronically via the electronic invoicing procedure agreed to by the Parties under Section 3.1(c), pursuant to such agreed-upon procedure.

(b)           CONTRACTOR ACKNOWLEDGES AND AGREES THAT (I) ANY INVOICE THAT DOES NOT MEET THE REQUIREMENTS OF THIS SECTION 3.4 MAY RESULT IN A DELAY IN PAYMENT AND (II) COMPANY SHALL HAVE NO LIABILITY TO CONTRACTOR THEREFOR.

Section 3.5	Contractor Taxes

Contractor shall be responsible for timely payment of (a) all taxes, fees and contributions on or measured by Contractor’s income, (b) all taxes, fees and contributions on or measured by employee or other labor Costs of Contractor or any Subcontractor, including all payroll or employment compensation tax, social security tax or similar taxes for Contractor’s or any Subcontractor’s employees, (c) other than in connection with Company-Procured Equipment, any and all export taxes and customs duties, and related customs broker fees and charges or similar charges, for delivery of any Equipment, Materials and components to the United States from countries outside of the United States and transportation to the Site, and (d) all Project Taxes (collectively, the “Contractor Taxes”). Notwithstanding the foregoing, Contractor shall not be liable for any real estate taxes, sales, use, gross receipts or ownership taxes for the Site. All taxes other than Contractor Taxes shall be the responsibility of Company, and shall be paid by Company or reimbursed to Contractor if paid by Contractor.

Section 3.6	Project Taxes

The Contract Price includes state or local property, license, privilege, sales, use, excise, value added, or other similar tax which may be imposed by any Governmental Authority upon the sale, purchase or use by Contractor of Materials, supplies, Equipment or services or labor from Subcontractors or other suppliers thereof in connection with the Work (collectively, the “Project Taxes”). Contractor shall timely pay Project Taxes directly to the Governmental Authority imposing such, or it may contest any such Project Taxes in good faith, in its sole discretion.

Section 3.7	Offset and Withholding Provisions

Company may offset any payment due Contractor under this Contract against amounts owing from Contractor to Company pursuant to this Contract or any service agreement entered into by the Parties contemplated under Section 2.1(c); provided, however, in the case of any such service agreement, the right of offset shall be limited to payments owing or owed to Company for services rendered prior to the Effective Date.  In addition, Company may withhold all or any portion of payments otherwise due Contractor (a) until such time as Contractor has provided the Security Documents required by this Contract, (b) to cover amounts necessary to repair and replace nonconforming Work or Claims which Contractor has failed to address satisfactorily after having been provided a reasonable period of time to cure following Company’s notice thereof to Contractor; or (c) to cover unpaid Liquidated Damages.

Section 3.8	Payment Lien and Claim Releases

In connection with each invoice and Notice of Request for Payment, Contractor shall provide to Company Lien and Claim releases executed by Contractor and each and every Key Subcontractor and other Person that is a party to any Project Document, through the date of such invoice submitted in accordance with Exhibit G (“Form of Contractor Lien Release”) and Exhibit H (“Form of Subcontractor Lien Release”), respectively.

Section 3.9	Basis of Contract Price

(a)           Contractor’s Duty to be Fully Informed. Contractor shall have satisfied itself, through its own due diligence efforts as to the nature and location of the Work, the general, local, physical and other conditions of the Work and the Site, and all other matters which could in any way affect the Work or the cost thereof and the Contract Price.  In addition, Contractor shall have, to the extent it deems necessary (i) inspected the Site, (ii) satisfied itself as to the state and condition (including ground, underground, geological, climatic and hydrological conditions) of all circumstances affecting the Site and the Work, (iii) examined any documentation and information supplied or made available to Contractor by Company or available for inspection in the public domain, (iv) reviewed the conditions and the Specifications, and (v) satisfied itself as to the feasibility of executing the Work at the Site, including as to the suitability and availability of access routes to the Site.  Company shall not be responsible for any error, inaccuracy or omission of any kind in the RFP and data and information related thereto and shall not be deemed to have given any representation or warranty of accuracy or completeness of any data or information related thereto; provided however, that any professional report delivered by Company that is relied upon by Contractor and found to contain errors or omissions  which cause an adverse impact on the Work or Project Schedule shall entitle Contractor to a Required Change.  The failure of Contractor to adequately investigate and acquaint itself with any applicable conditions and other matters shall not relieve Contractor from the responsibility for properly estimating the difficulties of successfully performing the Work and completing the Contract, and shall not be grounds for adjusting either the Contract Price or the Project Schedule, unless provided otherwise herein.

(b)           Underground Obstructions.  Subject to the provision of reasonable cooperation from Company, including the provision by Company of information in Company’s possession that Company reasonably believes is pertinent, Contractor shall be responsible for ascertaining the location of and avoiding damage to all underground installations including cable, gas, water pipes, telephone lines, and other underground installations, whether the location of the excavation, digging, or trenching required for performance of the Work is fixed by Company or by Contractor. Except (i) as provided otherwise herein or (ii) in the case of any ground conditions or artificial obstructions or hazards that could not have been reasonably anticipated by Contractor or that have not been previously disclosed to Contractor by Company, Contractor shall be responsible for all delays, Costs, loss or expense arising, whether directly or indirectly, from any ground conditions or artificial obstructions or hazards including any Work performed underground or involving excavation and Contractor shall not be entitled to adjustment to either the Contract Price or the Project Schedule.

(c)           Surveying. Contractor is responsible for performing, and shall include in its pricing, all construction layout surveying required for execution of the Work.

(d)           Existing Foundations, Structures and Work. Contractor shall be solely responsible for the consequences of incorporating into the Work any existing foundations, structures, Equipment or Materials including any existing piling, floor slabs and culverts. To the extent that the same are incorporated into the Work, such pre-existing items shall be subject to the conditions as if they were supplied by Contractor hereunder. Contractor shall notify Company of its intention to incorporate any existing foundations, structures, Equipment or Materials into the Work other than those specifically identified in the Contract as soon as is reasonably practicable and shall seek the prior written consent of Company for the use or utilization thereof, which consent may be withheld in the sole discretion of Company.

ARTICLE 4

REPRESENTATIONS AND WARRANTIES OF CONTRACTOR

As used in this Article 4, “to Contractor’s knowledge” refers to matters that (1) are within the actual knowledge of Contractor; or (2) should have been within the actual knowledge of Contractor upon exercise of reasonable diligence or prudent business practices, including Prudent Industry Practice.  Contractor represents and warrants to Company on the Effective Date (except as otherwise stated), and on each date the following representations and warranties are made or are deemed made pursuant to the terms hereof, as follows:

Section 4.1	Organization, Good Standing and Power

Contractor is a corporation duly formed, validly existing and in good standing under the laws of the State of Delaware and has the full corporate  power and authority and possesses all Governmental Approvals necessary to enable it to own, lease or otherwise hold its properties and assets and to carry on its business in the places and in the manner currently conducted, including performing the Work. Contractor is duly qualified to do business in each jurisdiction where the nature of its business or the ownership or leasing of its properties makes such qualification necessary, including the State of Alaska.

Section 4.2	Authority; Execution and Delivery: Enforceability

Contractor has all requisite power and authority to execute each of the Project Documents and any other contract connected with the performance of the Work to which it is a party and to consummate the transactions contemplated hereby and thereby and to perform the Work. The execution and delivery by Contractor of each Project Document to which it is a party and the consummation by Contractor of the transactions and Work contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of Contractor.  Contractor has duly executed and delivered each Project Document to which it is a party, and each Project Document to which it is a party constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws from time to time in effect that affect creditors’ rights generally and by legal and equitable limitations on the availability of specific remedies.

Section 4.3	Validity of Contract; No Conflict

The execution, delivery and performance by Contractor of this Contract and each other Project Document to which Contractor is a party, the consummation of the transactions contemplated hereby and thereby, and the compliance with the provisions hereof or thereof, by Contractor shall not, with or without the passage of time or the giving of notice or both:

(a)           conflict with, constitute or result in a breach, default or violation of any provision of, or give rise to any right of termination, cancellation or acceleration under, or loss of any right and/or benefit under, Contractor’s organizational documents or any contract, lease, license, Governmental Approval, instrument or other agreement to which Contractor is a party or by which it, the Project, or the assets of either is bound;

(b)           result in the creation or imposition of any Lien of any nature on the Project, other than Permitted Liens, if any; or

(c)           conflict with or violate the charter documents of Contractor; or

(d)           violate any Applicable Law applicable to Contractor or any of its Affiliates.

Section 4.4	Governmental Approvals and Consents

(a)           Appendix B sets forth all Governmental Approvals.  Such Governmental Approvals that are the responsibility of Company to obtain prior to Substantial Completion are separately identified on Appendix B (the “Company Governmental Approvals”). All Governmental Approvals (i) have been obtained, are in full force and effect, and are final and all appeal periods with respect thereto have expired or terminated, or (ii) if required to be obtained in the future as part of the Work, shall be obtained in the ordinary course. There is no action, suit, investigation or proceeding pending, or, to Contractor’s knowledge, threatened, that could result in the modification, rescission, termination, or suspension of any Governmental Approval obtained prior to the date this representation is made or deemed made.  Except for the Governmental Approvals listed in Appendix B, Contractor is not required, and under Applicable Law will not be required, to obtain any Governmental Approval in connection with the execution and delivery by Contractor of this Contract or the performance of Contractor’s obligations hereunder.

(b)           No consent or approval of any Person is required to be obtained or made by or with respect to Contractor transferring custody and control of the Project to Company as contemplated hereby, or in connection with the execution, delivery and performance of this Contract, the Project Documents or the consummation of the transactions contemplated hereby or thereby.

Section 4.5	No Proceedings

(a)           There are no actions, suits, investigations or proceedings by or before any Governmental Authority or arbitrator pending against Contractor or any Subcontractor, or against the Project, or, to Contractor’s knowledge, threatened against or affecting Contractor or any Subcontractor, or the Project, which would reasonably be expected to result in a Material Adverse Change.

(b)           There are no actions, suits, investigations or proceedings by or before any Governmental Authority or arbitrator pending or, to Contractor’s knowledge, threatened against or affecting Guarantor, which would reasonably be expected to result in a Material Adverse Change.

Section 4.6	Compliance

(a)           The Project is being designed and constructed and all components thereof are being procured, in compliance with all Applicable Law, standards and codes and in compliance with the requirements of all Governmental Approvals and Prudent Industry Practice.  When constructed, the Project shall conform to and comply with all Applicable Law, standards and codes, and the requirements of all applicable Governmental Approvals.

(b)           Contractor and the operation of its businesses are, and at all times during the term of this Contract will be, in compliance with all Applicable Law.

Section 4.7	Environmental Matters

(a)           The Project has been designed and constructed and the Work has been and will be performed, in compliance with all Environmental Laws.

(b)           In connection with the Project, Contractor (i) has not received any notice of a pending or threatened Claim, or inquiry by any Governmental Authority or other Person relating to any actual or alleged violations of Environmental Laws or any obligation on the part of Contractor to investigate or take any other action relative to any Regulated Materials or threatened Release of any Regulated Materials and (ii) is and has been in compliance with all Environmental Laws.

(c)           Contractor has not entered into or agreed to any decree or order with any Governmental Authority and Contractor is not subject to any judgment relating to compliance with any Environmental Law or to the investigation or cleanup of Regulated Materials.

(d)           Neither Contractor nor any Subcontractor in the performance of the Work has generated, transported, treated, stored, disposed of, arranged to be disposed of, Released or threatened to Release or will generate, transport, treat, store, dispose of, arrange to be disposed of, Release or threaten to Release, any Regulated Materials at, on, from or under the Site in violation of, or so as would reasonably be expected to result in Liability under any Environmental Laws.

Section 4.8	No Defaults

Contractor is not in breach of, or in default under, any Project Document, or any other agreement or instrument to which it is a party or by which it or its properties or assets may be bound, and no Project Party is in breach of, or in default under, any other agreement or instrument to which it is a party or by which it or its properties or assets may be bound except where such breach or default would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Change.

Section 4.9	Expertise

(a)           To Contractor’s knowledge, there is no reason that (i) the Project will not achieve Substantial Completion by the Guaranteed Substantial Completion Date; or (ii) the cost to complete the Project will exceed the Contract Price.

(b)           The construction and operation of the Project in accordance with the Project Documents and any other contract connected with the performance of the Work to which Contractor is a party and in compliance with Governmental Approvals, Applicable Law and pursuant to this Contract, is technically feasible.

(c)           Contractor has substantial and sufficient experience, expertise and capability in the development and engineering, construction and procurement of combined cycle power plants such as the Plant and the capability to carry out the Work and acknowledges that Company is relying on such experience, expertise and capability in executing this Contract.

ARTICLE 5

REPRESENTATIONS AND WARRANTIES OF COMPANY

As used in this Article 5, “to Company’s knowledge” refers to matters within the actual knowledge of Company. Company represents and warrants to Contractor on the Effective Date as follows:

Section 5.1	Corporate Organization

Company is an electric cooperative duly organized and validly existing under the laws of the State of Alaska. Company has full corporate power and authority to carry on its business as it is now being conducted and to own the properties and assets it now owns.

Section 5.2	Validity of Contract; No Conflict

(a)           This Contract has been duly authorized, executed and delivered by Company and is a legal, binding and valid obligation of Company enforceable against Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws from time to time in effect that affect creditors’ rights generally and by legal and equitable limitations on the availability of specific remedies.

(b)           The execution, delivery and performance by Company of this Contract, the consummation of the transactions contemplated hereby, and the compliance with the provisions hereof by Company shall not, with or without the passage of time or the giving of notice or both:

(i)            as to execution, delivery and performance, require any consent or approval of Company’s board of directors, any of Company’s owners, or any other Person which has not been obtained and each such consent and approval that has been obtained is in full force and effect;

(ii)           conflict with, constitute a breach or violation of any provision of, or give rise to any right of termination, cancellation or acceleration under, or loss of any right and/or benefit under, any material contract or agreement to which Company is a party or to which it or its assets are subject or to any Governmental Approval held by or on behalf of Company, the loss of which would reasonably be expected to result in a Material Adverse Change on Company’s performance under this Contract;

(iii)           conflict with or violate the charter documents of Company; or

(iv)           violate any Applicable Law applicable to Company.

Section 5.3	Approvals and Authorizations

Appendix B sets forth all Company Governmental Approvals. Except for Company Governmental Approvals listed in Appendix B, to Company’s knowledge, Company is not required under existing Applicable Law to obtain any other Governmental Approval in connection with the execution and delivery by Company of this Contract or the performance of its obligations hereunder, the failure to obtain which would reasonably be expected to result in a Material Adverse Change.

Section 5.4	Company-Procured Equipment

To Company’s knowledge, no default or delay has occurred or is continuing and no change order (or the equivalent thereof) has been issued under any Company-Procured Equipment Purchase Agreement which has or is reasonably likely to have a Material Adverse Change on the Project Schedule.

Section 5.5	No Proceedings

There are no actions, suits, investigations or proceedings by or before any Governmental Authority or arbitrator pending or, to Company’s knowledge, threatened against or affecting Company which, to Company’s knowledge, would reasonably be expected to result in a Material Adverse Change.

ARTICLE 6

CONTRACTOR’S SECURITY

Section 6.1	Contractor’s Parent Company Guaranty and Letter of Credit

(a)           Within five (5) Business Days after the Effective Date, Contractor shall provide to Company a guaranty acceptable to Company from SNC-Lavalin Group Inc., in favor of Company and substantially in the form of Exhibit J (“Guaranty”), which shall guarantee all of Contractor’s payment and performance obligations under this Contract until the expiration of the Warranty Period; and

(b)           Within five (5) Business Days after receipt by Contractor of the first payment made pursuant to (i) the Payment Schedule and/or (ii) any Limited Notice to Proceed, Contractor shall deliver to Company a letter of credit (the “Retainage Letter of Credit”) substantially in the form of Exhibit K in a stated amount equal to ten percent (10%) of the payment made.  Contractor shall within five (5) Business Days after receipt of each subsequent payment through Substantial Completion cause the Retainage Letter of Credit to be amended or reissued such that the total stated amount of the Retainage Letter of Credit shall at all times be equal to ten percent (10%) of the cumulative amount of payments made.  Notwithstanding the preceding sentence, the Retainage Letter of Credit shall be released with the payment after achievement of Substantial Completion unless such letter of credit is converted into the Punch List Letter of Credit as set forth in Section 6.1(c).

(c)           Substantial Completion shall not be achieved unless Contractor (i) delivers to Company a new irrevocable standby letter of credit substantially in the form of Exhibit K replacing the Retainage Letter of Credit for an amount, or (ii) reduces the stated amount of the Retainage Letter of Credit (such new letter of credit or reduced Retainage Letter of Credit, the “Punch List Letter of Credit”) in an amount, in either case, equal to the greater of two million Dollars ($2,000,000.00) or two hundred percent (200%) of  the agreed Final Punch List value.

(d)           The Retainage Letter of Credit and the Punch List Letter of Credit shall secure all of Contractor’s obligations under this Contract during the period each such letter of credit is in effect (the “Secured Obligations”).  Company shall have the right to draw on the Retainage Letter of Credit and the Punch List Letter of Credit in accordance with each of their terms upon a default by Contractor with respect to any of the Secured Obligations.

(e)           Contractor shall maintain the Retainage Letter of Credit and shall renew the Retainage Letter of Credit as required, until the achievement of Substantial  Completion.  Contractor shall maintain the Punch List Letter of Credit and shall renew the Punch List Letter of Credit as required, until the achievement of Final Completion.  Each of the Retainage Letter of Credit and the Punch List Letter of Credit shall be closed upon the receipt by the bank that issued the applicable letter of credit of a document signed by Contractor and Company which states that the applicable  letter of credit expiration date has occurred.  Unless the applicable letter of credit expiration date has occurred, Contractor shall, at least fifteen (15) days prior to the stated expiration date, (i) cause the issuer of the applicable letter of credit to renew such letter of credit for a period of not less than the lesser of (A) one year, or (B) such shorter period as may be necessary to cause the applicable letter of credit expiration to occur, as mutually agreed upon by Contractor and Company, but in no event shall any such renewal under items (i) or (ii) in this Section 6.1(e) be less than thirty (30) days, or (ii) cause a replacement letter of credit to be issued in the same amount and in the same form as the initial letter of credit.  If the applicable letter of credit is not renewed or replaced in accordance with this paragraph, Company shall have the right to draw the full amount of such letter of credit and hold such amounts to be applied toward any Secured Obligations.

ARTICLE 7

GENERAL OBLIGATIONS OF CONTRACTOR

Section 7.1	Contractor’s General Obligations

In addition to and without limiting any of its other obligations hereunder, Contractor shall have the obligation to do or cause the following, all in accordance with the terms and conditions hereof:

(a)           Provide Company with a fully-operational Project for the Contract Price, completed in accordance with the terms of this Contract, Applicable Law, applicable industry standards and codes and Prudent Industry Practice, and meeting the Specifications and the Performance Guarantees.

(b)           Provide detailed design and engineering of the Plant, including preparation of operating manuals, Equipment and Materials specifications, all required civil works and Plant structures, drawings, schedules, software, and coordination of engineering efforts of Subcontractors, in each case as more fully set forth in the Specifications.

(c)           Except as otherwise expressly provided herein, procure and provide handling of Materials and Equipment to be incorporated into the Project and construction equipment, including as necessary, inspection, expediting, shipping unloading, receiving  and customs clearance, transportation to and storage at the Site.

(d)           Per Company’s reasonable instructions, accommodate Company’s other contractors on the Site.

(e)           Comply with Alaska’s Little Davis Bacon Act; be familiar with all collective bargaining agreements pertaining to or affecting the Work; use local labor to the extent required under Applicable Law and, if not required or provided otherwise in this Contract, to the extent commercially reasonable; abide by the requirements under Alaska Applicable Law associated with the determination of the Commissioner of Alaska’s Department of Labor and Workforce Development that Alaska is a “zone of underemployment,” and continue to comply with such requirements even after expiration of the current determination for the duration of this Contract; subject always to compliance with Applicable Law, Contractor shall, and shall cause each Subcontractor to, to the fullest extent commercially reasonable, perform the Work using Alaska labor.

(f)            Employ only personnel qualified for the Work and ensure no illegal drugs, alcohol, firearms or other prohibited items are on or at the Site.

(g)           Provide reasonable notice and opportunity for inspections by Company; provided, however, Company’s inspections shall not relieve Contractor of any responsibility or demonstrate any acceptance of Work performed by Contractor.

(h)           Furnish the Training to Contractor’s personnel, all as set forth in the Specifications.

(i)            Maintain and abide by all Applicable Laws regarding safety and security obligations; maintain accurate records and provide reports of injuries and damages; perform Work in accordance with Contractor’s Company-approved health and safety plan and Company’s safety policies.

(j)            Provide on-Site utilities during construction and pay for their use, except Company-Provided Utilities.

(k)           Except as may be set forth otherwise in the Specifications, provide consumables (including water, gas, lubricants, oils, etc.) for commissioning and startup of the Plant.

(l)            Be solely responsible for design, engineering and procurement of all equipment necessary for the performance of the Work or to be incorporated into the Project (other than Company-Procured Equipment) (collectively, the “Equipment”) and Materials, construction and coordination and scheduling of Subcontractor performance of the Work.

(m)           Prepare and furnish a spare parts inventory (based, at least in part, on a single point of failure analysis of the Plant and Plant systems) one hundred eighty (180) days prior to Substantial Completion.  Contractor shall replace at its own cost any part used from spare parts inventory until termination of the Warranty Period.

(n)           Prevent the imposition of Liens other than Permitted Liens.

(o)           Intentionally omitted.

(p)           Maintain all records related to the Project for a period of not less than five (5) calendar years after the Final Completion Date.

(q)           In accordance with the Specifications, timely implement and have in place a Company-approved Project implementation plan, Site security plan, industrial health and safety program, environmental protection plan, emergency response plan, Project quality plan, document control and process management program and communication plan.

(r)           Timely implement the process management obligations and quality assurance plan set forth in the Specifications.

Section 7.2	Physical Obstructions and Conditions

If, during the performance of the Work on the Site, Contractor encounters endangered plant and animal species which are regulated or require special handling under Environmental Laws or other Applicable Laws, Contractor shall notify Company as soon as practicable and shall use its best efforts to perform its obligations hereunder, including those obligations affected by such discoveries, and in compliance with Applicable Law.

Section 7.3	Selection of Suppliers and Use of Subcontractors

(a)           In connection with its performance of this Contract, Contractor shall, and shall cause each Subcontractor to, purchase Equipment, Materials and services in connection with the performance of the Work from the approved/preferred Subcontractors set forth in Appendix C (“Approved/Preferred Subcontractors List”).

(b)           Contractor may subcontract Work to Subcontractors (subject to approval of such Subcontractor by the Company, acting in a commercially reasonable manner, if a proposed Subcontractor is not on the Approved/Preferred Subcontractors List set forth in Appendix C).  Contractor shall be fully liable for all acts and omissions of each Subcontractor to the same extent as though such act or omission had been performed by Contractor.

(c)           Company shall have no contractual obligation to, and shall not be deemed to be in privity with, any Subcontractor; provided, however, that in the event Contractor’s obligations hereunder terminate for any reason, Contractor shall, at Company’s request, take such actions and execute such documents as may be necessary or desirable to assign any or all of the Project Documents executed by Contractor and any other contract connected with the performance of the Work to which Contractor is a party and selected by Company to Company.  Contractor shall ensure that each subcontract with a Subcontractor is assignable to Company without consent of the Subcontractor or any other Person.

Section 7.4	Compliance with Applicable Law

Contractor shall, and shall cause each Subcontractor to, comply with Applicable Law, Prudent Industry Practice and all Governmental Approvals in performing the Work. Contractor shall be responsible for ascertaining the nature and extent of any Applicable Law which may affect the Work, the Plant or the Site as a result of the performance by Contractor of its obligations under this Contract and, prior to Substantial Completion, the operation of the Plant.

Section 7.5	Governmental Approvals

Contractor shall obtain all Governmental Approvals designated as Contractor’s responsibility in Appendix B and any other Governmental Approvals that are not specifically designated as Company Governmental Approvals in Appendix B and shall, and shall cause its Subcontractors to, reasonably support the efforts of Company in obtaining all Company Governmental Approvals, including providing such engineering and environmental data and statistical information as may be reasonably requested by Company.  Company shall be properly included as the permittee, co-permittee or authorized party with respect to all Governmental Approvals.  Without limiting the foregoing, Contractor shall, and shall cause each and every Subcontractor to, at its sole cost and expense, secure and maintain all applicable construction and construction related permits which are required by Applicable Law in order to undertake the Work.

Section 7.6	Other Contractors

(a)           Contractor shall, in accordance with Company’s reasonable instructions, afford to other contractors identified by Company from time-to-time all reasonable opportunities for carrying out their work at the Site, provided that the same shall not materially obstruct or disturb the progress of the Work. Contractor shall also afford access to Company’s employees, including employees who will operate and maintain the Plant, to perform their work at the Site.

(b)           Contractor and Company shall consult and agree on the means of coordinating Company’s other contractors and Company’s employees as it relates to mobilization and laydown space requirements, interconnection with Site construction power and temporary storage facilities, water, emergency evacuation requirements, trash/waste disposal, Site access, temporary office space, safety and security and other Site regulations and requirements.  Each of Company’s other contractors shall be responsible for any Costs with respect to that contractor’s work, including mobilization and laydown space requirements, interconnection with Site construction power and temporary storage facilities, water, emergency evacuation requirements, trash/waste disposal, Site access, safety and security and other Site regulations and requirements.

(c)           Contractor agrees that Claims resulting from concurrent Company contractor activities at the Site shall be brought to Company’s attention within ten (10) Business Days of the later to occur of: (i) the occurrence giving rise to the Claim; or (ii) Contractor’s knowledge of the occurrence giving rise to such Claim.

Section 7.7	Construction Coordination

(a)           Contractor shall be responsible for erecting a temporary and movable construction fence (the “Construction Fence”) on the Site for the purpose of separating the Project construction area (the “Construction Area”), which is initially depicted by the cross-hatched area on Appendix I, from Company’s Area, including the International Station, the switchyard and any Common Facilities. The Construction Fence may be moved and relocated as necessary with the prior written consent of Company following the completion of certain phases of construction for the purpose of accessing other areas of the Project, all in accordance with the Project Schedule and the Contract.  From the first to occur of issuance of an initial Limited Notice to Proceed (or as set forth therein), or issuance of Full Notice to Proceed through Final Completion, Contractor will be in control of the Construction Area and will maintain a separate gate for access to the Construction Area.  Upon Substantial Completion, the Construction Area will be reduced to Company’s staging and laydown area, and shall not include any portion of the Facilities necessary for operation of the Project, the International Station or the Common Facilities.

(b)           Without affecting or diminishing in any way Contractor’s obligations set forth herein, Contractor shall coordinate with Company all activities to be performed under the Contract, particularly if such activities may require taking the International Station off-line or have a possibility of causing an outage at the International Station.

(c)           Contractor shall provide Company with reasonable advance notice of Contractor’s need to access Company’s Area for performance of Work activities associated with the Common Facilities.  Contractor and Company shall agree on a schedule for the performance of all Work activities in Company’s Area consistent with the Contract and the Project Schedule.  Company shall arrange for any safety instruction and workplace policy training deemed appropriate by Company for Contractor’s and its Subcontractors’ personnel prior to such personnel being allowed in Company’s Area. Company shall arrange for escorts for such personnel accessing Company’s Area to the extent Company deems such escorts necessary.  If Contractor needs to work on a system that could be used by Company for the operation of the International Station, Contractor shall provide Company with advance written notice and receive prior authorization from Company that the system has been deactivated before commencing work on the system and Contractor shall notify Company once Contractor completes work on the system so Company can inspect and reactivate the system in accordance with Company’s policies.  Without limiting the preceding in this Section 7.7(c) and subject to Section 7.7(e), upon the reasonable request of Contractor and consistent with this Contract and the Project Schedule, Company shall authorize Contractor’s and its Subcontractors’ personnel to have access to Company’s Area (i) for the purpose of undertaking Work activities necessary to integrate the Project into the Common Facilities, and (ii) after the Substantial Completion Date, to perform any Work activities required under the Contract.

(d)           Notwithstanding any other provision herein to the contrary, at all times prior to the Substantial Completion Date, Contractor shall provide Company and Company’s personnel and other contractors access to the Construction Area upon Company’s request.  Contractor and Company shall agree on a schedule for the performance of Work activities by Company’s personnel and other contractors in the Construction Area, which schedule shall be consistent with the Project Schedule.  Subject to Company’s compliance with Contractor’s safety programs as set forth in the Execution Plan attached hereto as Appendix K, Company may access the Construction Area without notice at any time for the purpose of carrying out activities required (i) for the operation of the International Station, (ii) to respond to an emergency or (iii) to comply with Company’s obligations under any Company-Procured Equipment Purchase Agreement.

(e)           Contractor shall (i) schedule all Work activities that will require or may result in the shutdown of or inability to dispatch the International Station, and all Work activities performed on or affecting the Common Facilities in accordance with this Contract and the Project Schedule, (ii) notify Company in writing of such schedule(s) at the earliest practicable time and (iii) update such schedules in writing as necessary; provided, however, Contractor shall not undertake any such Work activities until Company has agreed in writing with such schedule and plan for performing the identified Work.

(f)            Except as otherwise provided in this Contract, Contractor shall perform or cause to be performed, all Work activities with respect to the Project in a manner that will avoid any interference that could be reasonably expected to have a material adverse effect on Company’s operation of the International Station and Company’s day-to-day operations at its corporate headquarters adjacent to the International Station.

(g)           Company shall provide oversight of, and shall have the right to consent to, activities of Contractor and its Subcontractors necessary for the connection of the Project’s systems with the Common Facilities and the activities necessary for the start-up and commissioning of the Project, as provided herein. Company shall provide Contractor and its Subcontractors with reasonable controlled access to all Common Facilities, including the control room, to enable Contractor and its Subcontractors to interconnect the Project with the Common Facilities, all in accordance with the Project Schedule and the Contract, and upon Company’s prior consent after receipt of notice from Contractor.

(h)           In the event of an unscheduled shutdown or loss of power generation capability of the International Station attributable to any act or omission of Contractor (each, an “Unscheduled Shutdown”), Contractor shall be liable to Company for all Liabilities incurred by Company in connection with such Unscheduled Shutdown (including the cost of Company to procure or produce replacement power); provided, however, that (i) Contractor’s liability for Company Liabilities shall not exceed fifty thousand Dollars ($50,000.00) per occurrence and (ii) in the event Company is required to obtain or produce replacement power following an Unscheduled Shutdown, the Liabilities for replacement power for which Contractor shall be liable shall be limited to the incremental cost increase over the cost basis that would be normally incurred by the Company had there not been an Unscheduled Shutdown provided that Company has an actual need to dispatch from the International Station because no other less costly generating capacity exists and is available for Company’s use.  Without limiting the preceding sentence, after an Unscheduled Shutdown, any future work that is to be performed by Contractor or its Subcontractors of the same or similar nature to that which caused the Unscheduled Shutdown shall proceed only in accordance with a plan developed by Company and Contractor and designed to accomplish the necessary work in a manner that will avoid re-occurrence of the Unscheduled Shutdown.

Section 7.8	Authority For Access for Inspection

Company and Company’s Representative shall be provided reasonable advance notice and opportunity to attend any inspection of the Work at the Site and to attend any meetings at the Site relating to the Project or Work which are attended by Contractor or any Subcontractor and which relate to status, progress, quality, scope, schedule and safety coordination of the Project or Work; provided, however, that Company and Company’s Representative shall not have any right to attend any such meetings (i) wherein the primary purpose of the meeting is to discuss proprietary matters of a commercial nature between Contractor and any of its Subcontractors or (ii) the attendance by Company or Company’s Representative at such a meeting would cause undue interference with Contractor’s performance of the Work.  In carrying out or attending any inspection as contemplated under this Section 7.8 Company shall give due consideration to the needs of Contractor to carry out Contractor’s obligations hereunder and shall endeavor not to hinder or unduly impede Contractor.  Company, in its inspection, may observe the progress and quality of the Work to determine, in general, if the Work is proceeding in accordance with the Project Documents and any other contract connected with the performance of the Work to which Contractor is a party.  Inspections under this Section 7.8 are solely for the benefit of Company and any inspection or failure to inspect and any objection or failure to object by Company shall not (a) relieve Contractor or any Subcontractor of its respective obligations under any Project Document or any other contract with a Subcontractor connected with the Work or (b) be used as evidence that Company has agreed that Contractor or any Subcontractor has fulfilled any obligations under any Project Document, or (c) that Company had waived any of its rights under any Project Document.

Section 7.9	Training

Training of Company’s personnel (or other employees, contractors or agents of Company), as required by the Specifications, including training (both on-site and classroom) in connection with the operation and maintenance of the Plant (the “Training”), shall be given by Contractor prior to Substantial Completion and in accordance with the timetable to be agreed upon between the Parties prior to Substantial Completion.  The Training shall be provided directly to Company’s personnel (or other employees, contractors or agents of Company) as specified by Company and the Specifications and shall be conducted by trainer(s) experienced in the operation and maintenance of the Work.

Section 7.10	Safety

(a)           Contractor shall be solely responsible for being aware of and initiating, maintaining and supervising compliance with all safety laws, regulations, policies, precautions, and programs in connection with the performance of this Contract.  Prior to the commencement and throughout the performance of the Work, Contractor shall ensure  that each of its employees and independent contractors, together with all employees and independent contractors of Company involved in the Work and all employees and independent contractors of each Subcontractor, are fully informed concerning all safety, health, and security regulations and policies pertaining to the Work. Contractor shall conduct all operations and activities under this Contract in such a manner as to avoid the risk of bodily harm to persons or risk of damage to any property.

(b)           Notwithstanding any other provision in this Contract, if Contractor fails to promptly correct any violation of safety or health regulations, Company may suspend all or any part of the Work.  Contractor shall not be entitled to any extension of the Project Schedule, increase in the Contract Price or reimbursement for Costs caused by any such suspension order.  Failure of Company to discontinue any or all of Contractor’s operations shall not relieve Contractor of its responsibility for the safety of personnel and property. Contractor shall maintain an accurate record of and shall promptly report to Company all cases of property damage and of death, occupational diseases, or injury to employees or any other Persons connected with performance of the Work under this Contract. Contractor shall promptly notify Company and provide a copy of any safety citation issued by any Governmental Authority. Contractor shall, and shall cause its Subcontractors to, perform all Work under this Contract in strict accordance with Contractor’s Company-approved health and safety plan and Company’s safety policies.

Section 7.11	Intellectual Property Rights and Computer Program Licenses

(a)           Contractor represents and warrants to Company that (i) except with respect to Company-Procured Equipment, it has, and upon the Substantial Completion Date, will have all intellectual property rights necessary with respect to the Work (and each part thereof) and the ownership and operation of the Project after it is constructed and to perform Contractor’s obligations under this Contract and (ii) the Work (and each part thereof) does not violate or infringe any patent, copyright or other intellectual property right. Contractor represents and warrants that it has not taken, and Contractor shall not take, any action that would violate, infringe or diminish any patent, copyright or other intellectual property right, including any intellectual property rights associated with any Company-Procured Equipment.

(b)           In case the Work (or any part thereof) or the ownership or operation of the Project (other than any Company-Procured Equipment) is held to infringe or violate any patent or copyright or other intellectual property right and the use of the Work (or part thereof) or the operation of the Project is restricted or prohibited as a result thereof, Contractor shall, at its sole cost and expense, at Contractor’s option, either procure for Company the right to continue using the Work (or part thereof), replace the same with non-infringing comparable substitute Work, or modify the Work (or part thereof) so that it becomes non-infringing (provided that such modification does not adversely affect the Work (or any part thereof)).

(c)           Contractor shall obtain and transfer to Company (i) title to all computer programs owned by Contractor that are generated in connection with or as part of the Work and that are necessary for the construction, operation and/or maintenance of the Plant (other than those connected with any Company-Procured Equipment which are furnished by the applicable supplier of the Company-Procured Equipment); (ii) in the case of computer programs owned by Contractor that are not generated in connection with or as part of the Work, but that are  necessary for the construction, operation and/or maintenance of the Plant, perpetual, fully-paid non-exclusive licenses to use such programs as necessary for the construction, operation and maintenance of the Plant; and (iii) in the case of computer programs generated or provided by third party vendors (such as Equipment suppliers) and not owned by Contractor, perpetual, fully-paid non-exclusive licenses to use such programs for the construction, operation and maintenance of the Plant as are provided by such third party vendors in the normal course of providing such Equipment, Materials or services and which are integral to the use of such Equipment, Materials or services (other than those connected with any Company-Procured Equipment which are furnished by the applicable supplier of the Company-Procured Equipment), together with all warranties related thereto.

Section 7.12	Contractor’s Representatives

(a)           Contractor shall employ one or more competent representatives, whose name or names and details of qualifications and previous experience shall have been provided to Company and Company’s Representative by Contractor, to manage the Work and who shall have Contractor’s authority in respect of all matters arising out of or in connection with this Contract and the Work.

(b)             Assigned Project Roster

(i)            Contractor shall designate a Construction Manager, Project Manager, a Project Engineer, and a Startup Manager for the Work, each of whom shall constitute a “Contractor Representative.” All natural persons assigned by Contractor to perform any of Contractor’s obligations shall be fully qualified to perform the tasks assigned them.

(ii)           At least one Contractor’s Representative shall be present on the Site during working hours and at all times the Work is in progress, and any orders or instructions which Company or Company’s Representative may give to the Contractor’s Representative shall be deemed to have been given to Contractor.

(iii)           Company shall have the right, in its sole discretion, to approve or disapprove, prior to their selection by Contractor, Contractor’s selections for Construction Manager, Project Manager, Project Engineer and/or Startup Manager.

(iv)           If Contractor intends to remove or change its Construction Manager, Project Manager, Project Engineer and/or Startup Manager assigned to the Work or reassign any such personnel to another project, Contractor shall give Company fifteen (15) days advance written notice of Contractor’s intentions. Company shall give due consideration to any request by Contractor to replace such persons and shall respond within fifteen (15) days to any such requests. Contractor shall not replace its Construction Manager, Project Manager, Project Engineer and/or Startup Manager assigned to the Work without the prior written consent of Company, which consent shall not be unreasonably withheld or delayed.

(c)           Company, provided it has reasonable grounds therefor, shall have the right to request the removal of any of Contractor’s personnel, any Contractor Representative or any person employed directly or indirectly by Contractor in the execution of the Work, which request Contractor shall promptly implement.

Section 7.13	Contractor’s and Subcontractor’s Personnel

With regard to the performance of the Work, Contractor shall, and shall cause each  Subcontractor to, only employ Persons qualified and permitted to perform the Work under Applicable Law. Contractor shall immediately remove from the Work, whenever requested by Company, any person considered by Company to be incompetent, insubordinate, careless, disorderly, in violation of restrictions on firearms, illegal drugs or intoxicating liquor, under the influence of illegal drugs or intoxicants, or in violation of any Company policy, and such person shall not again be employed in the performance of the Work herein or be allowed on the Site without the prior written consent of Company.

Section 7.14	Use of Premises and Trespassing

Contractor shall confine the storage of Non-Company Materials and Contractor Equipment to locations on or off the Site specifically identified as acceptable to Company and in accordance with all Applicable Law. Contractor shall, at all times, prohibit its staff, workers and all other persons employed directly or indirectly by Contractor or any Subcontractor on or off the Site from poaching or trespassing and any such person found so doing shall be removed forthwith from the Work and shall not be re-employed or allowed on the Site without the prior written consent of Company.

Section 7.15	Temporary Facilities

Contractor shall make provisions, at its cost, for all temporary facilities necessary for the construction of the Project, performance of the Work and the installation of the Equipment, including arrangements for the supply of telephone, office equipment, sanitary toilet facilities, compressed air and other services for the Work and shall provide and maintain all pipes, cables and services required for the operation of such temporary facilities.  Contractor shall provide and maintain on the Site office accommodations for itself and an office for Company personnel and Company’s Representative. Contractor shall also install and maintain, at its own cost and expense, a system of lighting to provide a reasonable degree of illumination over the area of its Work during performance of the Work. Contractor shall remove any of such temporary installations pursuant to the terms of this Contract.

Section 7.16	Contractor Deliverables

Contractor shall timely submit to Company the Contractor Deliverables in accordance with the Project Schedule.  In the case of those Contractor Deliverables which are subject to Company’s review, comment and approval, unless provided otherwise herein Company shall provide to Contractor its comments (including its approval or disapproval) within five (5) days of receipt unless such longer period is set forth in connection with a particular Contractor Deliverable.  If Company disapproves of a Contractor Deliverable, Contractor shall promptly correct the Contractor Deliverable and re-submit same to Company and the same process shall be repeated until the Contractor Deliverable is approved.  In no event shall the approval or disapproval of a Contractor Deliverable relieve Contractor of any responsibility or demonstrate any acceptance of Work by Company.  For the avoidance of doubt, this Section 7.16 shall in no way limit Contractor’s obligations with respect to Contractor Drawings and Manuals set forth in Article 15.

Section 7.17	Cooperation Between the Parties

The Parties are expected to be called upon to make decisions regarding matters not reasonably anticipated in order to meet their respective obligations under this Contract. In making such decisions, the Parties shall cooperate fully in all regards with the intent to improve the performance of the Work and reduce operating and maintenance and Cost impacts.

Section 7.18	Liens

Contractor shall not create, incur, assume or suffer to exist, directly or indirectly, any Lien on any of its property now owned or hereafter acquired in connection with the Work, or on any other aspect of the Work, other than the following:

(a)           Mechanics Liens relating to the Work supplied and performed by Contractor or by any Subcontractor that have not yet been paid in the ordinary course of business; and

(b)           Liens filed with respect to amounts payable to Contractor or any Subcontractor that are being disputed in good faith, provided that Contractor has posted a bond against such Liens with a bonding company or other surety reasonably acceptable to Company (each of the forgoing, a “Permitted Lien”).

Section 7.19	No Amendment of Project Documents; Additional Project Documents

Contractor shall not:

(a)           without the prior written consent of Company assign any of its rights or obligations to or under any Project Document;

(b)           compromise or settle any Claim against any Project Party or other Person if to do so would reasonably be expected to result in a Material Adverse Change; or

(c)           enter into any other material contract connected with the performance of the Work after the Effective Date (each, an “Additional Project Document”) that would reasonably be expected to result in a Material Adverse Change. Contractor shall deliver copies of all Additional Project Documents to Company within three (3) Business Days of the execution thereof.

Section 7.20	Records and Accounts; Audit Rights

Contractor shall, to the extent applicable, maintain all records and accounts in accordance with GAAP consistently applied and in Dollars in order to support any and all invoices, Claims and Disputes under this Contract. Contractor shall permit Company, upon reasonable prior notice and during business hours, to audit Contractor’s records and accounts to verify invoice amounts and to confirm any increases or decreases to the Contract Price and any Change Orders that are paid on a reimbursable basis excluding any portion that is represented as a fixed fee or multiplier.

ARTICLE 8

GENERAL OBLIGATIONS OF THE COMPANY

Section 8.1	Company’s General Obligations

(a)           Company’s general obligation hereunder is to pay the Contract Price, upon performance of Contractor’s obligations as provided in this Contract and in accordance with the Payment Schedule.

(b)           Company shall provide the Site and all necessary access thereto for the performance of the Work, all as specified and described in the Contract and Appendix G.

(c)           Additionally, Company shall:

(i)             keep Contractor informed as to the status of any governmental or regulatory or other activities undertaken by Company that would relate to the Plant or any Company Government Approvals and take corrective action related thereto, if necessary;

(ii)           comply with all Applicable Laws; and

(iii)           as applicable, maintain all records and accounts in accordance with GAAP consistently applied and in Dollars in order to support any and all invoices, Claims and Disputes under this Contract.

Section 8.2	Company Governmental Approvals

Company shall on a timely basis obtain the Company Governmental Approvals set forth in  Appendix B.  If Contractor considers that a Governmental Approval not contained in Appendix B must be obtained for the execution of the Work or operation of the Site or Project and which, as a result of the application of Applicable Law, can only be obtained by Company, Contractor shall immediately inform Company. If Company determines, in its sole discretion, that any additional Governmental Approval is required which can only be obtained by Company, Company shall use commercially reasonable efforts to obtain such Governmental Approvals.

Section 8.3	Operations and Maintenance Staff

Company shall, at no Cost to Contractor, provide operations and maintenance personnel as may be reasonably requested in advance by Contractor to assist in startup, commissioning and Performance Tests, which personnel shall be comprised of such number of full-time employees (“FTEs”) for such specified number of days as may be mutually agreed by the Parties.  Contractor shall provide Company with a schedule of necessary staff not less than one hundred twenty (120) days prior to the commencement of startup, commissioning and Performance Tests.  Company’s operations and maintenance personnel shall operate the Equipment under the direction of Contractor commencing with start-up, commissioning and the Performance Tests through Final Completion.   Company shall, at no Cost to Contractor, obtain technical assistance from the applicable supplier for installation, start-up, commissioning, and testing of the Company-Procured Equipment as agreed between Company and Contractor.

Section 8.4	Company’s Representative

Company shall, at no Cost to Contractor, appoint a Company’s Representative, who shall be authorized to act for the Company.  Contractor shall be entitled to proceed in accordance with instructions given by Company’s Representative; provided, however, that such appointment and direction shall not relieve Contractor of its responsibility and liability for its obligations under this Contract.

Section 8.5	Company-Procured Equipment Responsibility

Company shall, at no Cost to Contractor, obtain the Company-Procured Equipment, including applicable operating and service manuals and any related training, all in accordance with the applicable Company-Procured Equipment Purchase Agreements, the Specifications and the Project Schedule.

Section 8.6	Communications and Cooperation with Contractor

Company shall (i) respond to Contractor communications and all required submittals for comments and approvals in a timely manner in order to facilitate Contractor’s adherence to the Project Schedule, and (ii) provide reasonable cooperation, collaboration and coordination to and with Contractor, suppliers of Company-Procured Equipment under the Company-Procured Purchase Agreements and Persons responsible for the Company Area, Company-Provided Utilities and the International Station (including Persons responsible for scheduled interconnection work, the provision of back-feed power, natural gas fuel and water connections and the dispatch of testing power) during the term of the Contract through Substantial Completion in order to facilitate adherence to the Project Schedule and economical and efficient performance of the Work by Contractor in accordance with the Project Schedule and Specifications.

Section 8.7	Natural Gas

Companyshall, at no Cost to Contractor,  facilitate  the ingress and provision of natural gas fuel supply to the Site and the Plant.

Section 8.8	Company-Provided Utilities.

Company shall make available to Contractor at no Cost to Contractor the Company-Provided Utilities.

ARTICLE 9

WORKING ARRANGEMENTS

Section 9.1	Site Security

Contractor shall be responsible for Site security, as more fully set forth in the Specifications.  Without limiting the preceding sentence in this Section 9.1, Contractor shall be fully responsible for all Equipment (including Company-Procured Equipment in Contractor’s care, custody and control) and Materials.  Contractor shall maintain an up-to-date inventory of Equipment, Materials and tools on Site.  Contractor and Company shall have the right to demand identification and to search all Persons or vehicles entering or leaving the Site.  Contractor shall obtain permission from Company before entering restricted areas and Persons entering without consent shall be subject to removal.  Contractor shall be (i) liable for loss or damage to Equipment and Materials on the Site and (ii) responsible for maintaining Equipment and Materials in safe working order.

Section 9.2	Public and Private Roads and Rights-of-Way; Facilities; Access Route Matters

Contractor shall not, and shall cause its Subcontractors not to, damage, close, or obstruct any highway, road, bridge, or other public or private easement, except to the extent allowed by Governmental Approvals.  Contractor shall bear all costs and charges for special and/or temporary rights-of-way which Contractor may require, including those for access to the Site.  Contractor shall also obtain, at its sole risk and cost, any additional facilities outside the Site which it may require for the purposes of the Work.  If any highway, road, bridge or easement is closed, obstructed, damaged, or made unsafe by Contractor or any of its Subcontractors, Contractor shall, at its sole cost and expense, make such repair as necessary.  Without limiting the foregoing in this Section 9.2:

(a)           Contractor shall be responsible for any maintenance which may be required for its use of access routes;

(b)           Contractor shall provide all necessary signs or directions along access routes, and shall obtain any permission which may be required from the relevant Governmental Authorities for its use of such routes, signs and directions;

(c)           Company shall not be responsible for any Claims which may arise from the use of any access route by Contractor or any of its Subcontractors;

(d)           Company expressly disclaims the suitability or availability of particular access routes; and

(e)           All Costs or other Liabilities due to the non-suitability or non-availability of access routes for any use required by Contractor or its Subcontractors shall be borne by Contractor.

Section 9.3	Night, Weekend or Holiday Work

If Contractor determines that it is necessary to undertake Work at night, on weekends, or on holidays, and such Work is on the Site, Contractor shall provide Company’s Representative forty-eight (48) hours prior notice, unless the Work is necessary for the protection of life or property or for the safety of the Work, in which case Contractor shall immediately advise Company’s Representative. Such Work shall be performed in accordance with all Applicable Law, Governmental Approvals and any applicable consents, and without inconvenience to any other Person. Unless such night, weekend or holiday work is directed by Company, Contractor explicitly agrees and acknowledges that full consideration and payment for the satisfactory completion of the Work in accordance with this Contract includes all necessary labor hours inclusive of Work during night, weekends and holidays and explicitly agrees and acknowledges that Contractor shall (a) be responsible for all additional labor and other Costs associated with Work performed at night, on weekends or on holidays and (b) not request any Change Order as the result of the need to perform Work at night, on weekends or on holidays in order to complete the Work in accordance with this Contract and the Project Schedule.

Section 9.4	Avoidance of Noise and Disturbance; Good Neighbor Policy

All Work at the Site shall be carried out in such a way as to minimize noise and disturbance.  In performing the Work, Contractor, on a commercially reasonable basis, shall ensure residents, businesses and property adjacent to the Site are accorded treatment no less favorable than that customarily accorded by Company in the course of its business operations.

Section 9.5	Fencing, Protection, and Lighting

Contractor shall provide adequate safety barriers, signs, lanterns, and other warning devices and service to properly protect any Person having access to or near the Site. Contractor shall be solely responsible for any act of trespass or any damage to adjacent property resulting from or in connection with its operations or Work under this Contract.

Section 9.6	Uncovering Work

(a)           No material part of the Work shall be covered up or put out of view without the prior written consent of Company’s Representative. Contractor shall timely inform Company’s Representative and shall afford full opportunity for Company’s Representative to inspect any part of such Work which is about to be covered up or put out of view and to examine foundations before any part of the Work is placed thereon.

(b)           Contractor shall only uncover any part of the Work or make openings in or through the same as Company’s Representative may from time to time direct and shall reinstate and repair such part. The cost of such uncovering, repair or replacement shall be borne by Contractor unless: (i) such part is subject to a Change Order for a Required Change, or (ii) it was not reasonable to request the opening or uncovering given similar Defects in other parts of the Work, in which case the cost of uncovering, repair or replacement shall be borne by Company.

Section 9.7	Cleanup

Contractor shall keep the Site reasonably free from debris, trash and construction waste so as to permit Contractor to perform the Work efficiently, safely and without interfering with the use of adjacent land areas.  Upon Substantial Completion, Contractor shall remove all debris, trash, construction waste, Non-Company Materials, Contractor Equipment, machinery and tools arising from or connected with the Work, except as required in order to allow Contractor to complete the Final Punch List items provided that any such remaining items do not interfere with Company’s operation of the Plant.  In the event of Contractor’s failure within a reasonable time to comply with any of the foregoing, Company may, after written notice to Contractor of such failure, perform the cleanup and removal at the sole cost and expense of Contractor.

Section 9.8	Historical Artifacts

If any relics, items or structures with archaeological, geographical or historical value or any artifacts (including fossils, coins, articles of value or antiquity and any Native American relics) are discovered by Contractor or any of its Subcontractors in the performance of the Work, Contractor shall and shall cause its Subcontractors to leave said items undisturbed and shall immediately notify Company and await Company’s direction before proceeding with any Work in the vicinity. All such historical artifacts shall be deemed to be the property of Company and under no circumstances shall Contractor or any of its Subcontractors take possession of any item discovered.  If necessary, any Change to the Work, including any adjustment to the Project Schedule, necessitated by any such discovery shall be subject to Change Order as a Required Change.

ARTICLE 10

PROJECT SCHEDULE

Section 10.1	Project Schedule

A preliminary general project timetable is attached to this Contract (the “Project Schedule”), setting forth the Milestones, as Appendix J.  The Project Schedule indicates the Milestones that must be performed by Contractor (each, a “Milestone Date”) as provided by Contractor in accordance with the Contract, Specifications and the Work.  The Project Schedule shall be updated by Contractor, subject to Company’s prior written approval per Section 10.2, within one hundred and twenty (120) days after Company’s issuance of Full Notice to Proceed; provided, however, any such updates shall not alter the Critical Milestones and Guaranteed Substantial Completion Date.  The Project Schedule submitted to Company pursuant to this Section 10.1 shall be in form and substance acceptable to Company.

Section 10.2	Rejection of the Project Schedule

(a)           Company’s Representative shall have the right to reasonably reject, vary, amend, substitute or otherwise change the Project Schedule prior to approval thereof. Any such variation, amendment, substitution or other change (other than a rejection) shall be considered a Company-Proposed Change under Section 13.1.

(b)           If, under Section 10.2(a), Company’s Representative rejects any Project Schedule submitted by Contractor, Contractor shall, within seven (7) days of such rejection, submit four (4) copies of the final form of a revised Project Schedule, with the rejected items deleted or modified, for approval by Company’s Representative.

Section 10.3	Alterations to Project Schedule

Contractor shall not, without the prior written consent of Company’s Representative, make any alteration to the Critical Milestones set forth in the Project Schedule.

Section 10.4	Contractor’s Responsibility to Complete Milestones

Contractor shall undertake sole and complete responsibility to complete and to commit sufficient manpower and resources to ensure the timely completion of each Milestone.

Section 10.5	Rate of Progress

(a)           If notified by Company, in its reasonable opinion, that progress is too slow to meet the Project Schedule, Contractor shall demonstrate to Company that progress is adequate or promptly take steps to remedy or mitigate any likely delay at its own cost and as Company’s Representative may approve to remedy or mitigate the likely delay, including revision of the Project Schedule (subject to the agreement of Company).  Contractor shall not be entitled to any additional payment or additional Costs or any increase in the Contract Price for taking such steps.  Without limiting Company’s right to assert that a material breach of the Contract by Contractor exists for any other reason connected with Contractor’s failure to comply with this Section 10.5, a material breach of this Contract by Contractor shall be deemed to have occurred if on two (2) or more occasions Contractor has failed to take such steps as are reasonably necessary to adequately address a systemic problem in the performance of a particular aspect of the Work, the effect of which has been or is reasonably likely to cause a delay in the achievement of one or more Critical Milestones.

(b)           In addition to its rights under Section 10.5(a) or elsewhere in this Agreement, if Contractor is notified by Company that progress is too slow, Company may request that Contractor provide Company with supporting documentation, including a written report, describing in detail the methods that Contractor proposes to adopt to expedite progress and timely complete the Work, as contemplated herein.  Unless Company promptly notifies Contractor otherwise in writing, and provided further that Contractor has not demonstrated to Company that Contractor’s progress is adequate, Contractor shall adopt these revised methods, which revised methods may require increases in the working hours and/or in the number of Contractor’s personnel, Subcontractors, Equipment and/or Materials, at the sole risk and cost of Contractor.  If these revised methods cause Company to incur Liabilities, Contractor shall pay the full amount of any such Liabilities to Company, in addition to any Liquidated Damages that may be payable to Company hereunder.

Section 10.6	Progress Reports

(a)           Contractor shall submit to Company’s Representative on the fifteenth (15th) day of each month, two (2) copies of a progress report (“Progress Report”) in compliance with the requirements set forth herein and in the Specifications and in form as set forth in Exhibit N.

(b)           The Progress Reports submitted by Contractor shall, inter alia, specify in detail:

(i)             Contractor’s and all Subcontractors’ activities and progress on the Work completed to the date of such report, including a comparison of such progress to the Project Schedule;

(ii)            the status of all deliveries of Equipment and Company-Procured Equipment;

(iii)           any problem or circumstance (each, a “Project Problem”) encountered by Contractor during the preceding month (including the failure of Company to perform any Company obligations under the Contract or the inadequacy of any such performance by Company) which might (A) prevent Contractor from completing any Milestone by its Milestone Date, or (B) result in a Material Adverse Change;

(iv)           the estimated length of any delay and the estimated amount of any additional expenses, if any, which may be chargeable to Company hereunder, as a result of any Project Problem identified pursuant to this Contract, and to the best of Contractor’s knowledge, after due inquiry and analysis, the cause of any Project Problem specified pursuant to this Contract and the specific steps taken or proposed to be taken by Contractor to correct such problem; and

(v)           a forecast of the Work to complete the Project.

(c)           If Contractor fails to specify in writing any Project Problem (an “Unidentified Project Problem”) of which it has knowledge at the time with respect to a given monthly period in the appropriate Progress Report, Contractor shall not be entitled to rely on any such Unidentified Project Problem as a purported justification for either (i) claiming that it is entitled to receive any additional amounts pursuant to a Change Order or otherwise or (ii) failing to complete any Milestone by the specified Milestone Date, provided that such failure to identify the relevant Project Problem has, has had or is reasonably likely to have an adverse effect on Company or the performance of the Work as contemplated hereby.

(d)           The submission by Contractor of any Progress Report shall not alter, amend or modify Contractor’s or Company’s rights or obligations pursuant to this Contract, including the Contract Price nor shall the acceptance of any Progress Report by Company be deemed to be an acceptance of the Work reported to have been performed or that a Change Order may be warranted.

Section 10.7	Progress Meetings

Progress meetings will be held as provided in the Specifications.

ARTICLE 11

DELIVERY, SHIPPING, AND HANDLING OF MATERIALS AND EQUIPMENT

Section 11.1	Delivery Responsibility

Unless agreed otherwise by the Parties, Contractor shall be responsible for the safe delivery of all Materials and Equipment to the Site.  Contractor shall abide by the requirements of the Contract and the Specifications for delivery of major items of Equipment, or Materials to the Site and shall provide Company no less than thirty (30) days notice of the date on which any major item of Equipment or Materials will be delivered to the Site.  Contractor shall be responsible for the reception, unloading, storage and protection on Site of all Equipment or Materials delivered for the purposes of this Contract, including (unless agreed otherwise by the Parties with respect to such item of Company-Procured Equipment) all Company-Procured Equipment.

Section 11.2	Packing

Contractor shall ensure that the Equipment and Materials are suitably packaged for international and/or domestic shipment, as the case may be, and shipped (with Contractor assuming all risk, liability and responsibility, financial or otherwise, until Substantial Completion).  Contractor shall become knowledgeable of transportation conditions and observe all Applicable Laws with regard to the foregoing.  All Equipment, Materials or components thereof shall be identified with Company’s equipment number or tag number, if required by the Specifications.  All shipping shall be in accordance with the Contract and the Specifications.

ARTICLE 12

CONTRACTOR EQUIPMENT

Section 12.1	Contractor Equipment

Contractor shall, within thirty (30) days after the Effective Date, provide to Company an indicative list of Contractor Equipment and Non-Company Materials that Contractor intends to use on the Site, which shall be updated from time to time during the carrying out of the Work and which shall be available for inspection by Company’s Representative.

Section 12.2	Contractor Equipment on Site

All of the Contractor Equipment and Non-Company Materials shall, when brought on to the Site, be deemed to be exclusively intended for the execution of the Work.  Contractor shall be liable for loss or damage to any Contractor Equipment and Non-Company Materials while they are at the Site.  Contractor shall be responsible for maintaining Contractor Equipment and Non-Company Materials on the Site in safe working order.

Section 12.3	CTG Matters

Contractor, in connection with the CTGs, shall (a) prepare the Site laydown area in time for the CTGs’ delivery and storage at the Site, (b) receive the CTGs at the Site laydown area, and (c) store the CTGs in accordance with the CTGs’ supplier’s requirements.

ARTICLE 13

CHANGE ORDERS

Section 13.1	Changes and Change Orders

(a)           From time to time circumstances may arise which justify a Change.

(b)           No Change shall be effective unless authorized by Company by issuance of a Change Order pursuant to the provisions of this Article 13.

(c)           Company shall, when reviewing each Contractor-Proposed Change and determining the nature and extent of any Change Order issued in accordance with this Article 13, consider in detail the following information:

(i)             the factors necessitating or the basis for the proposed Change;

(ii)            The nature, scope and extent of the Change, including any additions to or deletions from the Work;

(iii)           The effect, if any, of the Change on the Project Schedule, any Critical Milestone, the Guaranteed Substantial Completion Date or the completion of any Final Punch List items, as applicable;

(iv)           The effect, if any, of the Change on the amount of the Contract Price; and

(v)            Such other information as may reasonably be necessary for the implementation of the Change Order, including the effect on any other provisions of this Contract.

(d)           All requests for a Change Order shall be made in a form substantially similar to the form attached hereto as Exhibit O which shall address, to the extent required, all of the matters applicable to such request under this Article 13 (each, a “Change Order Request”). Company shall, in the case of a Company-Proposed Change or, if it elects to do so, in the case of a Contractor-Proposed Change, and in all events in the case of a Required Change, thereafter issue a Change Order substantially similar to the form attached hereto as Exhibit P, which shall be signed by both Parties.

(e)            If Company desires to request a Company-Proposed Change, it shall communicate in writing to Contractor via a Change Order Request its requested Change. Contractor shall promptly review the Company’s Change Order Request and shall notify Company in writing within ten (10) days after receipt of the options for implementing the proposed Change (including, if possible, any option that does not involve an increase in the Contract Price or extension of the Project Schedule), and the effect, if any, each such option would have on the Contract Price or the Project Schedule.  After consideration of such information from Contractor, Company may, but shall not be obligated to, issue a Change Order in accordance with the option the Company selects.  For the avoidance of doubt, Contractor shall be required to implement any and all Company-Proposed Changes if Company elects to proceed with such any such Change (subject to Section 13.2).

(f)            If Contractor (i) desires to request a Contractor-Proposed Change or (ii) believes a Required Change is warranted, it shall in either case communicate in writing to Company via a Change Order Request the Contractor-Proposed Change or Required Change.  Any request by Contractor for a Change Order under this Section 13.1(f) shall be delivered to Company in writing as soon as reasonably practicable and in any event within ten (10) days after Contractor becomes aware of the circumstances which it believes necessitates or warrants a Change. In no case shall Contractor be entitled to recover Costs via a Change Order in connection with conditions that give rise to such Change Order arising prior to the date on which Contractor submits the Change Order Request, except as otherwise included in an agreed-upon Change Order.

(g)           Contractor shall be entitled to the issuance of Change Orders pursuant to this Article 13 in connection with any circumstances which constitute a Required Change; provided that Contractor shall have in all cases use or have used commercially reasonable efforts to mitigate potential delays to the Project Schedule and potential increases to the Contract Price (the cost of such mitigation efforts to be addressed in any applicable Change Order).

(h)           No circumstances will constitute grounds for a Change Order unless and to the extent that the Costs of such Change Order are in excess of Three Thousand Dollars ($3,000).   The foregoing limitation shall not apply to the extent that the activities that are the subject of separate Change Orders, one or more of which is below Three Thousand Dollars ($3,000), would, consistent with Prudent Industry Practices, the nature of the activities and the events giving rise to such Change Orders, have been the subject of a single Change Order.

(i)            Unless agreed otherwise by the Parties, the amount of a Change Order shall be equal to (i) the Costs of Contractor (labor, materials, and out-of-pocket expenses, etc.) to perform the work associated with the Change, plus (ii) a fee to be agreed upon by the Parties, plus (iii) solely in the case of a Company-Proposed Change, the Costs incurred by Contractor in preparing an estimate or proposal in connection with the work associated with such Change, which Costs shall be reimbursed by Company to Contractor without regard to whether the Company-Proposed Change results in a Change Order.  Any such amounts that are paid on a cost reimbursable basis will be subject to audit by Company upon reasonable prior notice except for the fee portion thereof.

Section 13.2	Continued Performance Pending Resolution of Disputes

If the Parties are in dispute on a request for a Change Order, Contractor shall, pending resolution of such dispute, nevertheless continue to perform work per the Change Order if it is a Change Order pursuant to a Required Change or Company-Proposed Change, unless Company directs Contractor not to proceed and provided that Contractor has been paid on a current basis for undisputed Work and for disputed Work which has been ordered to be paid through the dispute resolution procedures of this Contract.

Section 13.3	Preservation of Schedule and Contract Price

Where any proposed Change or Change Order Request may give rise to an extension of any of the Project Schedule or an increase in the Contract Price, Company reserves, in its sole discretion and to the extent reasonably practicable, the right to require Contractor to vary, amend or effect such other Change to the Work in such a manner as will mitigate or avoid the requirement for such extension of time or increase in price.

ARTICLE 14

COMPANY-PROCURED EQUIPMENT

Section 14.1	Contractor Responsibilities with respect to Company-Procured Equipment

(a)           Contractor (i) acknowledges and agrees that Company will furnish certain Company-Procured Equipment in connection with the Project and (ii) will cooperate with Company in the receipt and installation of the Company-Procured Equipment.  In connection with the Company-Procured Equipment Purchase Agreements, Contractor will assist Company with Company’s efforts to manage the suppliers in the fulfillment of their respective obligations under the applicable Company-Procured Equipment Purchase Agreements to the extent the supplier’s performance of specific obligations thereunder is connected with Contractor’s performance of Work under this Contract and/or identified on the Project Schedule as an item for which coordination between the Contractor and the supplier is warranted.  Contractor has reviewed and is familiar with the Company-Procured Equipment Purchase Agreements associated with Company’s purchase of Company-Procured Equipment, and shall, in connection with the cooperation and assistance contemplated in this Section 14.1(a), coordinate and oversee the performance by the suppliers of such Company-Procured Equipment of their respective obligations under the Company-Procured Equipment Purchase Agreements pursuant to and in accordance with the scope of Work.  Contractor shall use commercially reasonable efforts consistent with Prudent Industry Practice in connection with its coordination and oversight activities set forth in the preceding sentence.

(b)           Without limiting the generality of Section 14.1(a), in performing its responsibilities under this Section 14.1, Contractor shall:

(i)             receive from Company copies of all communications from the supplier under the applicable Company-Procured Equipment Purchase Agreement;

(ii)            make arrangements for unloading and, if applicable, delivery of all Company-Procured Equipment at the Site or applicable storage location, including scheduling delivery;

(iii)           keep Company apprised of any issues that arise that may affect the supplier’s ability to meet or fulfill any schedule, milestones, performance guarantees or other obligations or that may give rise to change or similar adjustment under the applicable Company-Procured Equipment Purchase Agreement;

(iv)           take all actions necessary with respect to storage and safeguarding after receipt of the Company-Procured Equipment to preserve the manufacturers’ or suppliers warranties and performance guarantees under the applicable Company-Procured Equipment Purchase Agreement;

(v)           facilitate access to the Site and any other actions required of Company in order for the supplier to perform its duties under the applicable Company-Procured Equipment Purchase Agreement, including (to the extent applicable) delivery of any Company-Procured Equipment within the milestones specified in the Company-Procured Equipment Purchase Agreements and/or performance testing of the Company-Procured Equipment;

(vi)           monitor the work of the suppliers’ representatives, employees and contractors at the Site;

(vii)          not take any action or fail to take any action which would reasonably be expected to materially interfere with the applicable supplier’s ability to perform its obligations under the Company-Procured Equipment Purchase Agreements; and

(viii)         not take any action or fail to take any action which would reasonably be expected to void or interfere with the applicable supplier’s warranty obligations or performance guarantees under the Company-Procured Equipment Purchase Agreements.

(c)           Contractor shall have no authority and shall take no action to purport to agree to any amendments or changes to any Company-Procured Equipment Purchase Agreement, declare a default under any Company-Procured Equipment Purchase Agreement, terminate any Company-Procured Equipment Purchase Agreement, waive or release any material right or interest of Company under any Company-Procured Equipment Purchase Agreement or to declare that the equipment, materials and services supplied under any Company-Procured Equipment Purchase Agreement are accepted by Company as conforming to such Company-Procured Equipment Purchase Agreement.

(d)           In performing its duties under this Article 14, Contractor is assuming no obligation and shall have no duty to make any of the payments required of Company or otherwise perform any of Company’s obligations under any Company-Procured Equipment Purchase Agreement, nor shall Contractor be responsible for any failure of a supplier to perform any of its obligations under the applicable Company-Procured Equipment Purchase Agreement.  The Parties further understand and agree that Company shall have the sole right and responsibility to make final decisions with respect to any material matters, disputes or issues that may arise between a supplier and Company under any Company-Procured Equipment Purchase Agreement.  Company and Contractor shall cooperate and coordinate with respect to any communications and instructions to any suppliers providing Company-Procured Equipment in regard to such supplier’s performance under the applicable Company-Procured Equipment Purchase Agreement, provided that Company shall have the ultimate authority in regard to all such communications and decisions as to any Company-Procured Equipment Purchase Agreement.

(e)           Without limiting Contractor’s obligations in Section 14.1(1)(f) and subject to Builder’s All-Risk insurance being in effect pursuant to Article 26 that insures Company-Procured Equipment against loss or damage and names Contractor as an additional ensured, Contractor shall assume care, custody and control of Company-Procured Equipment once it has been delivered to the Site and shall make good at Contractor’s own Cost any loss or damage arising from Contractor’s or any of its Subcontractors’ acts or omissions that may occur to such equipment from the date of delivery until the Substantial Completion Date. Contractor shall also be responsible for loss or damage thereto arising from Contractor’s or any of its Subcontractors’ acts or omissions in the course of any Work carried out under the Project Documents and any other contract connected with the performance of the Work to which Contractor or any of its Subcontractors is a party or in connection with the Project after Substantial Completion until Final Completion and related to or connected with any Work or activities performed by Contractor or any of its Subcontractors.

(f)            Notwithstanding anything else herein to the contrary, if, as the result of an act or omission of Contractor or any of its Subcontractors:

(i)             Company-Procured Equipment is physically damaged or its performance impaired, Contractor shall repair or replace, at Contractor’s cost, the Company-Procured Equipment to the extent such damage or impairment arises from any such act or omission;

(ii)            any performance-based liquidated damages that would have otherwise been due to Company from a supplier under a Company-Procured Equipment Purchase Agreement are not otherwise payable to Company and the repair and/or replacement contemplated in Section 14.1(f)(i) fails to reinstate the supplier’s original performance guarantees connected with such Company-Procured Equipment (or any applicable property loss insurance does not fully compensate Company for the Costs of fully reinstating such original performance guarantees), Contractor shall at its option and in its sole discretion (i) pay to Company the additional Costs associated with fully reinstating such performance guarantees or payment rights, or (ii) make such liquidated damage payments to Company using the same measure or calculation utilized for such payments in the applicable Company-Procured Equipment Purchase Agreement;

(iii)           any warranty benefit or right relating to equipment purchased under a Company-Procured Equipment Purchase Agreement is impaired, reduced or eliminated (other than items addressed in Sections 14.1(f)(i)-(ii)), Contractor shall at its option and in its sole discretion, to the extent any applicable property loss insurance does not fully compensate Company for the Costs of fully reinstating such warranty benefit or right under such Company-Procured Equipment, (i) pay to Company the additional Costs associated with fully reinstating such warranty benefit and/or right with the applicable supplier, or (ii) assume directly the obligation to provide such warranty benefit and/or right on the same terms and conditions as provided by the supplier of the Company-Procured Equipment.

(iv)           For the avoidance of doubt, Contractor shall have no liability for any liquidated damages under Section 14.1(f)(ii) that in the absence of any act or omission of Contractor would nevertheless not have otherwise been due to Company from the supplier under the applicable Company-Procured Equipment Purchase Agreement.

ARTICLE 15

DRAWINGS

Section 15.1	Contractor’s Use of Company’s Drawings

Contractor may use Company’s drawings only for fulfilling Contractor’s obligations under this Contract. Company’s drawings, specifications and other information submitted by Company to Contractor shall remain the property of Company.  Such materials shall not, without the written consent of Company, which consent may be withheld in Company’s sole discretion, be used, copied or communicated by Contractor to any Person other than Contractor, unless necessary to fulfill the purposes of this Contract, and then pursuant to a full reservation of rights in Company.  Company makes no representations or warranties as to the accuracy, completeness or suitability of Company’s drawings and Contractor shall not rely on Company’s drawings.

Section 15.2	Contractor Drawings and Manuals

(a)           Following receipt and approval of the Project Schedule, Contractor shall prepare a Contract documentation and drawing list identifying those key data, calculations (as required for regulatory purposes and any Governmental Approvals or third party consents), drawings, technical specifications and concepts required for review for conformance with this Contract and shall provide a copy of such list to Company within ninety (90) days after receipt and approval of the Project Schedule pursuant to Article 10.

(b)           Contractor shall, within the time detailed in the Project Schedule or elsewhere in this Contract, submit Contractor Drawings and Manuals to Company’s Representative in hard copy and electronic form (the specific form of which shall be agreed to by the Parties).

(c)           Contractor shall cause to be set forth in Contractor Drawings and Manuals provided to Company such information as is required to operate and maintain the Work, including to the extent applicable, recommended operating and maintenance procedures, system descriptions, product catalogs, drawings, design sheets, specifications, logic diagrams, maintenance and instruction sections, spare parts lists, any vendor-supplied training documents, and current heat balances.  Contractor Drawings and Manuals shall be (i) prepared in accordance with the Specifications; (ii) when completed, in sufficient detail to accurately represent the Project as constructed; and (iii) maintained and be available, with up-to-date drawings, specifications and design sheets, for the Training.

(d)           Contractor shall supply additional copies of Contractor Drawings and Manuals (including calculations) in the form and numbers stated in this Contract. Without waiver of or prejudice to any rights of Company, Contractor shall bear all risk in relation to its performance of Work arising from or in relation to all Contractor Drawings and Manuals (including calculations).

(e)           Contractor shall at all times keep a copy of the most recent version of the Contractor Drawings and Manuals at Contractor’s office on the Site to be made available for Company’s review.  In addition, Contractor shall provide and make available to Company electronic versions of Contractor Drawings and Manuals accessible by Company through a file transfer protocol site to be maintained by Contractor.

Section 15.3	Consequences of Drawings and Manuals Not in Accordance with Contract

Any Contractor Drawings and Manuals (including calculations) which Company’s Representative identifies as not being in accordance with this Contract shall be modified and resubmitted by Contractor in accordance with this Contract without delay and without cost to Company.

Section 15.4	Drawings Submitted

Contractor shall not deviate from Contractor Drawings and Manuals submitted to and accepted by Company or issued by Contractor as approved for construction, except with the prior written consent of Company, which consent shall not be unreasonably withheld or delayed. Notwithstanding the foregoing in this Section 15.4, Contractor may make minor deviations in order to accommodate the economical and timely performance of the Work, and to enhance safety and quality outcomes, provided that such minor deviations do not affect the Contractor’s compliance with this Contract and the Specifications.  Any such deviations will be incorporated into the final version of the drawings delivered to Company.

Section 15.5	Inspection of Drawings

Contractor shall maintain and provide to Company’s Representative from time to time or upon request a complete list of Contractor Drawings and Manuals identifying which drawings are approved for construction. Company shall have the right at all reasonable times to inspect all drawings of any part of the Work.

Section 15.6	Operations and Maintenance Manuals and As-Built Drawings

(a)           Contractor shall deliver to Company’s Representative one (1) set of preliminary operations and maintenance manuals for the Work (“Operations and Maintenance Manuals”) sufficiently complete and sufficiently in advance of the Guaranteed Substantial Completion Date such that (i) the Plant and Equipment may be safely commissioned and (ii) prior to Substantial Completion, the Company’s personnel may be properly trained pursuant to Section 7.9.  Contractor shall, at its sole cost and expense, continuously update such manuals so that, as of the Substantial Completion Date, the Operations and Maintenance Manuals are substantively in their final form with any amendments made as necessary.

(b)           Upon Substantial Completion, Contractor shall supply to Company one (i) copy of the Operation and Maintenance Manuals and drawings marked to show as-built conditions of the Work in such detail as to enable Company to operate, maintain, dismantle, reassemble, adjust and repair all parts of the Work (“As-Built Drawings”).  Upon Final Completion, Contractor shall supply to Company three (3) copies of the final Operations and Maintenance Manuals and As-Built Drawings plus five (5) CD-ROMs incorporating any changes made during testing and/or commissioning of the Work.  Any modifications to Contractor Drawings and Manuals, including the Operations and Maintenance Manuals and As-Built Drawings made necessary as a consequence of any Final Punch List items or modifications to the Work shall be issued as addenda to the applicable Contractor Drawings and Manuals within sixty (60) days following completion thereof.

(c)           All final Operations and Maintenance Manuals and As-Built Drawings shall be in such detail as to enable Company to operate, maintain, dismantle, reassemble, adjust and repair all parts of the Work. If this Contract is terminated for Contractor Default, Contractor shall provide to Company such information as is reasonable and necessary for Company to complete, use and maintain the Work, including copies and drafts of Contractor’s Drawings and Manuals.

(d)           If this Contract is terminated by Company for convenience, Contractor shall provide to Company such drafts of Contractor’s Drawings and Manual in whatever state of completion exists at the date of such termination.

(e)           The provision by Contractor of the final Operation and Maintenance Manuals and As-Built Drawings in accordance with the provisions of this Section 15.6 shall be identified as a Critical Milestone in the Project Schedule.

Section 15.7	Company’s Use of Drawings

(a)           Contractor Drawings and Manuals and other Contractor Deliverables created by Contractor for purposes of designing, developing, constructing, commissioning and operating the Project constitute “work made for hire” and shall become the property of Company, and Contractor hereby transfers and assigns title to such Contractor Drawings and Manuals and other Contractor Deliverables to Company.

(b)           Contractor Drawings and Manuals and information supplied by Contractor that are not created by Contractor specifically for or in connection with the Project, but that are necessary or useful for the operation and maintenance of the Project, the Work or any portion of them, may be used by Company for the purposes of completing, maintaining, operating, improving, adapting, renewing, enlarging, dismantling, re-assembly, adjusting and repairing the Work, and for any other legal purpose, pursuant to the license granted in Section 15.7(c).

(c)           Contractor grants to Company an irrevocable, perpetual, royalty-free license to use all Contractor Drawings and Manuals and information described in Section 15.7(b) for the purposes stated therein and Contractor shall provide Company with copies of such Contractor Drawings and Manuals and information upon request.

Section 15.8	Errors in Drawings Supplied by Contractor

(a)           Contractor shall be responsible for the accuracy, completeness and suitability of all Contractor Drawings and Manuals submitted to Company in connection with the Work. Notwithstanding Company’s inspection or approval of Contractor Drawings and Manuals, Contractor shall not be relieved of any liability under this Contract in connection therewith and shall be responsible for any errors, omissions or discrepancies therein.  Contractor shall, at its sole cost and expense, carry out or cause to be carried out any alterations or remedial work necessitated by such errors, omissions or discrepancies for which it is responsible and shall modify the Contractor Drawings and Manuals accordingly.

ARTICLE 16

SUSPENSION OF WORK, DELIVERY OR ERECTION

Section 16.1	Order to Suspend

(a)           Company may, at its sole option, upon not less than seven (7) days’ prior written notice to Contractor, suspend at any time the performance of all or any portions of the Work, including delivery of a component of the Work or erection of any portion of the Work that has been delivered to the Site.  Such notice shall specify the length of time that Company anticipates the Work shall be suspended.

(b)           If the Work is suspended for a period of more than one hundred and eighty (180) days pursuant to notice given under Section 16.1(a), Contractor may terminate this Contract by thirty (30) days’ written notice to Company unless the suspension is lifted within such thirty (30) day period.  Any such termination shall be treated as a Voluntary Termination by Company as set forth in Section 29.1(b).

(c)           In the event of such suspension, Contractor shall, unless the notice requires otherwise:

(i)             Discontinue the Work on the date and to the extent specified in the notice;

(ii)            Place no further orders or subcontracts for Equipment, Materials or services with respect to the suspended Work, other than to the extent required in the notice; and

(iii)           Promptly make every reasonable effort to obtain suspension, upon terms reasonably satisfactory to Company, of all orders, subcontracts and rental agreements to the extent they relate to performance of the Work suspended.

(d)           Unless otherwise instructed by Company in writing, Contractor shall during any suspension affecting the progress of the Work on Site, maintain its staff, labor and Equipment and Materials on or near the Site ready to proceed with the Work upon receipt of the further instructions of Company.

(e)           If Company desires to extend the period of suspension for a longer time than that specified in the original notice given by Company, Company shall so notify Contractor in writing and the same procedures described in Article 10 shall be followed to determine whether to extend the suspension and the amount of the Costs which shall be incurred as a result of any such extension, and any such extension shall be effected via a Change Order as a Company-Proposed Change.

Section 16.2	Protection of Work

(a)           Contractor shall, during such suspension, store, preserve, protect and otherwise secure each of the Work, Equipment, Materials and the Plant.

(b)           If Company is unwilling or unable to receive any of the Equipment as a result of a suspension by Company under Section 16.1, Contractor shall, upon written notice to Company and providing Company reasonable opportunity to designate a mutually acceptable destination, place such Equipment in storage. If any Equipment is placed into storage pursuant to this provision, delivery thereof shall not be deemed to occur until such Equipment is delivered to the Site or Company has notified Contractor that it is prepared to accept delivery at some other location.

Section 16.3	Resumption of Work

(a)           Following any suspension by Company under this Article 16, after receipt of written notice to resume progress of the Work from Company, Contractor shall examine the Work affected by the suspension.  Contractor shall, within twenty-one (21) days after receipt of notice to resume the suspended Work, submit to Company a written report detailing any deterioration, nonconformities and losses to the Project or any portion thereof and a Change Order Request related to such damages, losses, deterioration and any other costs associated with the suspension, including reasonable standby charges and storage and demobilization costs. Company shall respond to the Change Order Request and issue a Change Order pursuant to Article 13, which Change shall be a Required Change.

(b)           Contractor shall (i) in accordance with the applicable Change Order, correct, repair or replace any deterioration to, nonconformity in or loss of the Work that occurred during the suspension; provided, however, that no Change Order shall be required or issued for any deterioration, nonconformity or loss resulting from Contractor’s negligence or non-compliance with this Contract during the period of suspension; and (ii) promptly resume performance on the suspended Work to the extent required by the notice.

(c)           Company shall have the right, upon reasonable advance written notice to Contractor, to inspect and audit Contractor’s books and records in order to verify the accuracy of and to determine the amount of any cost-based reimbursement associated with any suspension of the Work.

ARTICLE 17

PERFORMANCE TESTING

Section 17.1	Performance Tests

(a)           Contractor shall conduct or cause to be conducted tests to demonstrate compliance with the Performance Guarantees (collectively, the “Performance Tests”) as soon as practicable in accordance with the Specifications and procedures and protocols set forth in Appendix F to this Contract and any other tests, procedures and protocols developed by the Parties.

(b)           In accordance with this Contract, Contractor shall coordinate with Company and other Persons with whom Company has contracted to provide Company-Procured Equipment to ensure any performance testing to be performed by such Persons is performed in accordance with such Company-Procured Equipment Purchase Agreements.

(c)           Unless a different timeframe is required pursuant to the terms of any Company-Procured Equipment Agreement, Contractor shall give Company at least ninety (90) days’ prior notice of the date on which the first Performance Tests will begin and at least five (5) days’ prior notice of a change in the Performance Test schedule.  Company may request that Contractor conduct the Performance Tests at another time more convenient to Company, which request shall set forth the reasons therefor, and Contractor shall abide by such request.  Contractor shall be entitled to a Required Change in the event any such adjustment in the Performance Test schedule results in additional Costs to Contractor.

Section 17.2	Minimum Performance Guarantees

(a)           Contractor shall conduct the Performance Tests in accordance with this Contract and, as a condition of Substantial Completion, shall, subject to the Company-Procured Equipment performing in accordance with the minimum performance guarantees and other minimum performance requirements set forth in the applicable Company-Procured Equipment Agreement (unless the failure of the Company-Procured Equipment to do so is attributable to an act or omission of Contractor), demonstrate that the Guaranteed Noise Level, Maximum Guaranteed BOP Load and the Reliability Guarantee (collectively, the “Minimum Performance Guarantees”) have been met. If the Minimum Performance Guarantees are not met, either in whole or in part, Contractor shall, at its sole cost and expense, make such changes, modifications or additions to the Plant or any part thereof as may be necessary to achieve the Minimum Performance Guarantees.  Contractor shall notify Company upon completion of the necessary changes, modifications or additions, and Contractor shall repeat the Performance Tests as necessary until the Minimum Performance Guarantees have been met.

(b)           The failure to meet any of the Minimum Performance Guarantees within ninety (90) days after the Guaranteed Substantial Completion Date shall constitute a material breach of this Contract.

(c)           Nothing contained in this in this Section 17.2 shall relieve Contractor of Contractor’s obligation to pay Liquidated Damages under this Contract in the event of failure to achieve the BOP Load Guarantee.

Section 17.3	Cost and Direction

(a)           Except as set forth in Article 14 with respect to Company-Procured Equipment, the Performance Tests shall be conducted by and under the direction and at the Cost of Contractor.  Company will cooperate with Contractor’s reasonable requests in connection with the Performance Tests.

(b)           Other than those items and services that are the obligation of Company to furnish pursuant to Article 8, Contractor shall provide all Equipment, Materials, consumables, and stores, and all personnel necessary to supervise startup and the conducting of the Performance Tests and shall provide all necessary technical assistance and advice in connection with the Performance Tests.  Unless agreed to otherwise by the Parties, Contractor shall not use Company personnel in excess of the normal contingent of Plant operations staff to operate the Plant during the Performance Tests.  During the Training and the Performance Tests, Company’s operating personnel shall work under the technical direction and instruction of Contractor and Contractor shall be responsible for the accuracy of its instructions/directions provided to Company’s operating personnel.  To the extent reasonably practicable and otherwise feasible without additional expense under the Company-Procured Equipment Purchase Agreements and subject to Section 17.1(c), Contractor shall conduct its Performance Tests at the same time performance tests are conducted on Company-Procured Equipment.

Section 17.4	Company’s Right to Validate

In connection with the performance of this Contract by Contractor, Company personnel, including Company’s Representative, shall have the right and opportunity to be present and observe the Performance Tests and shall have the right and opportunity in advance or during the Performance Tests to inspect and validate all meters, meter readings and other pertinent data necessary to verify the results of the Performance Tests. Company shall provide reasonable notice to Contractor of any such observation and inspection, including the specific information desired and method of obtaining such information. Contractor and Company shall coordinate such observation, inspection and validation so as not to interfere with the Performance Tests yet provide for a verifiable result.

Section 17.5	Test Energy

Company and ML&P shall have the exclusive right to all Energy generated by the Plant during any Performance Tests.

Section 17.6	Test Reports

(a)           Contractor shall deliver to Company a written preliminary test report, including the test data sheets and calculated results for each Performance Test or retest (the “Preliminary Performance Test Report”), promptly after completion of each Performance Test, together with a notice to Company certifying completion of the Performance Tests in accordance with this Contract and results of such Performance Tests.  Promptly after receipt of such Preliminary Performance Test Report, Company and Contractor shall consult concerning the results of such tests, and within three (3) days thereafter, Company shall (i) state it concurs with the results of the Performance Tests or (ii) state it disputes the results of the Performance Tests and provide the reasons therefor.

(b)           Within fifteen (15) days following completion of all Performance Tests, Contractor shall provide to Company a written final test report, including test data sheets and calculated results of each Performance Test or retest (the “Final Performance Test Report”) and a final notice to Company certifying completion of the Performance Tests. Within fifteen (15) days of receipt of such documentation from Contractor, Company shall either (i) accept the Performance Test results or (ii) state it disputes the results of the Performance Tests and provide the reasons therefor.  If Company disputes the accuracy of the Performance Tests results in the Final Performance Test Report, then Contractor shall re-perform the applicable Performance Tests (or part thereof) in accordance with the procedures set forth in Appendix F.  If the results of the re-test confirm the accuracy of the initial tests, then Company shall pay the increased costs directly resulting from the re-test.  If the results of the re-test do not confirm the accuracy of the initial test, then Contractor shall pay for the costs of the re-test and any subsequent tests necessary to confirm compliance with all Performance Guarantees.

Section 17.7	Duty to Advise of Defects, Errors and Omissions in the Work

Contractor shall advise Company promptly upon Contractor becoming aware of or gaining knowledge of or receiving notice of any design, engineering, manufacturing or other Defect, error or omission that might affect the Work and its operability, operational life and maintenance.  Contractor shall provide documentation of such Defect, error or omission, along with a description of the action taken or required to be taken to remedy such Defect, error or omission.

ARTICLE 18

DEFECTS BEFORE TRANSFER OF POSSESSION AND CONTROL OF WORK

Section 18.1	Identification of Defects

(a)           If, prior to Substantial Completion, Company’s Representative, at any time: (i) determines, in its sole discretion, that any Work done or Equipment or Materials used by Contractor or any Subcontractor is or are non-conforming, defective or otherwise not in accordance with this Contract, or that any part thereof is nonconforming, defective or does not fulfill the requirements of this Contract, (each, a “Defect”), and (ii) as soon as reasonably practicable notifies Contractor of said decision, specifying particulars of the Defect(s) alleged and of where the same are alleged to exist or to have occurred, then Contractor shall with all speed, at its sole cost and expense, remedy the Defects so specified.

(b)           If Contractor fails to remedy such Defect within a reasonable time or such Defect requires prompt action as a result of an emergency situation existing at the Site,  Company may take such action at the sole cost, risk and expense of Contractor, provided that it does so in a reasonable manner and notifies Contractor of Company’s intention to do so as soon as reasonably possible. All Costs (provided that such Costs comprised of Company’s internal Costs exclude any mark-up for allocated overhead (including general and administrative expenses) in excess of five percent (5%)) incurred by Company in connection therewith shall be deducted from the Contract Price or immediately paid by Contractor to Company.  Contractor agrees to pay Company for any Costs (provided that in the case of Costs comprised of Company’s internal Costs, such Costs exclude any mark-up for allocated overhead (including general and administrative expenses) in excess of five percent (5%)), expenses or other charges incurred by Company if Company elects to proceed to do the Work in accordance with this Section 18.1.

Section 18.2	Replacement of Defects

(a)           All Equipment and/or Materials furnished or Work done by Company to replace defective Equipment or Materials shall comply with this Contract and shall be obtained at reasonable prices and where reasonably practicable under competitive conditions. Contractor shall be entitled at its own expense to remove and retain all defective Equipment or Materials that Company may have replaced.  Nothing in this Article 18 shall prejudice any other rights and/or remedies of Company under this Contract that may arise as the result of any Defect, including the exercise by Company of its rights and/or remedies connected with Contractor Default.

ARTICLE 19

SUBSTANTIAL COMPLETION, FINAL COMPLETION,
AND TRANSFER OF CARE, CUSTODY AND CONTROL

Section 19.1	Substantial Completion

(a)           Contractor shall notify Company when the Work meets the Substantial Completion Criteria and shall provide with such notice a certificate of an authorized officer of Contractor certifying that the Substantial Completion Criteria have been met and the date thereof (such notice and certificate, the “Request for Substantial Completion”).

(b)           Within five (5) days after receipt of the Request for Substantial Completion, Company shall either: (i) reject such Request for Substantial Completion and refuse to issue a notice acknowledging Substantial Completion (the “Notice of Substantial Completion”) and state which Substantial Completion Criteria Contractor failed to achieve; or (ii) accept the Request for Substantial Completion as given and issue the Notice of Substantial Completion with Substantial Completion deemed to occur on the date (the “Substantial Completion Date”) set forth in said Request for Substantial Completion.

(c)           If Company rejects the Request for Substantial Completion, Contractor shall promptly provide to Company a plan and schedule for remedying the deficiencies specified in Company’s rejection, shall carry out such plan at its own cost and expense, and, upon completion thereof, shall issue a new Request for Substantial Completion.

(d)           The foregoing procedure shall apply again and successively thereafter until all Substantial Completion Criteria have been achieved.

Section 19.2	Care, Custody, Control and Risk of Loss; Punch List Items

(a)           Contractor shall be responsible for the care, custody and control and risk of loss (except for loss or damage attributable to earthquake to the extent not covered by the Builders All-Risk insurance specified in Section 26.1(a)) of the Work upon the first to occur of issuance of an initial Limited Notice to Proceed or issuance of Full Notice to Proceed and shall make good at Contractor’s own Cost any loss or damage that may occur to the Work or any part thereof from any cause whatsoever until the Substantial Completion Date. Contractor shall also be responsible for loss or damage thereto caused by Contractor or its Subcontractors in the course of any Work carried out under the Project Documents and any other contract connected with the performance of the Work to which Contractor or any of its Subcontractors is a party or in connection with the Project after Substantial Completion until Final Completion.

(b)           Company shall begin to compile a preliminary punch list at least thirty (30) Business Days prior to the anticipated Substantial Completion Date.  Company shall submit to Contractor the completed preliminary punch list at least ten (10) Business Days prior to the anticipated Substantial Completion Date. After receipt of the preliminary punch list by Contractor, Company and Contractor shall agree on the Final Punch List and the value of such incomplete items as a condition of achieving Substantial Completion.  All of the items on the Final Punch List shall be completed expeditiously after the Substantial Completion Date and must be completed prior to Final Completion.

Section 19.3	Title

(a)           Title to each item of Material and/or Equipment to be supplied to Company pursuant to this Contract shall transfer to Company at whichever is the earlier of the following:

(i)             Contractor has received payment for the item of Material or Equipment from Company in accordance with the Payment Schedule; or

(ii)            the Substantial Completion Date.

(b)           Contractor shall, and shall cause its Subcontractors to, transfer the Work supplied and performed to Company (i) prior to the Substantial Completion Date, free and clear of all Liens other than Permitted Liens and (ii) upon the Substantial Completion Date, free and clear of all Liens.

(c)           Without limiting Contractor’s obligations in Section 3.8, with respect to any Lien or Claim relating to the Project other than Permitted Liens arising through Contractor or any Subcontractor, Contractor agrees to, or to cause any such Subcontractor to, promptly remove or cause to be removed any such Lien or Claim.

(d)           Contractor shall promptly pay when due all obligations for labor, Materials and Equipment in connection with the Work and shall indemnify and keep indemnified the Company against any Claims, losses or damage arising from any defect in title or Liens upon any of the Work, Equipment, Company-Procured Equipment after it has been delivered to the Site (provided that, in the case of Company-Procured Equipment, such Claims, losses or damage are attributable to an act or omission (including non-payment) of Contractor or any of its Subcontractors) and the Plant.

(e)           Upon title transfer of any Equipment and/or Material, Contractor shall furnish Company with a bill of sale in the form attached hereto as Exhibit R for all Equipment and Material for which title has transferred to Company.

Section 19.4	Marking of Equipment and Materials

(a)           Where, prior to delivery, title to Equipment or Material passes to Company, Contractor shall, so far as is practicable, set the Equipment and Materials aside and mark it as Company’s property in a manner reasonably required by Company.

(b)           Contractor shall permit Company at any time upon reasonable notice to inspect any Equipment or Materials which has become the property of Company and shall grant Company or procure the grant of access to Contractor’s premises or Site for such purposes or any other premises where such Equipment and Materials may be located.  Such inspection shall not constitute acceptance of the Equipment, Materials or Work.

(c)           All such Equipment and Materials shall be in the care and possession of Contractor solely for the purposes of this Contract and shall not be owned by Contractor.

(d)           No payment for achievement of a Payment Milestone that is made by Company shall be deemed to be acceptance by Company of any Equipment, Material or Work to be performed or furnished by Contractor hereunder.

Section 19.5	Removal of Equipment and Materials

(a)           Prior to Final Completion, Contractor shall remove from the Site all Contractor Equipment, Non-Company Materials, temporary structures constructed by or on behalf of Contractor or other items of any nature required for execution or completion of the Work, but excluding Equipment, Materials, appliances or other items intended to form or forming part of the Project. Prior to disposition of such items, Contractor shall make a written offer to sell at market prices (accounting for the use of such items) those items to Company which Contractor or any Subcontractor desires to sell.

(b)           Contractor shall leave the Site in good order and in neat and presentable condition.  All Costs to dispose of any such items not removed by Contractor within the thirty (30) days following Final Completion and which Company does not wish to keep shall be for the account of Contractor. Items not removed within thirty (30) days after Final Completion will become property of Company and any Costs to dispose or remove such items shall be for the account of Contractor.  Prior to removing any Contractor Equipment, Non-Company Materials or any other items not incorporated into the Work from the Site Contractor shall provide to Company a detailed list of Contractor Equipment. Non-Company Materials and/or other items to be removed.  No Equipment or Materials shall be Contractor Equipment or Non-Company Materials unless it is included in the then-current list approved pursuant to Section 12.1.

Section 19.6	Final Completion

(a)           Upon completion or fulfillment of all of the criteria for Final Completion, Contractor shall give notice to Company of request for Final Completion, together with   a certificate that all requirements for Final Completion have been met (such notice and certificate, the “Request for Final Completion”).

(b)           Within eleven (11) Business Days after receipt of the Request for Final Completion, Company shall by notice either: (i) reject such Request for Final Completion and refuse to issue a notice of Final Completion (the “Notice of Final Completion”) and state what Final Completion Criteria Contractor failed to achieve; or (ii) accept the Request for Final Completion and issue the Notice of Final Completion with Final Completion deemed to occur on the date set forth in said Request for Final Completion (the “Final Completion Date”).

(c)           If Company initially rejects the Request for Final Completion, Contractor shall promptly provide to Company a plan and schedule for remedying the deficiencies specified in Company’s rejection, shall carry out such plan at its own cost and expense, and, upon completion thereof, shall issue a new Request for Final Completion.

(d)           The foregoing procedure shall apply again and successively thereafter until all Final Completion Criteria have been achieved.

ARTICLE 20

CODES AND STANDARDS

Section 20.1	Comparable Quality

Appendix G sets forth all major systems/sub-systems/Equipment/components which will be supplied in performance of the Work and the industry standards and codes applicable to each and with respect to which Contractor and the Work shall comply. Notwithstanding the foregoing, the Parties recognize that Appendix G is not all inclusive and does not specify all Equipment/components required for Plant completion. Therefore, the Parties agree that for Equipment/components not specifically set forth in Appendix G, the quality standards of such unspecified Work shall be consistent with the requirements of Article 22 and Prudent Industry Practice.

ARTICLE 21

ENVIRONMENTAL MATTERS

Section 21.1	General

Contractor shall prepare and submit to Company for its approval appropriate materials management and emergency response procedures for any Regulated Materials expected to be used in the Work as set forth in this Contract (including the Specifications), which procedures shall be satisfactory to Company in its sole discretion.  Contractor shall comply, and shall cause its Subcontractors to comply, at all times with such materials management and emergency response procedures, all Environmental Laws and all Governmental Approvals applicable to the Work and the Site.  No Regulated Materials shall be improperly released, disposed of or buried on the Site.

Section 21.2	Release On-Site

Contractor shall immediately notify Company and applicable Governmental Authorities of any Release by Contractor or any Subcontractor of Regulated Materials at the Site which is reportable to Governmental Authorities under applicable Environmental Laws and shall take such emergency measures as are prudent and necessary to protect the environment consistent with the materials management and emergency response procedures referred to above and Applicable Law. Contractor shall take all appropriate steps consistent with the above materials management and emergency response procedures and Applicable Law for immediate containment of any such Release and Remediation of the affected area.

Section 21.3	Release Off-Site

In the event of a Release by Contractor or any Subcontractor of a Regulated Material off the Site but related to the Work which is reportable to Governmental Authorities under applicable Environmental Laws, Contractor shall be responsible for notifying all applicable Governmental Authorities in accordance with Applicable Law or for causing such notification to occur by the party responsible for such action. To the extent required, Contractor shall take all appropriate steps consistent with the materials management and emergency response procedures referred to above and Applicable Law for immediate containment of any such Release and Remediation of the affected area.

Section 21.4	Liability

To the extent any Release referred to in Sections 21.2 and 21.3 is caused by an act, error or omission of Contractor or any Subcontractor, Contractor shall be responsible for all Liabilities with respect to such Release and the indemnification provisions of this Agreement shall apply.

Section 21.5	Pre-existing Regulated Materials

(a)           Contractor shall develop a contingency plan to address contaminated soils or groundwater that may be encountered during construction of the Project to avoid any delays in construction by planning in advance how to respond to any pre-existing Regulated Materials that could impact the Project Schedule, the Guaranteed Substantial Completion Date or Final Completion.  In the event Contractor encounters any pre-existing Regulated Materials at the Site, Contractor shall (i) immediately notify Company, (ii) if required by Applicable Law, notify applicable Governmental Authorities, (iii) if necessary in light of the condition encountered, take such initial measures as may be prudent and necessary to protect the environment consistent with the materials management and emergency response procedures referred to above and in accordance with Applicable Law; and (iv) after taking the steps contemplated in items (i)-(iii) above, cease operations in the affected area(s) until Company gives Contractor instruction for the remediation of such pre-existing Regulated Materials by other specialized contractors.  Other than as provided in this Section 21.5, Contractor shall have no other obligations with respect to pre-existing Regulated Materials found at the Site, and Company shall defend, hold harmless and indemnify Contractor and its Subcontractor for Liabilities relating to pre-existing Regulated Materials and arising from Claims of any Persons other than Company, Contractor or any Subcontractor except to the extent any such Claims arise from Contractor’s failure to comply with items (i)-(iv) in this Section 21.5(a).

(b)           Contractor’s Project Schedule shall account for and take into consideration any delay associated with Remediation in connection with any pre-existing Regulated Materials at the Site that have been disclosed in any environmental surveys or reports furnished to Contractor and any delay and/or additional Costs resulting therefrom which could have been reasonably anticipated by Contractor shall not constitute the basis for a Change.  Contractor shall be entitled to a Required Change in the event Contractor encounters any pre-existing Regulated Materials that have not otherwise been previously disclosed to Contractor and that result in delay and/or additional Costs to Contractor.

Section 21.6	Notice

Contractor shall immediately notify Company of the occurrence of any event that would or could reasonably be expected to result in any violation of or noncompliance with or potential violation of or noncompliance with of any Environmental Law relating to the Work, the Plant, or the Site, or otherwise constitutes a Material Adverse Change.

ARTICLE 22

NATURE OF WORK AND WARRANTIES

Section 22.1	Nature of Work

(a)           The Work, including all Materials, manufactured components, Equipment and labor and services to be performed, shall be designed and executed in the manner set forth in this Contract (including the Specifications).

(b)           Except where the manner or standard of care of design, manufacture and execution is otherwise specifically set forth in this Contract, the Equipment and Materials shall be manufactured and the Work shall be designed and executed in a proper and workmanlike manner so as to comply in all respects with the Specifications and requirements of this Contract and carried out in accordance with Prudent Industry Practice and such directions as Company may give.

(c)           The Materials, Equipment, fixtures, software, any related items of personal property and other tangible personal property of Contractor or any Subcontractor constituting the Project or utilized in the Work shall be OEM Certified, and shall be suitable for their current use in the generation of electricity in accordance with the Specifications. All Equipment and Materials shall be procured solely for use in connection with the Project.

Section 22.2	Warranties

(a)           Contractor warrants to Company that, for the duration of the Warranty Period (except in the case of Contractor’s warranty of title, which shall be of an infinite duration):

(i)             Except to the extent such Equipment, Materials and Plant are furnished by Company, Equipment, Materials and Plant comprising the Work shall be (A) new and free from defects in design, engineering, workmanship, title, material and operation, (B) in accordance with this Contract and Prudent Industry Practice, and (C) in compliance with Applicable Law; and

(ii)            Except to the extent such services are provided by Company, services comprising the Work (including Contractor’s Drawings and Manuals) shall be (A) free from defects; (B) performed in a competent, diligent manner in accordance with, and shall reflect, Prudent Industry Practice and accepted professional standards for engineering, procurement and construction contractors providing similar services in the United States; and (C) in compliance with Applicable Law and this Contract (collectively, the warranties set forth in this Section 22.2(a) are referred to as the “Warranty”).

(b)           The Warranty shall not extend to defects or deficiencies that are reasonably determined to have resulted from (i) operation by Company’s personnel in a manner inconsistent with or contrary to instructions contained in the final Operation and Maintenance Manuals, (ii) repairs or alterations by Company’s personnel in a manner inconsistent with or contrary to instructions provided by Contractor or as contained in the final Operation and Maintenance Manuals provided by Contractor, (iii) normal wear and tear, (iv) failure to maintain any part of the Work in accordance with Prudent Industry Practice (except to the extent any such practices, methods and/or acts are not otherwise included in or contrary to the Operations and Maintenance Manuals), or (v) substitutions of, or additions to Equipment and Materials comprising the Work unless provided or approved by Contractor or made in connection with Company’s remedying any defect pursuant to Section 22.7.

Section 22.3	Warranty Period

Subject to the provisions in this Article 22, the Warranty shall remain in full force and effect regarding all phases of the Work during the Warranty Period.  In no event and under no circumstances shall any Warranty terminate less than twelve (12) months following the Substantial Completion Date.

Section 22.4	Repair of Defects

If Company or Contractor discovers that the Work, or any portion thereof, fails to meet the Warranty, it shall notify the other Party in writing of such failure promptly upon discovery, along with the reasonable basis therefor.  Upon receipt of such notice, or upon Contractor’s own discovery thereof, Contractor shall, unless an exception provided in Section 22.2(b) applies, promptly (a) cure such failure in accordance with the Warranty, by repairing, replacing or reperforming the Work at Contractor’s cost, and (b) shall carry out necessary Performance Tests (at its cost) if repair, replacement or re-performance are of the type that may affect operation of the Work or the Work’s ability to attain the Performance Guarantees.  Contractor shall coordinate repairing, replacing, re-performing or testing of any of the Work with Company so as to minimize any adverse effects on the operation of the Project.

Section 22.5	Warranty Period Extension

(a)           Extension for Corrected Work. Any Work repaired, replaced or re-performed and any part of the Project or Site that is reworked, repaired or replaced in satisfaction of Contractor’s obligations in connection with the Warranty will be re-warranted by Contractor pursuant to the Warranty set forth in this Contract, and Contractor will have the same obligations in relation thereto as set forth in this Contract for a period equal to twelve (12) months from the date such repair, replacement, re-performance or rework is completed.  Any repair, replacement, re-performance or rework of any Work that has been so repaired, replaced, re-performed or reworked shall in turn be warranted under the Warranty for an additional period equal to twelve (12) months from the date such repair, replacement, re-performance or rework is completed and such Warranty shall be repeated in connection with any further repair, replacement, re-performance or rework; provided, however, that the Warranty Period shall not continue beyond twenty-four (24) months from the Substantial Completion Date.

(b)           Extension for Total Shutdown. If, during the Warranty Period, the Project or Site is shut down (other than for the purpose of scheduled or routine maintenance) and such shutdown is caused by a defect or failure covered by the Warranty, then the Warranty Period will be extended by a period equal to the duration of the shutdown required to repair such defect or failure; provided, however, that the Warranty Period shall not continue beyond twenty-four (24) months from the Substantial Completion Date.

Section 22.6	Contractor and Subcontractor Warranties

Contractor shall procure warranties from all Key Subcontractors that correspond to Contractor’s Warranty in all respects and shall maintain all such warranties in full force and effect; provided, however, the procurement of such warranties shall not relieve Contractor from its Warranty obligations under this Contract.  Contractor shall, as applicable, assign or deliver to Company any Subcontractor’s warranties upon the earlier of Substantial Completion or termination of this Contract.  Nothing in Contractor’s Warranty is intended to limit any OEM warranty which provides Company with warranty rights greater than those set forth in the Warranty and this Contract.

Section 22.7	Delay in Remedying Defects

If any defect is not remedied by Contractor within a reasonable time or requires prompt remediation as a result of an emergency situation existing at the Project or Site, Company may proceed to do the Work at Contractor’s risk and expense provided that it does so in a reasonable manner and notifies Contractor of Company’s intention so to do. All Costs (excluding, in the case of Costs comprised of Company’s internal Costs, any mark-up for allocated overhead (including general and administrative expenses) in excess of five percent (5%)) incurred by Company shall be deducted from the Contract Price or be paid by Contractor to Company.

Section 22.8	Removal of Defective Work

Contractor may, with the consent of Company, remove from the Site any part of the Work which is defective or damaged, if the nature of the defect or damage is such that repairs cannot be expeditiously carried out on the Site, or if the terms of the OEM warranty require return of the defective parts to the supplier.

Section 22.9	Repeated or Chronic Failure

If a Repeated or Chronic Failure of components or any part of the Work occurs and if any  repair, replacement or re-performance by Contractor pursuant to the Warranty is ineffective in remedying the Repeated or Chronic Failure in a satisfactory manner consistent with the Warranty, Contractor shall investigate the root cause of the Repeated or Chronic Failure and repair, replace or adjust the Work to correct the root cause of the Repeated or Chronic Failure in accordance with Prudent Industry Practice and to ensure compliance with the Warranty.

Section 22.10	SOLE AND EXCLUSIVE REMEDIES.

THE REMEDIES SET FORTH IN THIS ARTICLE 22 FOR BREACH OF WARRANTY (OTHER THAN WARRANTY OF TITLE) ARE THE SOLE AND EXCLUSIVE REMEDIES OF COMPANY FOR BREACH OF SUCH WARRANTIES.  THE FOREGOING WARRANTIES ARE EXCLUSIVE AND ARE IN LIEU OF ALL OTHER WARRANTIES WHETHER WRITTEN, ORAL, IMPLIED OR STATUTORY.  NO IMPLIED STATUTORY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE SHALL APPLY.

ARTICLE 23

LIQUIDATED DAMAGES

Section 23.1	General

The Parties agree that it is difficult or impossible to determine with precision the amount of damages that would be incurred by Company as a result of Contractor’s failure to timely achieve Substantial Completion or to achieve the BOP Load Guarantee. Accordingly, any sums that may become payable under this Article 23 because of such failures shall be deemed (i) to be liquidated damages (“Liquidated Damages”), (ii) to not be  a penalty, and (iii) to be fair and reasonable and that they represent a reasonable estimate of fair compensation for the losses and Liabilities that may reasonably be anticipated from such failures.  Except in connection with Contractor’s obligation to meet the Minimum Performance Guarantees and the remedies associated with Contractor’s failure to do so, the payment by Contractor to Company of Late Substantial Completion LDs and BOP Load Guarantee LDs shall be Company’s exclusive remedies for and Contractor’s sole obligations arising out of such delay and/or deficiencies.

Section 23.2	Liquidated Damages for Delay in Substantial Completion

If Contractor fails to achieve Substantial Completion on or before the Guaranteed Substantial Completion Date, then commencing on the day following the Guaranteed Substantial Completion Date, Contractor shall pay Company Liquidated Damages, for each day until Contractor achieves Substantial Completion, in the following amounts (collectively, “Late Substantial Completion LDs”):

(a)           during the initial sixty (60) days following the Guaranteed Substantial Completion Date, an amount equal to five thousand Dollars ($5,000) per day; and

(b)           after the sixtieth (60th) day following the Guaranteed Substantial Completion Date, an amount equal to ten thousand Dollars ($10,000) per day.

In no event shall the Late Substantial Completion LDs exceed ten percent (10%) of the Contract Price.

Section 23.3	Liquidated Damages for Failure to Achieve the BOP Load Guarantee

(a)           If the Work fails to achieve the BOP Load Guarantee, Contractor shall pay Liquidated Damages in accordance with this Section 23.3 (the “BOP Load Guarantee LDs”).

(b)           If Substantial Completion has occurred and the BOP Load Guarantee has not been met at Substantial Completion as demonstrated by the Final Performance Test Report, Contractor shall have the opportunity to demonstrate to Company via technical demonstration that the BOP Load falls within a reasonably expected range and that the Plant was designed in accordance with Prudent Industry Practice and in the best interests of the Company.  If Company determines in its sole discretion that either or both of the items in the preceding sentence have not been met, Contractor shall have a sixty (60) day cure period (the “BOP Load Guarantee LD Cure Period”) after the Substantial Completion Date to either repair or replace the underperforming Equipment or otherwise remedy the failure to meet the BOP Load Guarantee, or pay to Company the BOP Load Guarantee LDs, all in accordance with Section 23.3(c).

(c)           Contractor shall use commercially reasonable efforts to repair or replace the underperforming Equipment, or otherwise remedy the failure to meet the BOP Load Guarantee, during the BOP Load Guarantee LD Cure Period.  On or before the expiration of BOP Load Guarantee LD Cure Period, Contractor shall have demonstrated to Company’s satisfaction in Company’s sole discretion that the BOP Load Guarantee has been met.  In the event of Contractor’s failure to so demonstrate, Contractor shall pay to Company Liquidated Damages in the amount of $1,800 per kW; provided, however, that the amount of BOP Load Guarantee LDs shall not exceed, in the aggregate, an amount equal to ten percent (10%) of the Contract Price.

Section 23.4	Intentionally Omitted.

Section 23.5	Calculations and Payments of Liquidated Damages

(a)           Unless otherwise set forth in this Article 23, all calculations with respect to amounts payable as Liquidated Damages under this Article 23 shall be made by Contractor and provided to Company within, and shall become due and payable (i) in the case of Section 23.2, ten (10) Business Days after the final day of each month during which such delay occurs; and (ii) in the case of Section 23.3, five (5) Business Days after expiration of the BOP Load Guarantee LD Cure Period.  Company shall have the right to audit such calculations. Contractor shall itemize such calculations and such calculations shall include such supporting documentation as Company shall reasonably request and shall be in sufficient detail to permit Company to verify each calculation. Company shall notify Contractor as soon as reasonably practicable of any portion of the calculations with which Company disagrees.  In the event Contractor disputes in good faith the payment of any portion of Liquidated Damages hereunder, Company shall not otherwise withhold payment or make payment of such disputed portion of Liquidated Damages one of the criteria for Substantial Completion.

(b)           Notwithstanding anything in this Agreement to the contrary, in no event shall the maximum amount of Liquidated Damages hereunder exceed ten percent (10%) of the Contract Price.

(c)           Liquidated Damages shall bear interest at the Late Payment Rate, compounded daily from the date such amount was due.

ARTICLE 24

LIMITATIONS OF LIABILITY

Section 24.1	Duty to Mitigate

The Parties agree and acknowledge that, in all cases, each Party shall have a duty to take all necessary measures to mitigate the losses or Liabilities which may occur in connection with the Work, provided that the Party can do so without unreasonable inconvenience or cost to such Party.

Section 24.2	Limitation of Liability

(a)           EXCEPT WITH RESPECT TO (I) THE OBLIGATIONS OF CONTRACTOR TO PAY LIQUIDATED DAMAGES TO COMPANY UNDER ARTICLE 23; (II) CONTRACTOR’S THIRD PARTY INDEMNIFICATION OBLIGATIONS SET FORTH IN SECTION 25.1(A); AND (III) CONTRACTOR’S INDEMNIFICATION OBLIGATIONS UNDER SECTION 25.2(B) AND SECTION 25.2(C), IN NO EVENT WHETHER AS A RESULT OF BREACH OF CONTRACT, TORT (INCLUDING NEGLIGENCE AND STRICT LIABILITY), STATUTE, EQUITY OR ANY OTHER EXTRA-CONTRACTUAL THEORY SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY FOR ANY FOR INDIRECT, CONSEQUENTIAL, SPECIAL, INCIDENTAL, OR EXEMPLARY DAMAGES OF ANY KIND (INCLUDING (I) LOSS OF PROFIT OR INCOME; (II) LOSS OF USE: (III) LOSS OF PRODUCTION: (IV) LOST REVENUE, LOST POWER, OR LOST USE OF EQUIPMENT OR FACILITIES; (V)  COST OF CAPITAL; (VI) DOWN-TIME COSTS; (VII) SUBSTITUTE EQUIPMENT OR FACILITIES TO THE EXTENT SUCH EQUIPMENT OR FACILITIES ARE USED TEMPORARILY TO FULFILL COMPANY’S POWER SUPPLY OBLIGATIONS IN THE EVENT OF AN UNSCHEDULED SHUTDOWN OR DURING CONTRACTOR’S PERFORMANCE OF ITS WARRANTY OBLIGATIONS UNDER THIS CONTRACT; (VII) EXCEPT AS CONTEMPLATED IN SECTION 7.7(H) IN CONNECTION WITH CONTRACTOR’S LIABILITY FOR LIABILITIES CONNECTED WITH COMPANY’S PROCUREMENT OF REPLACEMENT POWER IN THE EVENT OF AN UNSCHEDULED SHUTDOWN, COST OF PURCHASED OR REPLACEMENT STEAM OR ELECTRICAL POWER TO THE EXTENT SUCH STEAM OR ELECTRICAL POWER IS PROCURED OR UTILIZED BY COMPANY SOLELY AS THE RESULT OF CONTRACTOR’S PERFORMANCE OF ITS OBLIGATIONS (INCLUDING ITS WARRANTY OBLIGATIONS) UNDER THIS CONTRACT; AND (VIII) CLAIMS OF COMPANY’S CUSTOMERS (UNLESS SUCH CLAIMS OF COMPANY’S CUSTOMERS FALL WITHIN CONTRACTOR’S THIRD PARTY INDEMNIFICATION OBLIGATIONS IN SECTION 25.1(A))), WHETHER BASED ON ANY THEORY OF LIABILITY, INCLUDING BREACH OF CONTRACT, NEGLIGENCE, STRICT LIABILITY, INDEMNITY OR OTHERWISE.

(b)           WITHOUT PREJUDICE TO OR LIMITATION OF CONTRACTOR’S LIABILITIES AND OBLIGATIONS FOR LIQUIDATED DAMAGES SET FORTH UNDER ARTICLE 23 AND CONTRACTOR’S INDEMNIFICATION OBLIGATIONS UNDER ARTICLE 25.1(A), SECTION 25.2(B) AND SECTION 25.2(C), ALL OF WHICH SHALL BE IN EXCESS OF AND NOT SUBJECT TO THE LIMITATION CONTAINED IN THIS SECTION 24.2(B), THE AGGREGATE LIABILITY OF CONTRACTOR TO COMPANY FOR ALL CLAIMS OF ANY KIND, WHETHER IN CONTRACT, TORT (INCLUDING NEGLIGENCE OR STRICT LIABILITY), STATUTE OR OTHERWISE ARISING OUT OF THE PERFORMANCE OR BREACH OF THIS CONTRACT OR THE PROVISION OR PERFORMANCE OF THE WORK UNDER THIS CONTRACT SHALL NOT EXCEED ONE HUNDRED PERCENT (100%) OF THE AMOUNT OF CONTRACT PRICE.

Section 24.3	Inapplicability of Limitations of Liability

(a)           Notwithstanding the provisions of Section 24.2, the limitations of liability set out in this Article 24 shall not apply in relation to any failure by Contractor to fulfill its obligations due to its own, any of its Subcontractor’s or any of their respective Affiliate’s gross negligence or willful misconduct.

(b)           In calculating the unexpended amounts of Contractor’s limitations of liability under this Article 24, no account shall be taken of any insurance proceeds paid to Contractor (whether payable directly to Contractor or payable to Contractor through Company) under insurance coverage obtained by Company.

ARTICLE 25

INDEMNIFICATION

Section 25.1	General Indemnification Obligations

(a)           Contractor shall defend, indemnify and hold harmless Company, ML&P, their respective Affiliates, owners, employees, permitted assignees, and agents (collectively, the “Company Indemnified Parties”) from and against all Claims and Liabilities for bodily injury, including death, and damage to or loss of any property (including third party property), real or personal (other than the Work), including any Release, caused by, arising out of, or in connection with the Work, the performance by any Project Party of the Project Documents, or the performance by any Person of any other contract connected with the performance of the Work to which Contractor or any of its Subcontractors is a party, to the extent any of such Claims or Liabilities were caused by the negligence, gross negligence or willful misconduct of Contractor or any Subcontractor, any of their respective Affiliates and their respective employees or agents.

(b)           Company shall defend, indemnify and hold harmless Contractor, its Affiliates, employees and agents from and against all third party Claims and Liabilities for injury, including death, and property damage caused by, arising out of, or in connection with the performance of the Project Documents to the extent any of such Claims or Liabilities were caused by the negligence, gross negligence or willful misconduct of Company, its Affiliates or their employees or agents.

Section 25.2	Additional Indemnification Obligations of Contractor

(a)           Contractor shall indemnify, defend, and hold harmless the Company Indemnified Parties from all Liens, or Claims made or filed upon the Work, or the property on which the Work is located on account of any labor performed or labor, services, Equipment, and Materials furnished by Contractor or Contractor’s Subcontractors of any tier and all laborers, materialmen, mechanics, and other persons in connection with the Work.  Contractor’s obligation to indemnify, defend and hold harmless the Company Indemnified Parties from Liens shall not in any way be rendered unenforceable, or altered, amended, eliminated or otherwise conditioned by any Applicable Law and regulations related to processing such Liens. Company shall have no obligation to deliver a copy of any notice of Claim or right to a Lien to Contractor or any other Person.

(b)           Contractor shall be responsible for, and shall indemnify and hold harmless the Company Indemnified Parties from all Liabilities, fines and penalties which may arise (including those that Company pays or becomes liable to pay) as a result of Contractor’s or any Subcontractor’s non-compliance with Applicable Law (including Applicable Laws regarding unreasonable construction noise or other disturbance beyond those disturbances permitted during ordinary construction activities, the transport of Materials and Equipment over highways, bridges or culverts, labor relations, workers’ compensation and other employment matters), Prudent Industry Practice and all Governmental Approvals.

(c)           Contractor shall, at its sole cost and expense, settle or defend and pay any costs (including attorney’s fees) and damages awarded in connection with, and shall defend, indemnify and hold harmless the Company Indemnified Parties from and against, any and all Claims, suits or proceedings based on a Claim that the Work (or any part thereof) or the ownership or operation of the Project (other than any Company-Procured Equipment), infringes or violates any patent, copyright or other intellectual property right. Company shall give Contractor notice of any such Claim promptly after Company has actual knowledge thereof, provided that the omission of Company to give such notice shall not relieve Contractor of its obligations hereunder except to the extent that such omission results in a failure of actual notice to Contractor and Contractor is damaged as a result of such failure.

Section 25.3	Indemnification Procedures

(a)           Either Party seeking indemnification under this Contract (the “Indemnified Party”) shall give notice to the Party required to provide indemnification hereunder (the “Indemnifying Party”) promptly after the Indemnified Party has actual knowledge of any Claim as to which indemnification may be sought hereunder, and the Indemnified Party shall permit the Indemnifying Party (at the expense of the Indemnifying Party) to assume the defense of any Claim or litigation resulting therefrom; provided that:

(i)            counsel for the Indemnifying Party who shall conduct the defense of such Claim or litigation shall be reasonably satisfactory to the Indemnified Party;

(ii)           the Indemnified Party may participate in such defense at its own expense, except the Indemnifying Party shall reimburse the Indemnified Party for its participation in such defense to the extent that the Indemnifying Party requests the Indemnified Party to participate in its own defense; and

(iii)           the omission by the Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its indemnification obligations hereunder except to the extent that such omission results in a failure of actual notice to the Indemnifying Party and the Indemnifying Party is damaged as a result of such failure to give notice.

Notwithstanding the foregoing, the Indemnifying Party may not settle any Claim related to the indemnity being provided hereunder without the consent of the Indemnified Party, such consent not to be unreasonably withheld.

(b)           Nothing in this Section 25.3 is intended to allow any Indemnified Party to be indemnified from and against any Claims and Liabilities caused by, arising out of, or in connection with the performance of this Contract to the extent any of such Claims or Liabilities were caused by, arose out of, or were in any way incidental to or in connection with its own negligence or intentional misconduct.

Section 25.4	Indemnity Duration

Contractor’s obligations to indemnify Company under the terms of this Contract shall commence on the Effective Date and shall continue until expiration of any applicable statute of limitations; provided, however, that Contractor’s indemnification obligation with respect to its representations, warranties and covenants pertaining to title shall continue indefinitely. Company’s obligations to indemnify Contractor shall commence on the Effective Date and shall continue until two (2) years following the end of the Warranty Period.

ARTICLE 26

INSURANCE

Section 26.1	Contractor’s and Subcontractors’ Insurance Coverage

Contractor shall maintain and require itself and all Key Subcontractors, while performing Work on the Site or for such other period as specified, to provide, pay for and continuously maintain in full force and effect with insurers having an A.M. Best Insurance Reports rating of A-:VII or better and properly licensed to provide such insurance in the State of Alaska, the following insurance coverage:

(a)           Mutually acceptable Builder’s All-Risk insurance at all times until Final Completion in the amount of the greater of the Contract Price or the value of the completed Work, subject to an allowance of $1,600,000.00 to obtain such insurance.

(b)           Employers’ Liability insurance with a minimum limit of $1,000,000 per occurrence.

(c)           Commercial General Liability insurance, to include contractual liability, with a minimum single limit of $1,000,000 with $3,000,000 annual aggregate to protect against and from all loss by reason of injury to persons or damage to property based upon and arising out of the work performed under this Contract.

(d)           Umbrella or Excess Liability insurance with minimum limits of $20,000,000 per occurrence and $20,000,000 annual aggregate to cover claims in excess of the underlying limits for Employer’s Liability, General Liability, and Automobile Liability.

(e)           Pollution Liability insurance of at least $5,000,000.

(f)            Business Automobile Liability insurance with a minimum single limit of $1,000,000 for bodily injury and property damage with respect to Contractor’s vehicles whether owned, hired or non-owned, assigned to or used by Contractor in the performance of the Work.

(g)           Professional Liability insurance (Errors and Omissions) with a minimum single limit of $5,000,000 to cover claims arising out of Contractor’s professional services hereunder. This policy shall be maintained until one year after the expiration of the Warranty Period.

(h)           Transit and Installation insurance with a minimum single limit of $500,000 to cover damage to property and other claims arising out of the loading, unloading, transportation, lifting, lowering or other handling of such property.

(i)            Workers’ compensation insurance in such form and amounts as may be required under Applicable Law.

(j)            Except for Workers’ Compensation and Professional Liability insurance, all policies shall include Company and ML&P and their respective directors, officers, and employees as additional insureds, without application of deductible, retention, or retrospective premiums to the additional insured and shall include cross-liability coverage so that the insurance applies separately to each insured against whom a claim is made.

(k)           All policies, except Workers’ Compensation, Professional Liability and Transit and Installation, shall include provisions that such insurance is primary insurance with respect to the interests of Company and that any other insurance maintained by Company is excess and not contributory insurance with the insurance required hereunder, and provisions that such policies shall not be canceled or their limits of liability reduced without:

(i)            Ten (10) days’ prior written notice to Company if canceled for nonpayment of premium; or

(ii)           Thirty (30) days’ prior written notice to Company if canceled for any other reason.

(l)            A certificate in a form satisfactory to Company certifying to the issuance of such insurance shall be furnished to Company as set forth at Exhibit Q.  Commercial general liability coverage written on a “claims-made” basis, if any, shall be specifically identified on the certificate.

(m)           If requested by Company, a copy of each insurance policy, certified as a true copy by an authorized representative of the issuing insurance company, shall be furnished to Company.

(n)           Insurance coverage provided on a “claims-made” basis shall be maintained by Contractor for a minimum period of five (5) years after Final Completion and for such other length of time necessary to cover Liabilities arising out of the Work.

(o)           Contractor shall ensure that Contractor and each and every Key Subcontractor maintains in full force and effect the insurance coverage and limits required under this Section 26.1 at all times on and after the commencement of the Work and continuing until the Final Completion Date, unless otherwise indicated herein.  Contractor shall ensure that all Subcontractors other than Key Subcontractors carry reasonable business insurance.

(p)           The acceptance by Company of Contractor’s delivery of any certificate of insurance evidencing the insurance coverages and limits required hereunder shall not be deemed to constitute approval or agreement that (i) the insured party has satisfied the insurance requirements set forth herein or (ii) the insurance policies described in such certificates of insurance comply with such requirements.

(q)           If Contractor fails to require Contractors and the Subcontractors to maintain the insurance required hereunder, Company shall have the right, but not the obligation, to purchase such insurance at Contractor’s expense.

(r)            Contractor’s insurance carrier and the Subcontractors or Subcontractors’ insurance carriers shall use commercially reasonable efforts to provide Contractor and Contractor will provide Company written notice of cancellation, termination or material alteration.

(s)           Notwithstanding any provision in this Contract to the contrary, the occurrence of any of the following shall in no way relieve Contractor from any of its obligations under this Contract:  (i) failure of Contractor or any Subcontractor to procure the insurance required by this Contract; (ii) failure of Contractor or any Subcontractor to comply fully with any of the insurance provisions of this Contract; (iii) failure of Contractor or any Subcontractor to secure such endorsements on the policies as may be necessary to carry out the terms and provisions of this Contract; (iv) the insolvency, bankruptcy or failure of any insurance company providing insurance to Contractor or any Subcontractor; or (v) failure of any insurance company to pay any claim accruing under its policy.

Section 26.2	Waiver of Rights

In regards to all insurance required to be maintained by Contractor or any Subcontractor hereunder, Contractor shall waive and shall cause its Subcontractor to waive all rights of recovery and subrogation against Company in such insurance policies.

Section 26.3	Contractor’s Cooperation with Company

(a)           Contractor agrees to cooperate with and assist Company, as reasonably requested by Company, in Company’s procurement of any insurance required by this Contract or otherwise to be procured in connection with the Project.

(b)           Contractor agrees to provide such assistance and documentation as Company may request in connection with claims Company may make under its insurance policies purchased in connection with the Project for damage or events that occur after the Effective Date and prior to the expiration of the Warranty Period.

ARTICLE 27

FORCE MAJEURE

Section 27.1	Effect of Force Majeure

Neither Party shall be considered to be in default or in breach of its obligations under this Contract to the extent that performance of such obligations is prevented by any event of Force Majeure arising after the Effective Date and such Party has otherwise complied with the requirements of this Article 27.

Section 27.2	Notice of Occurrence

If either Party considers that any event of Force Majeure has occurred which may materially affect performance of its obligations under this Contract, it shall promptly notify the other Party thereof stating the full particulars and anticipated duration of the event and the performance obligations that will be affected by the event.  The Party invoking Force Majeure shall provide to the other Party (i) notice of the occurrence of Force Majeure in writing within two (2) Business Days after such Party becomes aware of the occurrence and (ii) an initial written report of the potential impact of the Force Majeure event on the Work, the status of the Force Majeure event and the steps and measures undertaken or proposed to be undertaken by Contractor in connection therewith within seven (7) Business Days after the provision of the notice specified in subsection (i) and shall continue to furnish such reports on weekly basis with respect thereto during the continuation, and until the termination, of the Force Majeure.  Failure to provide the notice or initial report within the time periods specified in this Section 27.2, shall preclude such Party from invoking Force Majeure with respect to such event or occurrence unless there is no adverse effect or undue prejudice on the other Party as the result of any such delay.  For the avoidance of doubt, except with respect to Company-Procured Equipment, if any Subcontractor is entitled under any contract or agreement relating to the Work to excused performance on the basis of force majeure on terms additional to or broader than those set forth in this Contract, such additional or broader force majeure events shall not excuse Contractor’s non-performance of its obligations under this Contract.

Section 27.3	Performance to Continue

Upon the occurrence of any event of Force Majeure, Contractor shall use commercially reasonable efforts to continue to perform its obligations under this Contract, and the suspension of performance shall be of no greater scope or of no longer duration than is reasonably required by the Force Majeure. Contractor shall notify Company of the steps Contractor proposes to take, including any reasonable alternative means for performance, which is not prevented by Force Majeure. Contractor shall not take any such alternative steps unless directed to do so by Company pursuant to a Change Order.  Contractor shall use commercially reasonable efforts to (a) mitigate all such costs and impacts on the Project Schedule and (b) remedy its inability to perform and resume its performance at the earliest practical time after cessation of the Force Majeure.  The obligations of Contractor that arose prior to the Force Majeure and that are not affected by such Force Majeure shall not be excused as a result of such Force Majeure.

Section 27.4	Resumption of Performance

When the Party invoking Force Majeure is able to resume performance of its obligations hereunder, that Party will provide the other Party with written notice to that effect and will promptly resume such performance.

Section 27.5	Termination in Consequence of Force Majeure

If circumstances of Force Majeure have occurred that have materially affected the Work and have continued for a period of forty-five (45) days in the aggregate, and there is a corresponding delay in the schedule for performance and the Guaranteed Substantial Completion Date of forty-five (45) days in the aggregate caused by the Force Majeure, then, notwithstanding that Contractor may by reason thereof have been granted an extension of the schedule for performance and the Guaranteed Substantial Completion Date by Change Order, Company shall be entitled to provide notice of its intent to terminate this Contract upon thirty (30) days notice to Contractor. If, at the expiration of such thirty (30)-day period, such Force Majeure shall still continue, Company may elect to terminate this Contract as a Voluntary Termination.

ARTICLE 28

DEFAULT

Section 28.1	Contractor Default

Contractor shall be in default (each, a “Contractor Default”) hereunder if:

(a)           Contractor or Guarantor commits a material breach of this Contract or the Guaranty, as the case may be, including failure to meet any of the Minimum Performance Guarantees, and such breach continues for thirty (30) days after notice thereof from Company without being cured or remedied by Contractor or Guarantor; provided, however, in the event such breach is incapable of being cured within thirty (30) days and provided further that Contractor or Guarantor shall have diligently and in good faith commenced to cure such breach within such thirty (30) day period and such efforts to cure are continuing, Contractor or Guarantor shall have a reasonable additional time period to effect a cure or remedy of such breach, which additional time period shall not exceed ninety (90) days from the initial receipt of notice of such breach from Company;

(b)           Contractor fails to maintain insurance as required by this Contract or related to the Work or the Project and such failure continues for five (5) Business Days without being cured or remedied by Contractor;

(c)           Contractor or Guarantor assigns a Project Document to which it is a party, or the Guaranty, as the case may be, other than as permitted both hereunder and thereunder;

(d)           Contractor or Guarantor commences a voluntary case under the Bankruptcy Code; files a petition seeking to take advantage of any other laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding up or composition or adjustment of debts; consents to or fails to contest in a timely and appropriate manner any petition filed against it in an insolvency case under such bankruptcy laws or other laws; applies for, or consents to or fails to contest in a timely and appropriate manner, the appointment of, or the taking of possession by, a receiver, custodian, trustee, liquidator or the like of itself or of a substantial part of its assets; admits in writing its inability to pay, or generally not be paying, its debts (other than those that are the subject of bona fide disputes) as they become due; makes a general assignment for the benefit of creditors; takes any action for the purpose of effecting any of the foregoing; or a case or other proceeding is commenced by a third party against a Contractor or Guarantor seeking (i) relief under the Bankruptcy Code or under any other laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding up or composition or adjustment of debts or (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of Contractor or Guarantor of all or any substantial part of its assets, and such case or proceeding continues undismissed or unstayed for a period of sixty (60) days;

(e)           any representation or warranty made by Contractor or Guarantor in this Contract or the Guaranty, as the case may be, shall prove to have been false in any material respect as of the date made;

(f)            a Material Adverse Change attributable to an act or omission of Contractor shall have occurred and be continuing; or

(g)           Contractor fails to pay any undisputed Liquidated Damages to Company when due.

Section 28.2	Company Default

Company shall be in default (each a “Company Default”) hereunder if:

(a)           Company fails to pay Contractor any undisputed amount due Contractor under this Agreement;

(b)           Company commits a material breach of this Contract, and such material breach is incapable of being cured or such breach continues for thirty (30) days after written notice thereof to Company without being cured or remedied by Company;

(c)           Company commences a voluntary case under the Bankruptcy Code; files a petition seeking to take advantage of any other laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding up or composition or adjustment of debts; consents to or fails to contest in a timely and appropriate manner any petition filed against it in an insolvency case under such bankruptcy laws or other laws; applies for, or consents to or fails to contest in a timely and appropriate manner, the appointment of, or the taking of possession by, a receiver, custodian, trustee, liquidator or the like of itself or of a substantial part of its assets; admits in writing its inability to pay, or generally not be paying, its debts (other than those that are the subject of bona fide disputes) as they become due; makes a general assignment for the benefit of creditors; takes any action for the purpose of effecting any of the foregoing; or a case or other proceeding is commenced by a third party against Company seeking (i) relief under the Bankruptcy Code (as now or hereafter in effect) or under any other laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding up or composition or adjustment of debts or (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of Company of all or any substantial part of its assets, and such case or proceeding continues undismissed or unstayed for a period of sixty (60) days; or

(d)           any representation or warranty made by Company in this Contract shall have been false in any material respect as of the date made.

Section 28.3	Intentionally Omitted

ARTICLE 29
TERMINATION

Section 29.1	Termination by Company

(a)           Default Termination Rights. Upon the occurrence or continuation of a Contractor Default, Company may elect to terminate this Contract as follows (each, a “Termination by Company”):

(i)             with respect to a Contractor Default described in Section 28.1(d), immediately terminate this Contract and remove Contractor from the Site with risk of loss of the Work transferring to Company; and

(ii)            with respect to a Contractor Default described in any Section other than Section 28.1(d), after having given written notice to Contractor of such Contractor Default and Contractor’s having failed to cure such Contractor Default within the cure period specified in such subsection, or, if no cure period is specified, then ten (10) days after such notice, terminate this Contract.

(b)           Voluntary Termination.  Following the Effective Date, Company may elect to terminate this Contract at any time without cause upon not less than thirty (30) days’ written notice to Contractor (“Voluntary Termination”).

Section 29.2	Termination by Contractor

(a)           Default Termination Rights. Upon the occurrence and continuance of a Company Default, Contractor may elect to terminate this Contract as follows (each, a “Termination by Contractor”):

(i)             with respect to a Company Default described in Section 28.2(c), immediately terminate this Contract; and

(ii)            with respect to a Company Default described in any Section other than Section 28.2(c), after having given written notice to Company of such default and Company having failed to cure such default within the cure period specified in such subsection, or, if no cure period is specified, then ten (10) days after such notice, terminate this Contract.

Section 29.3	Procedures and Remedies Following Termination Other than for Contractor Default

(a)           Upon any termination of this Contract pursuant to Section 16.1(b), Section 27.5, Section 29.1(b) or Section 29.2(a), the following shall apply: (i) Company shall pay to Contractor the amount, if any, by which the applicable cumulative termination fees set forth in Appendix H corresponding to the effective date of the termination (partial month to be appropriately pro-rated) exceeds the cumulative payments made by Company to Contractor prior to such date; (ii) at Company’s option, title (to the extent not already transferred) and risk of loss to some or all of the Materials and Equipment shall transfer to Company; and (iii) Company shall be responsible for, as applicable, any transportation, storage and insurance of and for the Materials and Equipment for which Company has elected to take title.

(b)           In addition to the foregoing in Section 29.3(a), upon any termination of this Contract pursuant to Section 16.1(b), Section 27.5, Section 29.1(b) or Section 29.2(a), the following shall apply: Company may, but shall not be obligated to, at no additional cost to Company (i) require that Contractor take all steps necessary or requested by Company to assign Contractor’s rights and obligations under the Project Documents, any other contract connected with the performance of the Work to which Contractor is a party and Governmental Approvals identified by Company to Company and to transfer to Company all other property (including Equipment and Materials), whether tangible or intangible, in which Contractor has rights which is necessary or desirable for the development, construction ownership or operation of the Project; and (ii) enter onto the Site and to remove all Materials and Equipment for which it has elected to take title.

(c)           Upon any termination of this Contract pursuant to Section 16.1(b), Section 27.5, Section 29.1(b) or Section 29.2(a), Contractor shall be entitled to remove at its cost during normal working hours all Contractor Equipment and Non-Company Materials which are on the Site. Prior to removing any Contractor Equipment or Non-Company Materials from the Site Contractor shall provide to Company a detailed list of Contractor Equipment and Non-Company Materials to be removed.

Section 29.4	Procedures and Remedies Following Termination for Contractor Default

(a)           Upon termination of this Contract by Company pursuant to Section 29.1(a), Company may, but shall not be obligated to:

(i)             remove Contractor from the Site with risk of loss of the Work transferring to Company. In addition, Company may, but shall not be obligated to, require Contractor, at no additional cost to Company, to take all steps necessary or requested by Company to assign Contractor’s rights and obligations under the Project Documents, any other contract connected with the performance of the Work to which Contractor is a party and Governmental Approvals identified by Company to Company and to transfer to Company all other property, whether tangible or intangible, in which Contractor has rights which is necessary or desirable for the development, construction ownership or operation of the Project at Contractor’s actual cost; and

(ii)            pursue any and all remedies available at law or in equity.

Section 29.5	Exclusivity

CONTRACTOR’S SOLE AND EXCLUSIVE RIGHTS AND REMEDIES IN THE EVENT OF COMPANY DEFAULT SHALL BE TERMINATION OF THE CONTRACT PER SECTION 29.2(A) AND THE REMEDIES IN CONNECTION THEREWITH SET FORTH IN SECTION 29.3. FOR THE AVOIDANCE OF DOUBT, THE RIGHTS AND REMEDIES OF CONTRACTOR SET FORTH IN HEREIN FOR COMPANY DEFAULT ARE EXCLUSIVE AND NO OTHER REMEDIES OF ANY KIND WHATSOEVER SHALL APPLY IN THE EVENT OF SUCH DEFAULT.

ARTICLE 30

DISPUTE RESOLUTION

Section 30.1	Applicability of Dispute Resolution Procedures

All Claims, disputes or other matters in question between the Parties arising out of or relating in any way to this Contract (any such matter, a “Dispute”) shall be resolved pursuant to this Article 30.

Section 30.2	Dispute Resolution

(a)           The Parties agree to make good faith, diligent attempts to resolve all Disputes.  In the event of any Dispute, the Party alleging the existence of a Dispute shall send written notice of such Dispute to the other Party, which notice shall include a detailed description of the matters that are the subject of the Dispute.  Any and all Disputes between the Parties shall be settled, if possible, by good faith negotiation and compromise, if necessary, between Company’s Representative and Contractor’s Representative following written notice of the Dispute.  Any Dispute not settled by Company’s Representative and Contractor’s Representative within thirty (30) days following written notice of the Dispute, shall be referred to senior management of the Parties for resolution.  In the event the Dispute has not been resolved within forty-five (45) days following referral to senior management, or such longer period as the Parties may mutually agree, then either Party may, upon ten (10) days notice to the other Party commence legal action in order to resolve the Dispute.

(b)           Any legal action or proceeding with respect to this Contract shall be brought in  the U.S. District Court for the District of Alaska in Anchorage, or if such court lacks jurisdiction, in the state courts of Alaska located in Anchorage, Alaska.  Each of the Parties hereby accepts and consents to, generally and unconditionally, the jurisdiction of the aforesaid courts and appellate courts from any appeal thereof.  Each of the Parties irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to such Party at the address first set forth in this Contract.  Each of the Parties hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Contract brought in the courts referred to above and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

(c)           Notwithstanding the existence of any Dispute, the Parties will continue to perform their respective obligations under this Contract.

ARTICLE 31
ASSIGNMENT

Section 31.1	Contractor Assignment

Contractor may not assign this Contract or any portion thereof (including its rights and obligations under this Contract) to any other Person, except with Company’s prior written consent, which consent shall not unreasonably withheld.

Section 31.2	Company Assignment

Except as set forth elsewhere herein and in Sections 31.3, 31.4, 31.5 and 31.6 of this Contract, Company may not assign this Contract or any portion thereof (including its rights and obligations under this Contract) to any other Person, except with Contractor’s prior written consent, which consent shall not unreasonably withheld.

Section 31.3	Company’s Right to Assign to ML&P

Notwithstanding any other provision of this Contract to the contrary, Company may, without the consent of Contractor, assign up to a thirty percent (30%) undivided interest in this Contract to ML&P or an Affiliate of ML&P, provided that:

(a)           any such assignment shall not affect or alter the rights, obligations,  duties, or limitations of liability of Company hereunder to Contractor in any manner;

(b)           any such assignment shall not affect or alter the rights, obligations, duties, or limitations of liability of Contractor hereunder to Company in any manner; and

(c)           Company shall remain fully responsible for the performance of all obligations to Contractor hereunder, including payment of one hundred percent (100%) of the Contract Price, subject to the terms and conditions set forth in this Contract.

In addition, Contractor agrees that it shall not be entitled as a result of any such assignment or otherwise to enforce or attempt to enforce any rights or remedies it may have against Company hereunder against ML&P or Affiliate of ML&P and Contractor hereby covenants with Company that it shall not do or take any actions with respect to any of the foregoing.  Company shall provide Contractor with thirty (30) days prior written notice of any such assignment and shall notify Contractor in writing of any such assignment once such assignment occurs.  For the avoidance of doubt, upon any such assignment (i) Contractor’s limitations of liability and obligations shall apply jointly to Company and ML&P or Affiliate of ML&P, as the case may be (or any subsequent permitted assignee of an interest in this Contract) such that Contractor’s total liability shall not exceed the amount(s) set forth in Article 24 unless the obligation in question is expressly excluded from such limitation on liability and (ii) in the event this Contract is assigned to ML&P or an Affiliate of ML&P, Contractor’s performance of any obligation hereunder for the benefit of Company shall be deemed to be performance for the benefit of ML&P or such Affiliate of ML&P, as the case may be (or any other permitted assignee) and Contractor’s performance of any obligation hereunder for the benefit of ML&P or such Affiliate of ML&P, as the case may be, shall be deemed to be performance for the benefit of Company (or any other permitted assignee).  In no event shall Company and ML&P or an Affiliate of ML&P, as the case may be, collectively be entitled to recover more than one hundred percent (100%) of the  damages associated with a particular Claim.  Subject to the preceding set forth in this Section 31.3, upon any such assignment to ML&P or an Affiliate of ML&P, Company shall have the right to enforce this Contract on behalf of ML&P or such Affiliate of ML&P (or any subsequent permitted assignee of an interest in this Contract), as well as for itself.  For that purpose, Company may commence proceedings in its own name to enforce all obligations and liabilities of Contractor and to make any Claim that ML&P or such Affiliate of ML&P, as the case may be (or any subsequent permitted assignee of an interest in this Contract) may have against Contractor under and in accordance with this Contract.  The Parties agree that for the purposes of the Guaranty, the enforcement by Company of this Contract on behalf of  ML&P or an Affiliate of ML&P, as the case may be (or any subsequent permitted assignee of an interest in this Contract) and the making of any Claim by ML&P or an Affiliate of ML&P, as the case may be (or any subsequent permitted assignee of an interest in this Contract) against Contractor under and in accordance with this Contract shall for the purpose of the Guaranty be considered as Claims of Company with respect to which Company shall be entitled to claim under the Guaranty subject to the terms and conditions thereof.

Section 31.4	Conveyance of Title to Equipment

To the extent title has transferred to Company, Company may convey title to any or all of the Equipment and Materials to ML&P or an Affiliate of ML&P at any time without the consent of Contractor; provided, that any such assignment shall not affect or alter the rights, obligations, duties, or limitations of liability of Company hereunder to Contractor or the rights, obligations, duties, or limitations of liability of Contractor hereunder to Company in any manner.  In addition, Contractor agrees that it shall not be entitled as a result of any such conveyance or assignment or otherwise to enforce or attempt to enforce any rights or remedies it may have against Company hereunder against ML&P or Affiliate of ML&P and Contractor hereby covenants with Company that it shall not do or take any actions with respect to any of the foregoing.

Section 31.5	Collateral Assignment

Company and ML&P may also assign, without the consent of Contractor, a collateral interest in this Contract to a lender as collateral security for a loan for the acquisition of Equipment, payment for the Work or the development and construction of the Plant.  Under no circumstances, however, shall a collateral assignment require Contractor to deliver Equipment to or perform Work for Company or an assignee if Contractor has not received payment of the applicable portion of the Contract Price.

Section 31.6	Assignment to State Instrumentality

Company and/or, in the event an interest in the Contract and/or Equipment or Materials has been assigned or otherwise conveyed to ML&P or an Affiliate of ML&P under this Contract, ML&P or its Affiliate, may, without the consent of Contractor, provided that Company, ML&P and/or an Affiliate of ML&P, as the case may be, furnishes thirty (30) days prior written notice to Contractor, assign all or any portion of its interest in this Contract and/or convey title to any or all of the Equipment, Materials or Work to an entity owned and operated by a governmental authority, including the Municipality of Anchorage, a public corporate authority of the Municipality of Anchorage, a public corporation and/or instrumentality of the State of Alaska, a public corporation or instrumentality with a separate and independent legal existence and/or a political subdivision within a department of the State of Alaska, a public corporation or authority owned or operated by any of the foregoing governmental authorities, a department of a governmental agency, a joint action agency or an electric cooperative organized to own and operate generation and transmission assets.

ARTICLE 32

CONFIDENTIALITY

Section 32.1	Confidentiality

(a)           It is understood that certain information may be exchanged among Company and Contractor that the disclosing Party considers proprietary and confidential. Each Party agrees that it shall, and shall cause its Affiliates and its and their officers, directors, consultants, employees, legal counsel, contractors, subcontractors, agents and representatives (and, in the case of Company, ML&P and its officers, directors, consultants, employees, legal counsel, agents and representatives) (together with the Affiliates, the “Confidentiality Affiliates”) to: hold confidential and not disclose other than to its Confidentiality Affiliates having a reasonable need to know in connection with the permitted purposes hereunder, without the prior written consent of the other Party, all confidential or proprietary written information which is marked confidential or proprietary or oral information or data which is reduced to writing within five (5) days of such disclosure and marked as confidential or proprietary (including sources of financing, development strategy, competitor information, cost and pricing data, warranties, technical information, research, developmental, engineering, manufacturing, marketing, sales, financial, operating, performance, business and process information or data, know-how and computer programming and other software techniques) provided or developed by the other Party or its Confidentiality Affiliates in connection herewith or the Work (collectively, the “Confidential Information”); and to use such Confidential Information only for the purposes of performing its obligations hereunder or where reasonably necessary to enjoy the benefits of this Contract. In no event shall any Confidential Information be disclosed to any competitor of Contractor or Company.

(b)           The obligations contained in the preceding paragraph shall not apply, or shall cease to apply, to Confidential Information if or when, and to the extent that, such Confidential Information (i) was known to the receiving Party or its Confidentiality Affiliates prior to receipt from the disclosing Party or its Confidentiality Affiliates; (ii) was, or becomes through no breach of the receiving Party’s obligations hereunder, known to the public; (iii) becomes known to the receiving Party or its Confidentiality Affiliates from other sources under circumstances not involving any breach of any confidentiality obligation between such source and the disclosing Party’s or discloser’s Confidentiality Affiliates or a third party; (iv) is independently developed by the receiving Party or its Confidentiality Affiliates; or (v) is required to be disclosed by Applicable Law or legal process. Contractor acknowledges that Company or ML&P may be required to disclose all or substantially all information provided by Contractor pursuant to this Contract by order of Governmental Authority, and that such disclosure shall in no event be deemed a violation of this Section 32.1.  As to Confidential Information that is not a trade secret under Applicable Law, the foregoing obligations shall expire five (5) years after the Final Completion Date.

(c)           When required by the appropriate Governmental Authority, a receiving Party may disclose the Confidential Information of the other Party to such Governmental Authority provided, however, that prior to making any such disclosure, such Party shall: (i) if reasonably possible, provide the disclosing Party with timely advance notice of the Confidential Information requested by such Governmental Authority and the intent of such Party to so disclose; (ii) minimize the amount of Confidential Information to be provided consistent with the interest of the disclosing Party and the requirements of the Governmental Authority involved; and (iii) make commercially reasonable efforts (which shall include participation by the disclosing Party as applicable in discussions with the Governmental Authority involved) to secure confidential treatment and minimization of the Confidential Information to be provided. In the event that efforts to secure confidential treatment are unsuccessful, the disclosing Party shall have the prior right to revise such information to minimize the disclosure of such Confidential Information in a manner consistent with its interest and the requirements of the Governmental Authority involved.

(d)           Company’s disclosure of Contractor Drawings and Manuals to third parties in accordance with its obligations hereunder shall not be a breach of this Article 32.

ARTICLE 33

MISCELLANEOUS PROVISIONS

Section 33.1	Non-Solicitation

During the term of this Contract, neither Company nor ML&P or their respective Affiliates will solicit for employment any employee of the Contractor, nor shall Contractor or its Affiliates solicit for employment any employee of Company or ML&P or any of their respective Affiliates.

Section 33.2	Notices, Consents and Approvals

Contact information for notices, requests, demands and other communications required or permitted hereunder is as follows:

(a)	if to Contractor, to:

Bob Black
Senior Director
SNC-Lavalin Constructors Inc.
19015 North Creek Parkway, Suite 300
Bothell, WA  98011-8029
Phone:  (425) 489-8157
Facsimile:  (425) 489-8028

with copies to:

David Lund
Thermal Power General Counsel
SNC-Lavalin Constructors Inc.
19015 North Creek Parkway, Suite 300
Bothell, WA  98011-8029
Phone:  (425) 489-3330
Fasimile:   (425) 489-8032

or to such other person or address as Contractor shall furnish to Company;

(b)	if to Company, to:

If mailed:

Chugach Electric Association, Inc.
P.O. Box 196300
Anchorage, AK 99519-6300
Attn: Dan Knecht

With a copy provided to:

Chugach Electric Association, Inc.
P.O. Box 196300
Anchorage, AK 99519-6300
Attn: Dustin Highers

If delivered (personally, by courier or overnight delivery service, or by facsimile):

Chugach Electric Association, Inc.
5601 Electron Drive
Anchorage, AK 99519-6300
Attn: Dan Knecht
Phone: (907) 762-4765
Facsimile: (907) 762-4699

With a copy provided to:

Chugach Electric Association, Inc.
5601 Electron Drive
Anchorage, AK 99519-6300
Attn: Dustin Highers
Phone: (907) 762-4775
Facsimile: (907) 762-4448

or to such other person(s) or address(es) as Company furnishes to Contractor from time to time.

(c)           All notices, including, acceptances, consents, approvals, agreements, deliveries of information, designations, requests, demands and other communications required or permitted hereunder shall be in writing, properly addressed as provided in paragraphs (a) and (b) above, and given by (i) hand delivery, (ii) a national overnight courier service, (iii) confirmed facsimile transmission, followed by a hard copy, or (iv) certified or registered mail, return receipt requested, and postage prepaid. Any such notice or other communication shall be deemed to have been duly given as of the date delivered if by hand delivery, national overnight courier service or confirmed facsimile transmission (provided a hard copy promptly follows by other means provided herein), or five (5) calendar days after mailing if by certified or registered mail.

Section 33.3	Entire Contract

This Contract, together with the Appendices and Exhibits delivered in connection with it, contains the entire agreement and understanding of the Parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, whether written or oral, of the Parties relating to the subject matter hereof.

Section 33.4	Amendment; Waiver

No amendment or other modification of any provision of this Contract shall be valid or binding unless it is signed by each of the Parties. No waiver of any provision of this Contract shall be valid or binding unless it signed by the Party waiving compliance with such provision. No delay on the part of either Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver or any partial exercise of any such right, power or privilege preclude any further exercise thereof or the exercise of any other such right, power or privilege.

Section 33.5	Successors and Assigns

Each and all of the covenants, terms, provisions and agreements herein contained shall be binding upon and inure to the benefit of the Parties hereto and, to the extent permitted by this Contract, their respective successors and assigns.

Section 33.6	Third Party Beneficiaries

The provisions of this Contract shall only be for the benefit of, and enforceable by, the Parties hereto and shall not inure to the benefit of or be enforceable by any third party.

Section 33.7	Severability

In the event any one or more of the provisions contained in this Contract should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

Section 33.8	Further Assurances

Each Party shall, at the request of the other, execute and deliver or cause to be executed and delivered such documents and instruments not otherwise specified herein, and take or cause to be taken all such other reasonable actions, as may be necessary or desirable to more fully and effectively carry out the intent and purposes of this Contract.

Section 33.9	Publicity

Except as required by Applicable Law, each Party agrees that it will not issue or release for external publication any press release, article, advertising or other publicity matter in any form (including print, electronic, or interview) relating to the Work or the Project, or to this Contract without first consulting with and obtaining the prior written consent of the other Party, which consent shall not be unreasonably withheld or delayed.

Section 33.10	Independent Contractor

Contractor is an independent contractor with respect to the Work, and each part thereof, and in respect of all work to be performed hereunder.  Neither Contractor, nor any Subcontractor, nor the employees or any of any of such entities, employed in connection with the Work shall be deemed to be agents, partners, fiduciaries, representatives, joint venturers, employees or servants of Company by reason of their performance hereunder or in any manner dealt with herein. Neither Party shall perform any act or make any representation to any Person to the effect that Contractor, or any of its agents, representatives or Subcontractors, is the agent of Company.

Section 33.11	Survival

Articles 6, 24, 25, 26, 28, 29 and 30, Sections 33.11 and 33.12, and any other provisions of this Agreement which by their terms are intended to survive termination, shall survive the termination of this Contract.

Section 33.12	Governing Law; Waiver of Jury Trial

(a)           THIS CONTRACT SHALL BE GOVERNED BY, CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF ALASKA (WITHOUT GIVING EFFECT TO THE PRINCIPLES THEREOF RELATING TO CONFLICTS OF LAW).

(b)           EACH PARTY HEREBY IRREVOCABLY WAIVES ALL RIGHT OF TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR IN CONNECTION WITH THIS CONTRACT OR ANY MATTER ARISING HEREUNDER OR THEREUNDER. EACH PARTY HEREBY WAIVES ANY RIGHT TO CONSOLIDATE ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR IN CONNECTION WITH THIS CONTRACT OR ANY MATTER ARISING HEREUNDER OR THEREUNDER IN WHICH A JURY TRIAL HAS NOT OR CANNOT BE WAIVED.

Section 33.13	Counterparts

This Contract may be executed by the Parties in two or more separate counterparts (including by facsimile transmission), each of which shall be deemed an original, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

Section 33.14	Captions

The captions for Articles and Sections contained in this Contract are for convenience and reference only and in no way define, describe, extend or limit the scope or intent of this Contract or the intent of any provision contained herein.

[THE NEXT PAGE IS THE SIGNATURE PAGE]

IN WITNESS WHEREOF, the authorized representatives of the Parties have executed this Contract as of the first date set forth above.

CHUGACH ELECTRIC ASSOCIATION, INC., as Company

By: /s/ Lee D. Thibert for BWE
Print Name: Lee D. Thibert
Title: SR. V.P.

SNC-LAVALIN CONSTRUCTORS, INC., as Contractor

By: /s/ Robert Black
Print Name: Robert Black
Title: Project Director

Exhibit A
to
Engineering, Procurement and Construction Contract

FORM OF FULL NOTICE TO PROCEED

________________________, 20____

SNC-Lavalin Constructors Inc.
19015 North Creek Parkway
PO Box 3037
Bothell, WA 98041-3037
Attn:  _________

Ladies and Gentlemen:

This Full Notice to Proceed is delivered pursuant to that certain Engineering, Procurement and Construction Contract, made and entered into as of June 18, 2010 (as further amended, restated, supplemented or otherwise modified from time to time, the “Contract”), by and between Chugach Electric Association, Inc., an Alaska electric cooperative (“Company”), and SNC-Lavalin Constructors, Inc., a corporation formed under the laws of the State of Delaware (“Contractor”). Capitalized terms used herein but not otherwise defined herein shall have the respective meanings set forth in the Contract.

1.           Company hereby acknowledges that each of the conditions precedent set forth in Section 2.1(d) of the Contract has been satisfied or waived.

2.           Pursuant to, and in accordance with, Section 2.1(a) of the Contract, Company hereby issues this Full Notice to Proceed to Contractor.

Very truly yours,

Chugach Electric Association, Inc.

By:
Name:
Title:

cc:	Company’s cc’s
Contractor’s cc’s

Exhibit B
to
Engineering, Procurement and Construction Contract

FORM OF LIMITED NOTICE TO PROCEED

SNC-Lavalin Constructors Inc.
19015 North Creek Parkway
PO Box 3037
Bothell, WA 98041-3037
Attn:  __________

Ladies and Gentlemen:

This Limited Notice to Proceed is delivered pursuant to that certain Engineering, Procurement and Construction Contract, made and entered into as of June 18, 2010 (as further amended, restated, supplemented or otherwise modified from time to time, the “Contract”), by and between Chugach Electric Association, Inc., an Alaska electric cooperative (“Company”), and SNC-Lavalin Constructors, Inc., a corporation formed under the laws of the State of Delaware (“Contractor”). Capitalized terms used herein but not otherwise defined herein shall have the respective meanings set forth in the Contract.

1.           Pursuant to, and in accordance with Section 2.1(b) of the Contract, Company hereby issues this Limited Notice to Proceed to Contractor.

2.           The portion of the Work to be performed, the time for completion of such portion of the Work, the payment schedule and the maximum amount of liability of the Company in connection with this Limited Notice to Proceed, shall be as follows:

[_________________________________________]

Agreed and accepted by the Parties effective as of [__________________].

Chugach Electric Association, Inc.
By:
Name:
Title:

SNC-Lavalin Constructors, Inc.
By:
Name:
Title:

cc:	Company’s cc’s
Contractor’s cc’s

Exhibit C
to
Engineering, Procurement and Construction Contract

FORM OF CERTIFICATE OF AUTHORIZED OFFICER OF CONTRACTOR

The undersigned, a _____________ of SNC-Lavalin Constructors, Inc., a corporation formed under the laws of the State of Delaware (“Contractor”), does hereby certify, represent and warrant to Chugach Electric Association, Inc., an Alaska electric cooperative (“Company”) that:

1.           The undersigned is a duly authorized officer of Contractor and is familiar with the matters set forth below.

2.           The undersigned acknowledges that Company is relying on this certificate (this “Certificate”) in connection with the issuance of the Full Notice to Proceed under the Engineering, Procurement and Construction Contract, dated as of June 18, 2010, as amended, restated, supplemented or otherwise modified from time to time, between Contractor and Company (the “Contract”) and the consummation of the transactions described therein.

3.           (A) Each of the conditions precedent to the issuance of the Full Notice to Proceed has been satisfied (other than to the extent that the satisfaction of a condition is dependent on the judgment of Company); (B) each of the conditions in Sections 3.2(b), 3.2(c), 3.2(d), 3.2(e) and 3.2(f) of the Contract has been and will be satisfied as of the date of the issuance of the Full Notice to Proceed; and (C) each of the representations of Contractor set forth in Article 4 of the Contract is true and correct.

Capitalized terms used herein and not otherwise defined herein are used herein with the meanings ascribed thereto in the Contract.

IN WITNESS WHEREOF, I have executed and delivered this Certificate this ___ day of ________________, 20__.

SNC-LAVALIN CONSTRUCTORS, INC.

By:
Name:
Title:

Exhibit D
to
Engineering, Procurement and Construction Contract

[RESERVED]

Exhibit E
to
Engineering, Procurement and Construction Contract

FORM OF NOTICE OF REQUEST FOR PAYMENT

________________________, 20__

Chugach Electric Association, Inc.
5601 Electron Drive
Anchorage, AK 99519-6300
Attn: Dan Knecht

Ladies and Gentlemen:

Reference is made to that certain Engineering, Procurement and Construction Contract, made and entered into as of June 18, 2010], as amended, restated, supplemented or otherwise modified from time to time (the “Contract”) between Chugach Electric Association, Inc., an Alaska electric cooperative (the “Company”) and SNC-Lavalin Constructors, Inc., a corporation formed under the laws of the State of Delaware (the “Contractor”). Capitalized terms used herein but not otherwise defined shall have the respective meanings set forth in the Contract.

1.	Contractor hereby requests payment of a payment in accordance with the Payment Schedule on the date (which is a Business Day) and in the aggregate amount indicated below (the “Requested Payment”):

Date

Amount $

2.	Pursuant to Sections 3.2 and 3.4 of the Contract, the undersigned, an authorized officer of Contractor, hereby certifies on behalf of Contractor that:

(a)
The representations and warranties made by Contractor in each Project Document to which it is a party are true and correct in all material respects as of the date hereof and shall be true and correct in all material respects after giving effect to the payment being requested hereunder.

(b)
(i) No Contractor Default has occurred and is continuing; (ii) no breach, violation or default has occurred and is continuing with respect to any of the Security Documents; and (iii) no breach, violation or default has occurred with respect to any of the Project Documents or any consent or Governmental Approval, in each case which could reasonably be expected to result in a Material Adverse Change.

(c)
No action, suit, proceeding or investigation by or before any Governmental Authority or any arbitrator is pending or, to Contractor’s knowledge, threatened against or affecting a Project Party or the Project which would result in a Material Adverse Change.

(d)
No Material Adverse Change has occurred (i) with respect to Contractor, any Key Subcontractor or the Guarantor or (ii) that is otherwise the result of an act or omission of Contractor, any Subcontractor or the Guarantor.

(e)	All Governmental Approvals required to be obtained by Contractor have been obtained and are in full force and effect.

(f)	Contractor shall deliver to Company the Progress Report pursuant to Section 10.6.

(g)	Contractor has delivered to Company Lien and Claim releases pursuant to Section 3.8.

3.
The invoice of Contractor properly substantiating the amounts requested to be paid in connection with the requested payment is attached hereto as Annex 1.  Contractor hereby requests that the requested payment be made to it in the amount specified in the invoice attached as Annex 1 via wire transfer to the bank account specified in such invoice.

4.	Executed Lien and Claim releases, the delivery of which is a condition precedent to payment under Section 3.2(h) of the Contract, are attached hereto as Annex 2.

5.
Attached as Annex 3 is the form of notice that Company’s Representative shall use to inform Contractor if it disputes the invoice of Contractor or any portion of the invoice of Contractor, as contemplated by Section 3.1(d) of the Contract.

Very truly yours,

SNC-Lavalin Constructors, Inc.

By:
Name:
Title:

Annex 1 to Exhibit E

INVOICE

Annex 2 to Exhibit E

EXECUTED LIEN AND CLAIM RELEASES

[TO BE ATTACHED]

Annex 3 to Exhibit E

FORM OF NOTICE OF DISPUTE

[Letterhead of Chugach Electric Association, Inc.]

Dear Sir or Madam:

Please be advised that Chugach Electric Association, Inc. hereby informs SNC-Lavalin Constructors, Inc that it disputes the following items of the invoice dated [________________]:

[______________________________]

Very truly yours,

CHUGACH ELECTRIC ASSOCIATION, INC.

By
Its

Exhibit F
to
Engineering, Procurement and Construction Contract

FORM OF INVOICE

SNC-LAVALIN CONSTRUCTORS Inc 19015 North Creek Parkway, Ste 300 Bothell, WA 98011-8029

SOLD TO:	Chugach Electric Association, Inc.	Application No:
	5601 Electron Drive	Invoice Number:
	Anchorage, AK 99519-6300	Invoice Date:
Attention:
	Dan Knecht	REMIT VIA WIRE TRANSFER TO:
Bank of America
100 West 33rd Street
New York, New York 10001
Project:	Southcentral Power Project	Account # : 3756243969
ABA # : 0260-0959-3
Account Name:
SNC-Lavalin Constructors Inc

Contract No.		Payment Terms:

To invoice per Payment Schedule, dated

	Payment Number:	$ -

$ -

	Total Amount Due	$ -

	Previously Billed Amount	$ -
	Amount Billed this Period	$ -
	Total Billed to Date	$ -

	Total Retainage to Date Represented by L/C:	$ -

Total Payments		$ -

	Approved: Bob Black	Date
Director, Project Management

Exhibit G
to
Engineering, Procurement and Construction Contract

FORM OF CONTRACTOR LIEN RELEASE

With reference to that certain Engineering, Procurement and Construction Contract (the “Contract”), made and entered into as of June 18, 2010 by and between Chugach Electric Association, Inc., an electric cooperative organized under the laws of the State of Alaska (“Company”), and SNC-Lavalin Constructors, Inc., a corporation formed under the laws of the State of Delaware (“Contractor”), concerning the Southcentral Power Project (the “Project”).

The Contractor hereby certifies, represents and warrants to Company that each of its Subcontractors (as such term is defined in the Contract) has made full payment of all costs, charges and expenses that are due and incurred by them or on their behalf for work, labor, services, materials and equipment supplied to the Project, the premises of Company, the premised associated with the Project and/or used by them in connection with Contractor’s Work (as such term is defined in the Contract) up to the date of this payment.

Contractor further certifies, represents and warrants that it has made full payment of all costs, charges and expenses that are due and incurred by it or on its behalf for work, labor, services, materials and equipment supplied to the Project, the premises of Company, the premises associated with the Project and/or used by it in connection with the Contractor’s Work (as such term is defined in the Contract) up to the date of this payment.

In consideration of [$___________] as payment for all work relating to this payment, Contractor hereby unconditionally remises, releases and forever discharges the Project, the Project’s premises and property and Company’s premises and property from all claims, liens and obligations of every nature arising out of or in connection with the performance of Contractor’s work relating to the Contract up to the date of this payment.

The foregoing shall not relieve Contractor of its other obligations arising from the Work (as such term is defined in the Contract) and/or the Contract, which by their nature survive completion of this portion of the Work, including, without limitation, warranties, guarantees and indemnities.

Executed this ____ day of  ______.

SNC-Lavalin Constructors, Inc.

By:
Name:
Title:

Exhibit H
to
Engineering, Procurement and Construction Contract

FORM OF SUBCONTRACTOR LIEN RELEASE

With reference to that certain Engineering, Procurement and Construction Contract (the “Contract”), made and entered into as of June 18, 2010, by and between Chugach Electric Association, Inc., an electric cooperative organized under the laws of the State of Alaska (“Company”), and SNC-Lavalin Constructors, Inc., a corporation formed under the laws of the State of Delaware (“Primary Contractor”), concerning the Southcentral Power Project (the “Project”) and related to which the undersigned party, [_____________] (“Subcontractor”), has performed certain work for Primary Contractor.

Subcontractor hereby certifies, represents, and warrants that it has received full payment of all costs, charges and expenses that are due and incurred by it or on its behalf for work, labor, services, materials and equipment supplied to the Project, the premises of Company, the premises associated with the Project and/or used in connection with its work related to the Contract up to the date of this payment.

Subcontractor further certifies, represents, and warrants that each of its subcontractors and materialmen has made full payment of all costs, charges and expenses that are due and incurred by them or on their behalf for work, labor, services, materials and equipment supplied to  the Project, the premises of Company, the premises associated with the Project and/or used by them in connection with the Subcontractor’s work related to the Contract up to the date of this payment.

Subcontractor further certifies, represents and warrants that it has made full payment of all costs, charges and expenses that are due and incurred by it or on its behalf for work, labor, services, materials and equipment supplied to the Project, the premises of Company, the premises associated with the Project and/or used by it in connection with the Subcontractor’s work related to the Contract up to the date of this progress payment.

In consideration of [$___________] as payment for all work relating to this milestone payment, the Subcontractor hereby unconditionally remises, releases and forever discharges the Project, the premises and property of Company, the premises and property associated with the Project from all claims, liens and obligations of every nature arising out of or in connection with the performance of Subcontractor’s work relating to the Contract up to the date of this payment.

The foregoing shall not relieve Subcontractor of its other obligations arising from its work performed relating to the Contract, which by their nature survive completion of this portion of the work, including, without limitation, warranties, guarantees and indemnities.

Executed this ____ day of  ______.

Subcontractor:
By:
Title:

Exhibit I
to
Engineering, Procurement and Construction Contract

[RESERVED]

Exhibit J
to
Engineering, Procurement and Construction Contract

FORM OF GUARANTY OF CONTRACTOR’S PARENT COMPANY

PARENT COMPANY GUARANTY

THIS GUARANTY (this “Guaranty”) is made on the [_____] day of [_______________], 2010 by SNC-Lavalin Group Inc., whose registered office is at 455 Rene-Levesque Boulevard West, Montreal, Quebec H2Z 1Z3 Canada (the “Guarantor”); to Chugach Electric Association, Inc., whose registered office is at 5601 Electron Drive, Anchorage, Alaska 99519-6300 (the “Beneficiary”).  Capitalized terms used herein and not otherwise defined herein are used herein with the meanings ascribed thereto in the Contract (as defined below).

WHEREAS:

WHEREAS, As contemplated by Section 6.1(a) of that certain Engineering, Procurement and Construction Contract made and entered into as of June 18, 2010 (the “Contract”) made by and between the Beneficiary and SNC-Lavalin Constructors, Inc. (the “Contractor”), the Contractor has agreed to complete the Work in connection with the Project, upon the terms and conditions in the Contract.

WHEREAS, Guarantor has agreed to guarantee the due performance of, and payment of any amounts due to Beneficiary under, the Contract by the Contractor as set out herein.

WHEREAS, the Guarantor owns all of the equity interests in Contractor; and

WHEREAS, as contemplated by the Contract and in order to induce Beneficiary to enter into the Contract with Contractor, the Guarantor has agreed to execute and deliver this Guaranty in favor of Beneficiary;

NOW, THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Guarantor and Beneficiary hereby agree as follows:

1.           Guaranty.  Guarantor absolutely, unconditionally and irrevocably guarantees to Beneficiary the prompt and complete payment and performance of the Contractor’s payment and performance obligations as set forth in the Contract (collectively, the “Guaranteed Obligations”).

2.           Unconditional Obligation.  This is a guarantee of payment and performance and not of collection.  The liability of Guarantor under this Guaranty is direct, irrevocable and not conditional or contingent upon the pursuit by Beneficiary under the Contract of any remedies against Contractor or any other Person, nor upon any other recourse available to Beneficiary.  Guarantor irrevocably waives any and all rights it may now or in the future have under law or in equity to require either (i) that an action be brought against Contractor or any other Person as a condition to Beneficiary proceeding against Guarantor, or (ii) that action be first taken against any security given by Contractor, Guarantor or any third party on behalf of or in favor of Contractor in connection with the Contract or to any balance of any deposit account or credit on the books of Beneficiary in favor of Contractor or any other person or entity before Beneficiary proceeds against Guarantor under this Guaranty.

3.           Absolute Obligation.  Subject only to the provisions of Section 4, the obligations of Guarantor under this Guaranty are absolute and without regard to the enforceability of the Contract or of any terms thereof, or lack of power or authority of Contractor to enter into the Contract, or any substitution, taking, release or exchange of any other guaranty of or any security for Contractor’s performance under the Contract or any other circumstances which might otherwise constitute a legal or equitable discharge of a surety or guarantor.  Without limitation, the obligations of Guarantor under this Guaranty shall not be affected, reduced, modified, impaired or discharged upon the occurrence of any of the following events:

(a)            the change, modification or amendment of any obligation, duty, guarantee, warranty, responsibility, covenant or contract (including without limitation Change Orders (as such term is defined in the Contract)) set forth in the Contract;

(b)            any failure, omission, delay by or inability on the part of Beneficiary to assert or exercise any right, power or remedy conferred upon Beneficiary under the Contract or this Guaranty;

(c)            the voluntary or involuntary liquidation, dissolution, sale or other disposition of all or substantially all of any of Contractor’s assets, the receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization of, or similar proceedings affecting Contractor or any of the assets of Contractor;

(d)            the merger or consolidation of Contractor into or with any corporation or other Person, or Contractor’s loss of its separate corporate identity or its ceasing to be an affiliate of Guarantor;

(e)            a permitted assignment under the Contract of any right, title or interest or permitted delegation under the Contract of any duty of Beneficiary in the Contract to any other person or entity;

(f)             an assignment of any right, title or interest or delegation of any duty of Contractor in the Contract to any other person or entity; or

(g)            any ongoing dispute, causes of action, mediation, arbitration or other proceedings between Beneficiary and Contractor under or in connection with the Contract or any other contract to which Beneficiary and Contractor are parties.

4.           Limitation on Liability.  Notwithstanding anything to the contrary contained in this Guaranty, Guarantor’s obligations under this Guaranty shall in no event be greater than the obligations of the Contractor under the Contract.  The Guarantor’s obligations hereunder shall be subject to the same limitations as limit Contractor’s duties, obligations and liabilities under the Contract, and Guarantor shall be entitled to assert the same limitations of liability (including but not limited to monetary and time), and exclusions of types of damages, against Beneficiary hereunder as Contractor might assert against Beneficiary under the Contract, and shall be further entitled to assert hereunder all of the rights and defenses that Contractor has under the Contract.

5.           Waiver of Notice.  Guarantor hereby waives notice of (i) Beneficiary’s acceptance and reliance on this Guaranty; (ii) default or demand in the case of default, provided such notice or demand has been given to Contractor in accordance with the terms of the Contract; and (iii) any indulgences, extensions or consents granted to Contractor or any other surety.  Guarantor waives promptness, diligence, presentment, demand of payment or enforcement and any other notice with respect to any of the Guaranteed Obligations and this Guaranty.  Without limiting Guarantor’s waiver in the preceding sentence, Beneficiary may, in its sole discretion, elect to furnish a duplicate notice to Guarantor of any notice provided to Contractor in connection with a claim which may result in Guarantor’s liability for any Guaranteed Obligations.

6.           Subrogation Rights.  Until the expiration of this Guaranty, any subrogation rights of Guarantor arising by reason of any payments made under this Guaranty shall be subordinate to the performance and payment in full by Contractor of all obligations under the Contract, including, without limitation, payment in full of all amounts which may be owing by Contractor to Beneficiary thereunder.

7.           Assignment and Third Party Beneficiaries.  This Guaranty shall inure to the benefit of Beneficiary, its successors and permitted assigns under the Contract and shall be binding upon Guarantor and its successors and assigns.  Guarantor may not assign or delegate this Guaranty without the prior written consent of Beneficiary.

8.           Representations and Warranties and Covenants.  Guarantor hereby represents and warrants to Beneficiary and covenants with Beneficiary that:

(a)            Guarantor is the indirect owner of one hundred percent (100%) of the equity of Contractor;

(b)            entering into this Guaranty and performance hereunder (i) is not an event of default or otherwise contrary to any obligation by which Guarantor may be bound, and (ii) will not result in the creation or imposition of any lien upon any property of Guarantor;

(c)            Guarantor is a company duly incorporated or otherwise formed and existing under the laws of Canada, and Guarantor will maintain its existence under such laws;

(d)            the execution and delivery by Guarantor of this Guaranty, and the performance by Guarantor of its obligations hereunder (i) are within Guarantor’s corporate powers, (ii) have been duly authorized by all necessary action, (corporate or otherwise), (iii) do not contravene any law or regulation applicable to or binding on Guarantor or any of its properties, and (iv) do not require the consent or approval of any person or entity which has not already been obtained;

(e)            this Guaranty constitutes the legal, valid and binding obligation of Guarantor enforceable against Guarantor in accordance with its terms, except as the enforceability hereof may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally; and

(f)             as of the date hereof, Guarantor has sufficient funds available to fulfill its financial obligations under the terms of this Guaranty.

9.             Termination.  The obligations of Guarantor hereunder shall terminate and be of no further force and effect upon the payment in full, performance or expiration of all Guaranteed Obligations.  Guarantor and Beneficiary hereby waive, to the extent permitted by applicable law, any longer periods available under applicable law, including any laws relating to statutes of limitation, in which to make claims and commence litigation and arbitration, except to the extent such periods apply to claims and litigation and arbitration under, and are in accordance with, the terms and conditions of the Contract.

10.           Dispute Resolution.  The dispute resolution provisions of the Contract are hereby incorporated herein, mutatis mutandis.

11.           Severability.  The invalidity or unenforceability of any provision of this Guaranty shall not affect the validity or enforceability of the remaining provisions of this Guaranty, which shall be enforced to the greatest extent permitted by Applicable Law.

12.           Notices.  All notices permitted or required to be given under this Guaranty shall be in writing and shall be deemed duly given when (i) sent by facsimile transmission, with delivery confirmed, (ii) delivered personally; (iii) sent by registered mail, return receipt requested; or (iv) sent by a recognized overnight mail or courier service, with delivery receipt requested, to the following addresses:

If to Beneficiary:

Chugach Electric Association, Inc.
5601 Electron Drive
P.O. Box 196300
Anchorage, Alaska 99519-6300
Attn:           Dan Knecht, Manager, Administrative Services
Phone:  +1-907-762-4765
FAX:  +1-907-762-4699

With a copy to:

Chugach Electric Association, Inc.
5601 Electron Drive
P.O. Box 196300
Anchorage, Alaska 99519-6300
Attn:           Dustin Highers, Director, Generation Technical Services
Phone:  +1-907-762-4775
FAX:  +1-907-762-4448

If to Guarantor:

SNC-Lavalin Group Inc.
455 Rene-Levesque Boulevard West
Montreal, Quebec H2Z 1Z3
Canada
Attention: Réjean Goulet, Sr. Vice President General Counsel
Phone: (514) 393-1000
Fax: (514) 866-5057

With a copy to:

SNC-Lavalin Constructors Inc.
19015 North Creek Parkway
PO Box 3037
Bothell, WA 98041-3037
Attention : David Lund, General Counsel
Phone: (425) 489-3330
Fax:  (425) 489-8032

13.           Amendment.  No amendment of this Guaranty shall be effective unless made pursuant to an instrument in writing duly executed by both Beneficiary and Guarantor.

14.           Governing Law.  This Guaranty shall in all respects be governed by, and construed, interpreted and enforced in accordance with the laws of the State of Alaska, without giving effect to any conflict of law rules thereof which may direct the application of the laws of another jurisdiction.

15.           Entire Contract.  The terms and conditions set forth herein, together with the documents referenced herein, constitute the complete statement of the contract between Guarantor and Beneficiary relating to the subject matter hereof.  No prior parol evidence may be introduced or considered at any judicial or arbitral proceeding for any purpose to interpret or clarify any term or provision of this Guaranty.

[SIGNATURES APPEAR ON NEXT PAGE.]

IN WITNESS WHEREOF, Guarantor has executed this Guaranty and delivered the same to Beneficiary as of the date first written above.

“Guarantor”

SNC-LAVALIN GROUP INC.

By:

Name:

Title:

By:

Name:

Title:

Acknowledged and accepted by:

“Beneficiary”

CHUGACH ELECTRIC ASSOCIATION, INC.

By:

Name:

Title:

Exhibit K
to
Engineering, Procurement and Construction Contract

FORM OF LETTER OF CREDIT

PERFORMANCE SPECIMEN

IRREVOCABLE STANDBY LETTER OF CREDIT

[ date ]

To:	Chugach Electric Association, Inc.
5601 Electron Drive
PO Box 196300
Anchorage, Alaska 99519-6300

From:	[ issuing bank’s name and address]

Subject:	Irrevocable Standby Letter of Credit number [ # ]

Amount:	[Specify Amount]

Expiration Date:

Gentlemen:

By order of our client, SNC-Lavalin Constructors, Inc., [ADDRESS OF APPLICANT], (hereinafter known as “Applicant”) and for account of same, we [ issuing bank’s name ]  [ADDRESS OF ISSUING BANK ] (hereinafter known as “Bank”) hereby establish in favor of Chugach Electric Association, Inc., 5601 Electron Drive, PO Box 196300, Anchorage, Alaska 99519-6300 (hereinafter known as the “Beneficiary”) our Irrevocable Standby Letter of Credit No. ____________ (hereinafter known as the “Letter of Credit”), in an amount not to exceed [____________________and 00/100 United States Dollars] (hereinafter known as the “Stated Amount”).

We hereby undertake to honor your written sight draft(s) drawn on us, for all or any part of this Letter of Credit if presented at the Bank (either in person or by mail or courier) specified above, on or before the Expiration Date (as such term is defined below). Any draw against this Letter of Credit shall be accompanied by the following documents (collectively, hereinafter known as the “Stipulated Documents”):

1.
A certificate for drawing in the form attached as Exhibit A to this Letter of Credit and completed in accordance with the instructions in Exhibit A and duly signed by a two (2) duly authorized officers of the Beneficiary;

2.	The original Letter of Credit, including any amendment; and

3.	Sight draft signed by two (2) duly authorized officers of the Beneficiary.

PERFORMANCE SPECIMEN

IRREVOCABLE STANDBY LETTER OF CREDIT

This Letter of Credit will automatically expire on the issuing bank’s receipt of notification in the form of Exhibit D to this Letter of Credit, signed by the Beneficiary. Notwithstanding the foregoing, this Letter of Credit will expire on [date] ( hereinafter known as the “Expiration Date”).

Drafts must be drawn and presented at our office identified above not later than the Expiration Date.

Payment of a drawing will be made to the Beneficiary in the amount specified in the applicable sight draft, in immediately available funds, within twenty-four (24) working hours after presentation of the written sight draft and determination by us of the Stipulated Documents being in compliance with this Letter of Credit.

All opening bank charges, including, but not limited to, fees or commissions shall be for Applicant’s account.

Partial drawings are permitted. You may draw on this Letter of Credit more than once, so long as the sum of the amounts drawn does not exceed the full Stated Amount of this Letter of Credit.

In case of a partial drawing of this Letter of Credit, the original of this Letter of Credit will be duly endorsed by the Bank and returned forthwith by express courier to the Beneficiary.

The Stated Amount of this Letter of Credit shall be increased in accordance with and upon receipt by the Bank of a certificate in the form attached hereto as Exhibit B, executed by Applicant and agreed to and accepted by the Bank.  The Bank will then issue an amendment, original to the Beneficiary and copy to the Applicant, both documents to be sent by express courier.

The Stated Amount of this Letter of Credit shall be reduced in accordance with and upon receipt by the Bank of a certificate in the form attached hereto as Exhibit C, executed by the Beneficiary. The Bank will then issue an amendment, original to the Beneficiary and copy to the Applicant, both documents to be sent by express courier.

This Letter of Credit is subject to the International Chamber of Commerce Uniform Customs and Practice for Documentary Credits (2007 Revision) (ICC Publication No. 600) and, as to matters not covered thereby, this Letter of Credit shall be subject to and governed by the laws of the State of Alaska.

[ISSUING BANK NAME]

By:
Print Name:
Title:

PERFORMANCE SPECIMEN

IRREVOCABLE STANDBY LETTER OF CREDIT

Exhibit A to
Irrevocable Standby Letter of Credit No. ____________

[Insert Date of Presentation]

[Issuing Bank’s name and Address]

Ladies and Gentlemen:

The undersigned hereby certifies to the issuer of the above-referenced Letter of Credit that:

1.             The drawing under the Letter of Credit pursuant to the sight draft accompanying this Certificate is made pursuant to Section 6.1 of that certain Engineering, Procurement and Construction Contract by and between Chugach Electric Association, Inc. (“Beneficiary”) and SNC-Lavalin Constructors, Inc. (“Applicant”) made and entered into as of June 18,, 2010 (the “Contract”), as the result of Applicant’s failure to perform an obligation under the Contract in connection with one or more of the following events, indicated by a mark next to the applicable item below:

a.	☐;

b.	☐; or

c.	☐.

2.             That the Beneficiary has sent by facsimile to (1 (514) 954-0263) and by express courier to the Applicant, attention of the Vice-President and Treasurer, SNC-Lavalin Group Inc., 455 René-Lévesque Blvd. West, Montreal, Quebec, Canada, H2Z 1Z3, a written notice of default, certifying that the Applicant has failed to perform an obligation under the Contract and specifying the nature of the default at least thirty (30) days prior to this demand.

3.             That as of the date of this Exhibit A, the Applicant has not corrected the failures(s) mentioned in points (1) and (2) above.

4.             That as a result thereof, the Beneficiary has become entitled under the terms of the Contract, to be paid the amount of [ currency and amount in figures and letters ] only; and

5.             That said amount has not otherwise been paid to the Beneficiary, whether directly or indirectly, by or on behalf of the Applicant.

Capitalized terms not otherwise defined in this Certificate shall have the meaning ascribed to them in the Contract.

PERFORMANCE SPECIMEN

IRREVOCABLE STANDBY LETTER OF CREDIT

IN WITNESS WHEREOF, the Beneficiary has executed and delivered this Certificate as of the ______ day of __________________, 20___.

CHUGACH ELECTRIC ASSOCIATION, INC.

By:
Name:
Title:

CHUGACH ELECTRIC ASSOCIATION, INC.

By:
Name:
Title:

PERFORMANCE SPECIMEN

IRREVOCABLE STANDBY LETTER OF CREDIT

Exhibit B to
Irrevocable Standby Letter of Credit No. ____________

[Insert Date of Presentation]

[Issuing Bank’s name and Address]

Ladies and Gentlemen:

The undersigned hereby instructs the issuer of the above-referenced Letter of Credit that the Stated Amount of the Letter of Credit shall be increased by  [currency and amount in figures and letters ] to a new outstanding amount of [ currency and amount in figures and letters ], effective upon issuance of an amendment, original to be sent to the Beneficiary and copy to be sent to the Applicant, both documents by express courier.

IN WITNESS WHEREOF, ___________________ has executed and delivered this Certificate as of the ______ day of _________________, 20___.

SNC-LAVALIN CONSTRUCTORS, INC.

By
Name:
Title:

Agreed and accepted:

[ISSUING BANK NAME]

By:
Print Name:
Title:

cc:  [Beneficiary]

PERFORMANCE SPECIMEN

IRREVOCABLE STANDBY LETTER OF CREDIT

Exhibit C to
Irrevocable Standby Letter of Credit No. ____________

[Insert Date of Presentation]

[Issuing Bank’s name and Address]

Ladies and Gentlemen:

The undersigned hereby instructs the Issuing Bank of the above-referenced Letter of Credit that the Stated Amount of the Letter of Credit shall be reduced by [ currency and amount in figures and letters ] to a new outstanding amount of [ currency and amount in figures and letters ], effective upon issuance of an amendment, original to be sent to the Beneficiary and copy to be sent to the Applicant, both documents by express courier .

IN WITNESS WHEREOF, the undersigned has executed and delivered this Certificate as of the ______ day of _________________, 20___.

CHUGACH ELECTRIC ASSOCIATION, INC.

By
Name:
Title:

PERFORMANCE SPECIMEN

IRREVOCABLE STANDBY LETTER OF CREDIT

Exhibit D to
Irrevocable Standby Letter of Credit No. ____________

[Insert Date of Presentation]

[Issuing Bank’s name and Address]

Ladies and Gentlemen:

The undersigned hereby instructs the issuer of the above-referenced Letter of Credit that the Letter of Credit may be cancelled effective immediately. Attached hereto is the Letter of Credit and all related amendments for cancellation.

IN WITNESS WHEREOF, the undersigned has executed and delivered this Certificate as of the ______ day of _________________, 20___.

CHUGACH ELECTRIC ASSOCIATION, INC.

By
Name:
Title:

Exhibit L
to
Engineering, Procurement and Construction Contract

[RESERVED]

Exhibit M
to
Engineering, Procurement and Construction Contract

[RESERVED]

Exhibit N
to
Engineering, Procurement and Construction Contract

FORM OF PROGRESS REPORT

SOUTHCENTRAL POWER PROJECT

200 MW Combined Cycle Power Plant

Monthly Progress Report No.

(Period From________To_________)

Table of Contents

1.	Progress of Work

2.	Engineering Status

3.	Procurement Status

4.	Construction Status

5.	Commissioning Status

6.	Contract Status

7.	Schedules

8.	Quality Assurance

ATTACHMENTS

Site Photos

Capitalized terms not defined herein shall have the meaning ascribed to them in the Contract.

1.0	PROGRESS OF WORK
This section will contain an Executive Summary of project activities for the reporting period, and a brief description of all related activities which have occurred between the end of the reporting period and the date of the report.

2.0	ENGINEERING STATUS

This section will contain an engineering Progress Curve and stem Level 2 schedule. The stems are demonstrated as engineering disciplines to provide progress on Civil, Structural, Electrical etc regarding work that occurred during the reporting period.

3.0	PROCUREMENT STATUS

This section includes Contractor’s “Procurement Status Report” used by its commercial personnel during execution to coordinate their activities and track progress.

4.0	CONSTRUCTION STATUS

This section includes a progress curve and a Stem Level 2 schedule.  The stems are demonstrated by discipline such as Civil, Structural, Equipment installation, Pipe installation and Electrical installation etc.

5.0	COMMISSIONING STATUS

This Section includes a progress curve and a System  Turnover Status Report also includes the Final Punch List between the Company and Contractor’s   commissioning personnel.

6.0	CONTRACT STATUS

This section will address matters that affect the Contractor’s performance under the EPC Contract, as well as present the status of Contractor invoicing and Company payment for the covered reporting period.

In addition, this section shall identify any Project Problems encountered during the previous month and shall provide a brief summary of same.  This section shall include a list of any items that are of concern withrespect to  compliance with the Contract, maintaining the Project Schedule or that could result in a Change Order.  These concerns are in addition to items discussed in other parts of the Progress Report.

7.0	SCHEDULES

This section will present a detailed summary of schedule activities for the reporting period. Contractor’s standard operating procedures utilize Primavera P6 Enterprise Project Portfolio Management. Contractor will provide monthly a native version of the P6 Project Schedule.

In addition, this section shall identify such matters known to Contractor and which in Contractor's reasonable judgment are expected to adversely affect the Project Schedule.  With respect to any such matters, Contractor shall state the actions which Contractor intends to take to ensure that the Critical Milestones are met by the dates set forth in the Project Schedule and that Substantial Completion is attained by the Guaranteed Substantial Completion Date.  Such matters may include, but shall not be limited to:

7.1           Any material matter or issue arising in connection with a Governmental Approval, or compliance therewith, with respect to which there is an actual or threatened dispute over the interpretation of a law or regulation, actual or threatened opposition to the granting of a necessary Governmental Approval, any organized public opposition, any action or expenditure required for compliance or obtaining approval that Contractor is unwilling to take or make, or in each case which could reasonably be expected to materially threaten or prevent meeting a Critical Milestone or the Guaranteed Substantial Completion Date.

7.2           A change in, or discovery by Contractor of, any legal or regulatory requirement which would reasonably be expected to materially threaten Contractor's ability to attain a Critical Milestone or the Guaranteed Substantial Completion Date.

7.3           Any material change in the Project Schedule for initiating or completing any material aspect of the Work.

7.4           The status of any matter or issue identified as outstanding in any prior Progress Report and any material change in the Contractor's proposed actions to remedy or overcome such matter or issue.

8.0	QUALITY ASSURANCE

This section will provide specific data on Contractor’s Quality Management Program. Issues addressed include a status of Contractor’s Subcontractor surveillance effort as well as Contractor’ construction quality planning and testing and commissioning testing.

This shall also address safety and health matters, including

8.1	A list all accidents from the previous month:

8.2	Any work stoppage from the previous month:

8.3	Work stoppage impact on construction of the Plant:

I, ____________, on behalf of SNC-Lavalin Constructors, Inc., do hereby certify that any and all information contained in this Contractor's Progress Report is true and accurate, and reflects, to the best of my knowledge, the current status of the Work as of the date specified below.

By:

Name:

Title:

Date:

Attachment

This section will contain site photos of relevant construction activities occurring during reporting period.

Exhibit O
to
Engineering, Procurement and Construction Contract

FORM OF CHANGE ORDER REQUEST

CHANGE ORDER REQUEST

Chugach Electric Association, Inc.	SNC-Lavalin Constructors Inc.
5601 Electron Drive	19015 North Creek Parkway
P.O. Box 196300	PO Box 3037
Anchorage, Alaska 99519-6300	Bothell, WA 98041-3037
Attn: Dustin Highers	Attention: ____________
Phone: +1-907-762-4775	Phone: ____________
FAX: +1-907-762-4448	FAX: (425) 489-8032

REQUESTING PARTY (Chugach/SNC Lavalin): _______________________

PROJECT:	SOUTHCENTRAL POWER PROJECT
ANCHORAGE, ALASKA

JOB NUMBER:  _________________
CHANGE ORDER REQUEST NUMBER: _____________________

PROPOSED CHANGE IN THE WORK:

Scope of proposed change:

Factors necessitating or basis for change:

Anticipated adjustment to Contract Price:*

Supporting documentation regarding the amount of anticipated adjustment to the Contract Price, evidencing that, except with respect to the fee to be agreed to by the Parties, the amount is equal to the Costs of Contractor (labor, materials, and out-of-pocket expenses, etc.), and in the case of a Company-Proposed Change, supporting documentation for the Costs associated with preparing an estimate or proposal in connection with the work associated with the Change, is attached hereto as Annex 1.*

Anticipated adjustment to Project Schedule:*

Affected provisions of the Contract:*

Other considerations:*

[If Change is Company-Proposed Change, in lieu of Company’s Change Order Request including such information, Contractor’s notification pursuant to Section 13.1(e) of the Contract shall include with respect to such proposed Change each of the asterisked items set forth above.]

Very truly yours,

By:
Print Name:
Date:

ANNEX 1 TO CHANGE ORDER REQUEST

SUPPORTING DOCUMENTATION

Exhibit P
to
Engineering, Procurement and Construction Contract

FORM OF CHANGE ORDER

CHANGE ORDER

TO:	Chugach Electric Association, Inc.
5601 Electron Drive
P.O. Box 196300
Anchorage, Alaska 99519-6300
Attn:  Dustin Highers, Director, Power Supply Technical Services
Phone:  +1-907-762-4775
FAX:  +1-907-762-4448

COPY TO:	Dan Knecht, Manager, Administrative Services
Phone:  +1-907-762-4765
Fax:  +1-907-762-4699

PROJECT:	SOUTHCENTRAL POWER PROJECT
ANCHORAGE, ALASKA

JOB NUMBER:	[ ]
CHANGE ORDER REQUEST NUMBER:	[ ]
CHANGE ORDER NO.:	[ ]
EFFECTIVE DATE OF CHANGE ORDER:	[ ]

CONTRACT CHANGE ORDERED HEREWITH:
Scope of change in the Work:

Adjustment to the Contract Price:
Adjustment to the Project Schedule:

******************************************************************************

THIS DOCUMENT SHALL BECOME AN AMENDMENT TO THE CONTRACT
AND ALL TERMS AND CONDITIONS OF THE CONTRACT SHALL APPLY HERETO.

******************************************************************************

CHUGACH ELECTRIC ASSOCIATION, INC.	By:
Print Name:
Date:

SNC-LAVALIN CONSTRUCTORS, INC.	By:
Print Name:
Date:

Exhibit Q
to
Engineering, Procurement and Construction Contract

CERTIFICATE OF INSURANCE

ACORDTM CERTIFICATE OF LIABILITY INSURANCE		DATE (MM/DD/YYYY)
PRODUCER FAX
THIS CERTIFICATE IS ISSUED AS A MATTER OF INFORMATION ONLY AND CONFERS NO RIGHTS UPON THE CERTIFICATE HOLDER. THIS CERTIFICATE DOES NOT AMEND, EXTEND OR ALTER THE COVERAGE AFFORDED BY THE POLICIES BELOW.

	INSURERS AFFORDING COVERAGE	NAIC #
INSURED	INSURER A:
INSURER B:
INSURER C:
INSURER D:
INSURER E:
COVERAGES
THE POLICIES OF INSURANCE LISTED BELOW HAVE BEEN ISSUED TO THE INSURED NAMED ABOVE FOR THE POLICY PERIOD INDICATED, NOTWITHSTANDING ANY REQUIREMENT, TERM OR CONDITION OF ANY CONTRACT OR OTHER DOCUMENT WITH RESPECT TO WHICH THIS CERTIFICATE MAY BE ISSUED OR MAY  PERTAIN. THE INSURANCE AFFORDED BY THE POLICIES DESCRIBED HEREIN IS SUBJECT TO AL THE TERMS, EXCLUSIONS AND CONDITIONS OF SUCH POLICIES. AGGREGATE LIMITS SHOWN MAY HAVE BEEN REDUCED BY PAID CLAIMS.

INSR LTR	ADD NSR	TYPE OF INSURANCE	POLICY NUMBER	POLICY EFFECTIVE DATE (MM/DD/YY)	POLICY EXPIRATION DATE (MM/DD/YY)	LIMITS
		GENERAL LIABILITY	Policy Number	00/00/00	00/00/00	EACH OCCURRENCE		$1,000,000
		☒ COMMERCIAL GENERAL LIABILITY				DAMAGE TO RENTED PREMISES (Each occurrence)	$
		☐CLAIMS MADE ☒OCCUR				MEDICAL EXPENSES (Any one person)	$
A		☐				PERSONAL & ADVERTISING INJURY		$1,000,000
		☐				GENERAL AGGREGATE		$3,000,000
		GENERAL AGGREGATE LIMIT APPLIES PER:				PRODUCTS – COMPLETED OPERATIONS AGGREGATE		$3,000,000
		☐ POLICY ☒PROJECT ☐LOC
		AUTOMOBILE LIABILITY	Policy Number	00/00/00	00/00/00	COMBINED SINGLE LIMIT		$1,000,000
		☒ ANY AUTO				(Each accident)
		☐ ALL OWNED AUTOS				BODILY INJURY	$
B		☐ SCHEDULED AUTOS				(Per person)
		☐ HIRED AUTOS				BODILY INJURY	$
		☐ NON-OWNED AUTOS				(Per accident)
		☐				PROPERTY DAMAGE	$
		☐				(Per accident)
		EXCESS/UMBRELLA LIABILITY	Policy Number	00/00/00	00/00/00	EACH OCCURRENCE		$20,000,000
		☒OCCURRENCE ☐CLAIMS MADE				AGGREGATE		$20,000,000
C							$
		☐DEDUCTIBLE					$
		☐RETENTION$					$
	WORKERS’ COMPENSATION AND EMPLOYERS’ LIABILITY		Policy Number	00/00/00	00/00/00	☒WC STATUTORY ☐OTHER
D	ANY PROPRIETOR/PARTNER/EXECUTIVE OFFICER/MEMBER EXCLUDED?		USL&H if applicable Maritime liability at limit equal to EL			E.L. EACH ACCIDENT		$500,000
						E.L. DISEASE – EACH EMPLOYEE		$500,000
	If yes, describe under SPECIAL PROVISIONS below					E.L. DISEASE – POLICY LIMIT		$500,000
	OTHER PROFESSIONAL LIABILITY (E&O) CONTRACTORS POLLUTION LIABILITY TRANSIT & INSTALLATION					MINIMUM COVERAGE EACH OCCURRENCE	$ $ $	5,000,000 5,000.000 500,000
DESCRIPTION OF OPERATIONS / LOCATIONS / VEHICLES / EXCLUSIONS ADDED BY ENDORSEMENT / SPECIAL PROVISIONS NEEDTO INCLUDE CONTRACTUAL LANGUAGE FROM ARTICLE 26 OF CONTRACT
CERTIFICATE HOLDER	CANCELLATION
Chugach Electric Association, Inc. (Chugach) P.O. Box 196300 Anchorage, AK 99519-6300 Attention:
SHOULD ANY OF THE ABOVE DESCRIBED POLICIES BE CANCELLED BEFORE THE EXPIRATION DATE THEREOF, THE ISSUING INSURER WILL ENDEAVOR TO MAIL 30 DAYS WRITTEN NOTICE TO THE CERTIFICATE HOLDER NAMED TO THE LEFT, BUT FAILURE TO MAIL SUCH NOTICE SHALL IMPOSE NO OBLIGATION OR LIABILITY OF ANY KIND UPON THE INSURER, ITS AGENTS OR REPRESENTATIVES.

AUTHORIZED REPRESENTATIVE

ADDENDUM TO ATTACHED ACORD CERTIFICATE OF LIABILITY INSURANCE (ACORD CERTIFICATE)

PURPOSE OF ADDENDUM
The purpose of this Addendum is to obtain assurance from the Contractor’s insurance broker that the Contractor’s insurance policies described in the ACORD certificate contain the policy language or endorsement(s) necessary to bring the insurance policies in compliance with Chugach’s contractual insurance requirements. For each of the special requirements listed below, the broker must confirm that the policies are in compliance and provide comments explaining any variance from the requirements. Do not attach policy forms or endorsements. Chugach will rely on the broker’s compliance confirmation.

CGL AND AL POLICY FORMS
The basic policy forms for commercial general liability and automobile liability are at least as broad in scope as the following Insurance Services Office (ISO) forms: CG 00 01 and CA 00 01.
☐ Yes Comments

EXCESS/UMBRELLA LIABILITY POLICY
The excess/umbrella liability policy is at least as broad as all primary liability coverages, including employer’s liability.
☐ Yes Comments

If the excess/umbrella liability policy is written on a “claims-first-made” basis, such policy must be at least as broad as the standard Excess Liability Insurance Policy issued by AEGIS, endorsed to provide a three-year extended reporting/discovery period.
☐ Yes Comments

OTHER LIABILITY INSURANCE COVERAGES
As required by the contract between Contractor and Chugach, the broker confirms that the following additional insurance coverages are in force as shown on the attached ACORD certificate:

CANCELLATION OR MATERIAL CHANGE
Should any of the policies described in the attached ACORD certificate be cancelled or materially changed to adversely affect the certificate holder, the issuing insurer shall mail at least 30 days prior written notice to the certificate holder.
☐ Yes Comments

DDITIONAL INSURED
The general liability insurance policy evidenced by the attached ACORD certificate contains additional insured endorsement(s) or statement(s) at least as broad in scope as standard ISO form CG 20 37 (for products-completed operations exposure) and CG 20 33 (for exposure other than products-completed operations).
☐ Yes Comments

The automobile liability policy evidenced by the attached ACORD certificate includes an endorsement designating Chugach as an insured, using ISO endorsement CA 20 48 or its equivalent. (If ISO auto liability policy form CA 00 01 is used, an additional insured endorsement is not required.)
☐ Yes Comments

PRIMARY AND NON-CONTRIBUTORY
All insurance coverage evidenced by the attached ACORD certificate form is primary to and not in excess of or contributing with any other insurance available to Chugach.
☐ Yes Comments

WAIVER OF SUBROGATION
All insurance policies evidenced by the attached ACORD certificate include a statement or endorsement that waives any right of recovery of the insurer against Chugach because of payments made by insurer arising out of work under the contract between Chugach and the Contractor. Use standard ISO form CG 24 04 or its equivalent.
☐ Yes Comments

DESIGNATED CONSTRUCTION PROJECT(S) GENERAL AGGREGATE LIMIT
As respects the General Liability policy evidenced by the attached ACORD certificate, a separate project general aggregate limit applies to each project performed by Contractor under the contract between Contractor and Chugach. Such policy contains standard ISO endorsement Form CG 25 03 or equivalent wording necessary to effect such designated project general aggregate limit.
☐ Yes Comments

BROKER’S CONFIRMATION
The undersigned officer and authorized representative of the brokerage firm hereby attests to the truthfulness and accuracy of the above statements and the information contained in the attached ACORD certificate, all of which Chugach relies upon in determining whether Contractor is in compliance with insurance requirements contained in the current contract between Chugach and the Contractor.

NAME OF BROKERAGE FIRM:

NAME OF AUTHORIZED REPRESENTATIVE:

SIGNATURE:	DATE SIGNED:

TITLE:	ALASKA LICENSE NUMBER:

Exhibit R
to
Engineering, Procurement and Construction Contract

FORM OF BILL OF SALE

BILL OF SALE

THIS BILL OF SALE (“Bill of Sale”) is made and delivered as of __________, 20[___] by SNC-Lavalin  Constructors, Inc., a corporation formed under the laws of the State of Delaware (“Contractor”) to Chugach Electric Association, Inc., an Alaska electric cooperative (“Company”), pursuant to that certain Engineering, Procurement and Construction Contract made and entered into as of June 18, , 2010 (the “Contract”) by and between Contractor and Company providing that, among other things, Contractor provide the Work in connection with the Project.  Capitalized terms used herein but not otherwise defined herein shall have the respective meanings set forth in the Contract.

WITNESSETH, THAT FOR AND IN CONSIDERATION of the mutual promises contained in the Contract, Contractor hereby absolutely, irrevocably and unconditionally bargains, sells, grants, assigns, transfers and conveys unto Company, its successors and assigns those items of personal property listed on Exhibit A attached hereto and incorporated herein and made a part hereof by this reference,

TO HAVE AND TO HOLD the same unto Company, its successors and assigns forever.

The assignment pursuant to this Bill of Sale is absolute.  With respect to each Key Subcontractor, Company shall have all rights of Contractor in and to the property assigned, transferred and conveyed hereunder, including without limitation the right to enforce any and all of the provisions of warranties, guarantees and indemnities of every kind or nature that Contractor may hold from any manufacturer, contractor, subcontractor, builder, architect, materialman, supplier, or vendor that relate to or affect such property assigned, whenever dated.

From time to time after the date hereof, without further consideration, Contractor shall execute and deliver to the extent available without additional expense to Contractor such other additional instruments of assignment, transfer and conveyance and shall take such other action as Company may reasonably request in order more effectively to assign, transfer and convey to Company, and to place Company in possession and control of, any of the property and rights being assigned, transferred and conveyed to it hereunder, or to enable it to exercise and enjoy all rights and benefits with respect thereto.

All representations and warranties of Contractor made in favor of Company in the Contract with respect to the property and rights conveyed hereunder are hereby incorporated herein by reference and made a part hereof by this reference.  Nothing in this Bill of Sale shall be construed to be a modification of, limitation on, or enlargement of, any provision of the Contract, and if there is any conflict as to the terms of this Bill of Sale and the Contract, the terms of the Contract shall prevail.

This Bill of Sale shall inure to the benefit of and be binding upon Company and its successors and assigns.

[Signature Page Follows]

IN WITNESS WHEREOF, Contractor caused this Bill of Sale to be executed and delivered by its duly authorized representative, effective as of the day and year first above written.

SNC-LAVALIN CONSTRUCTORS, INC.

By
Its

ACCEPTED:	CHUGACH ELECTRIC ASSOCIATION, INC.

By
Its

EXHIBIT A TO BILL OF SALE

Assets Conveyed from Contractor to Company under Bill of Sale

▪	[List items procured from Key Subcontractors]
▪	All other Equipment, Materials, and other items incorporated into the Project

200 MW COMBINED CYCLE PROJECT

SOUTHCENTRAL POWER PROJECT

ENGINEERING, PROCUREMENT, & CONSTRUCTION (EPC) CONTRACT

APPENDIX A - Glossary of Defined Terms

APPENDIX A

GLOSSARY OF DEFINED TERMS

“Additional Project Document” shall have the meaning given to such term in Section 7.19(c).

“Affiliate” means with respect to any Person, any other Person who, directly or indirectly, Controls such first Person or is Controlled by said Person or is under common Control with said Person.

“Applicable Law” means all applicable laws (including applicable Environmental Laws and tax laws), statutes, codes, acts, ordinances, orders, judgments, decrees, injunctions, rules, regulations, permits, licenses, authorizations, directions and requirements of any Governmental Authority having the force and effect of law, and as to any Person, the certificate of incorporation and bylaws or other organizational or governing documents of such Person.

“Approved/Preferred Subcontractors List” shall have the meaning given to such term in Section 7.3(a).

“As-Built Drawings” shall have the meaning given to such term in Section 15.6(b).

“Bankruptcy Code” means Title 11 of the United States Code or the equivalent Applicable Law in Canada.

“BOP Load” means the parasitic load of the Equipment (other than Company-Procured Equipment) after erected and installed as an integrated part of the Plant, excluding Company-Procured Equipment parasitic losses and electric load associated with the Plant buildings.

“BOP Load Guarantee” shall have the meaning given to such term in Appendix F to the Contract.

“BOP Load Guarantee LD Cure Period” shall have the meaning given to such term in Section 23.3(b).

“BOP Load Guarantee LDs” shall have the meaning given to such term in Section 23.3(a).

“Business Day” means any day other than a Saturday, Sunday or other day on which banks are authorized or required to be closed in Anchorage, Alaska.

“Change” means a change in the scope or nature of the Work, the Plant, the Project Schedule or the Project, including with respect to any Specifications, the Contract Price, or any deadline for completion, or any other provisions of the Contract.

“Change Order” means a written instrument in the form of Exhibit P signed by Company and Contractor stating the terms of their agreement regarding the nature of the Change, including: (a) the scope of the change in the Work; (b) the amount of the adjustment to the Contract Price; and (c) the extent of the adjustment to the Project Schedule.

2

“Change Order Request” shall have the meaning given to such term in Section 13.1(d).

“Claim” means any indemnity, demand, demand letter, claim, cause of action, notice of noncompliance or violation, or other proceeding relating to the Project, the Plant and/or the Work, or relating to any other matter connected therewith.

“Common Facilities” means the real and personal property, as well as other assets, contracts, and permits owned by Company in connection with the International Station and utilized in common by Company and Contractor for the construction, startup, commissioning and operation of the Project.

“Company” shall have the meaning given to such term in the Preamble to the Contract.

“Company Default” shall have the meaning given to such term in Section 28.2.

“Company Governmental Approvals” shall have the meaning given to such term in Section 4.4(a).

“Company-Procured Equipment” means any equipment and related services required in connection with the development, construction, operation or maintenance of the Project which Company has procured via one or more Company-Procured Equipment Purchase Agreements or other separate contract, agreement or purchase order with a supplier other than Contractor, including the CTGs, the steam turbine generator set and the once through steam generator as set forth in Appendix G.

“Company-Procured Equipment Purchase Agreements” means those agreements and purchase orders, including their respective terms and conditions, entered into by and between Company and any Person other than Contractor with respect to any Company-Procured Equipment.

“Company-Proposed Change” means any proposal, by Company to Contractor, for improvements, efficiencies, cost savings or any other direction of Company to Contractor having the effect of a Change.

“Company-Provided Utilities” means the following: (i) 480V temporary power used for construction of the Plant; (ii) 138kV backfeed power; (iii) water and sewer supply from Anchorage Water and Waste Water Utility at existing flows and pressures for construction of the Plant; and (iv) permanent natural gas supply from the local gas distribution company.

“Company’s Area” means the area designated as such in Appendix I, which, for the avoidance of doubt, shall exclude the Construction Area.

“Company Indemnified Parties” shall have the meaning given to such term in Section 25.1(a).

3

“Company’s Representative” means the individual designated by the Company and having authority to act on behalf of Company in connection with the Contract, as set forth in Section 8.4 and elsewhere in the Contract.

“Confidential Information” shall have the meaning given to such term in Section 32.1(a).

“Confidentiality Affiliates” shall have the meaning given to such term in Section 32.1(a).

“Construction Area” shall have the meaning given to such term in Section 7.7(a).

“Construction Fence” shall have the meaning given to such term in Section 7.7(a).

“Construction Manager” means a qualified individual employed or otherwise retained by Contractor to manage and be responsible for the overall management of the construction aspects of the Work and the Project under the Contract.

“Contract” shall have the meaning given to such term in the Preamble to the Contract.

“Contract Price” shall have the meaning given to such term in Section 3.1(a).

“Contractor” shall have the meaning given to such term in the Preamble to the Contract.

“Contractor Default” shall have the meaning given to such term in Section 28.1.

“Contractor Deliverables” means the Contractor Drawings and Manuals and any other documentation and related materials to be furnished by Contractor and any Subcontractors to Company under the Contract as set forth in Appendix G to the Contract.

“Contractor Drawings and Manuals” means all drawings, documents and information developed by Contractor in connection with Contractor’s and any Subcontractor’s obligations under the Contract.

“Contractor Equipment” means Equipment that does not form and is not intended to form part of the Project.

“Contractor-Proposed Change” means any proposal, by Contractor to Company, for improvements, efficiencies, cost savings or other Change to the Work.

“Contractor’s Representative” means individuals designated by Contractor and having authority to act on behalf of Contractor as set forth in Section 7.12(b)(i) and elsewhere in the Contract.

“Contractor Taxes” shall have the meaning given to such term in Section 3.5.

“Control” means the possession or ownership, directly or indirectly, of the following: (a) in the case of a corporation, fifty percent (50%) or more of the outstanding voting securities thereof; (b) in the case of a limited liability company, general partnership, limited partnership or other partnership or joint venture, manager, managing member or general partner status and the right to fifty percent (50%) or more of the distributions therefrom (including liquidating distributions); (c) in the case of a trust or estate, trustee, successor trustee or alternate trustee, fifty percent (50%) or more of the beneficial interest therein; (d) in the case of any other entity, fifty percent (50%) or more of the economic or beneficial interest therein or the power or authority, through the ownership of voting securities, by agreement or otherwise, to direct the management, activities or policies of the entity.

4

“Costs” means, insofar as each of the following is directly related to the Project, (a) the wages, salaries and related payroll burdens, direct and applied material costs, related handling and transportation charges, travel, outside services and other direct expenses, plus the applicable mark-up for allocated overhead and (b) general and administrative expenses as set forth in an appendix to the Contract and not already included in the immediately preceding clause (a).  All such Costs shall be recorded and applied consistent with GAAP.

“Critical Milestones” means those Milestones designated as such in the Project Schedule.

“CTGs” means any one or more of the three (3) combustion turbine generator packages that Company has purchased from GE Packaged Power, Inc., pursuant to that certain Contract for Sale of Equipment and Services by and between GE Packaged Power, Inc., a Delaware corporation, and Company dated November 17, 2008.

“Defect” shall have the meaning given to such term in Section 18.1(a).

“Dispute” shall have the meaning given to such term in Section 30.1

“Dollars” and the “$” symbol mean the lawful currency of the United States of America.

“Effective Date” shall have the meaning given to such term in the Preamble to the Contract.

“Energy” means electric energy having characteristics commonly known as three phase alternating current, with a nominal frequency of sixty (60) hertz, a nominal voltage equivalent to that of Company’s transmission system, and measured in kilowatt-hours (kWh) or MW-hours (MWh).

“Environmental Law” means any federal, state or local law including statutes, regulations, rulings, orders, administrative interpretations and other governmental restrictions and requirements having the force and effect of law relating to (a) the discharge or disposal of any substance into the air, soil or water, including pollutants, water pollutants or process waste water, (b) storage, emissions, transportation or disposal of any Regulated Material, (c) the environment or hazardous substances, (d) land use requirements pertaining to Regulated Materials, including laws requiring environmental impact studies or other similar evaluations, or (e) environmental issues pertaining to the development, construction or operation of the Project, all as amended from time to time.

“Equipment” shall have the meaning given to such term in Section 7.1(l).

“Execution Plan” means the plan for the execution of the Work set forth in Appendix K.

5

“Final Completion” means the satisfaction of all Final Completion Criteria, manifested by Company’s issuance of the Notice of Final Completion,  and shall be deemed to have occurred on the Final Completion Date.

“Final Completion Criteria” means the criteria for Final Completions set forth in Appendix F to the Contract.

“Final Completion Date” shall have the meaning given to such term in Section 19.6(b).

“Final Performance Test Report” shall have the meaning given to such term in Section 17.6(b).

“Final Punch List” means the list of items and schedule for completion of the Project required to be completed by Contractor following the Substantial Completion Date.

“Force Majeure” means an event not reasonably anticipated as of the date of the Contract, which is not within the reasonable control of the Party affected thereby, could not have been avoided by the exercise of due diligence or operation in accordance with Prudent Industry Practices, is not the result of the failure to act or the negligence of such Party, and which by the exercise of due diligence, the affected Party is unable to overcome or obtain or cause to be obtained a commercially reasonable substitute therefor.  To the extent that such event satisfies the test set forth in the preceding sentence, Force Majeure includes: acts of God, fire, flood, explosion, civil disturbance, sabotage, terrorism, hurricanes, tornadoes, lightning, severe weather that exceeds conditions measured and recorded for the previous twenty-five (25) year period in Anchorage, Alaska, earthquakes, volcanic activity, war, action or restraint by court order or Governmental Authority, or financial distress or failure, insolvency or bankruptcy of a Key Subcontractor supplying Equipment the procurement of which requires a lead-time of no less than four (4) months and which financial distress or failure, insolvency or bankruptcy Contractor could not have otherwise reasonably anticipated; provided, however, that none of the following shall constitute Force Majeure: (a) strikes or labor disturbances occurring at the Site or Contractor’s facilities except to the extent such strikes or labor disturbances constitute a breach of a Project Labor Agreement applicable to the Work; (b) strikes or labor disturbances occurring at any Subcontractor’s facilities that could otherwise have been reasonably anticipated by Contractor with sufficient time to take appropriate remedial action, including the procurement of applicable Equipment, Materials or services from alternative sources; (c) shortages (real or perceived) of labor available for Work or shortages of material or inputs or expected or unexpected escalation in the price or costs thereof; (d) delay or failure by the Contractor to obtain any Governmental Approval, all of which should have been anticipated by the Contractor in connection with Contractor’s reply to the RFP, other than the delay or failure to obtain Governmental Approvals occasioned by (i) revocation, stay, or similar action by a Governmental Authority of a Governmental Approval after issuance thereof by a Governmental Authority, (ii) the failure of a Governmental Authority to comply with rules, procedures or Applicable Law applicable to such Governmental Authority or (iii) another Force Majeure; (e) economic hardship including lack of money or credit and changes in exchange rates; (f) delays in the delivery of materials or equipment (except to the extent occasioned by a Force Majeure event); and (g) unavailability of preferred shipping methods.

6

“FTEs” shall have the meaning given to such term in Section 8.3.

“Full Notice to Proceed” shall have the meaning given to such term in Section 2.1(a).

“GAAP” means United States generally accepted accounting principles.

“Governmental Approval” means any authorization, approval, consent, waiver, exception, variance, order, publication, license, filing, registration, ruling, permit, tariff, certification, exemption or other action, requirement by or with, or notice to or declarations of or with, any Governmental Authority that are required in connection with the development, construction, ownership and operation of the Project.  Any approval required of ML&P solely in its role as a Southcentral Power Project Participant shall not constitute a Government Approval for purposes hereof.

“Governmental Authority” means any supranational, federal or state authority, or other political subdivision thereof, having jurisdiction over Contractor, Company, the Project or this Contract, including any municipality, township or county, or any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including any corporation or other entity owned or controlled by any of the foregoing.

“Guaranteed Noise Level” shall have the meaning set forth in Appendix F to the Contract.

“Guaranteed Substantial Completion Date” means December 1, 2012.

“Guarantor” means SNC-Lavalin Group Inc., the entity providing security for Contractor’s obligations pursuant to the Contract and the Guaranty.

“Guaranty” shall have the meaning given to such term in Section 6.1(a).

“Indemnified Party” shall have the meaning given to such term in Section 25.3(a).

“Indemnifying Party” shall have the meaning given to such term in Section 25.3(a).

“International Station” means Company’s International Station generation facility located at 5601 Electron Drive, Anchorage, Alaska, together with all property (real and personal), facilities and equipment in connection therewith.

“Key Subcontractor” means any Subcontractor that is a party to a Project Document with respect to which the Contractor is also a party thereto, excluding any Project Labor Agreement.

7

“Late Payment Rate” means the prime rate of interest published under "Money Rates" by The Wall Street Journal at the time the payment in question becomes due, plus two percent (2%) per annum.

“Late Substantial Completion LDs” shall have the meaning given to such term in Section 23.2.

“Liabilities” means all Claims, demands, damages, expenses, costs, losses, liabilities or judgments, including all interest, penalties, fines and other sanctions, and any reasonable costs or expenses in connection therewith, including attorneys’ and consultants’ fees and expenses.

“Lien” means any mortgage, pledge, security interest, encumbrance, option, defect, lien, charge or other similar right of any Person of any kind, including any lien or charge arising by or under Applicable Law.

“Limited Notice to Proceed” shall have the meaning given to such term in Section 2.1(b).

“Liquidated Damages” shall have the meaning given to such term in Section 23.1.

“Material Adverse Change” means any change in condition that actually has, or is reasonably likely to have, a significant adverse effect on (a) Company’s and/or ML&P’s ability to own, control, or operate the Project (financial or otherwise), (b) the Project’s ability to operate and deliver Energy to the transmission system, or (c) Contractor’s ability, any Key Subcontractor’s ability, or the Guarantor’s ability to perform their respective obligations in accordance with the Project Documents, the Contract or any document securing Guarantor’s Guaranty, as the case may be, to which it is, respectively, a party.

“Materials” means the intellectual property, tangible personal property (other than Equipment) and other equipment, machinery, apparatus, materials, articles and things of all kinds to be provided and incorporated into the Project by the Contractor and the Subcontractors under the Contract (including spare parts to be supplied thereunder) or otherwise utilized in the performance of the Work.

“Maximum Guaranteed BOP Load” shall have the meaning set forth in Appendix F to the Contract.

“Milestone Date” shall have the meaning given to such term in Section 10.1.

“Milestone” shall have the meaning given to such term in Section 3.1(a).

“Minimum Performance Guarantees” shall have the meaning given to such term in Section 17.2(a)

“ML&P” means the Municipality of Anchorage d/b/a Municipal Light & Power, a municipal utility organized under the laws of the State of Alaska.

8

“MW” means megawatt.

“Non-Company Materials” means any Contractor Equipment and any other equipment, machinery, apparatus, Materials, articles and things of all kinds that are not permanently incorporated into the Project.

“Notice of Final Completione” shall have the meaning given to such term in Section 19.6(b).

“Notice of Request for Payment” shall have the meaning given to such term in Section 3.2(a).

“Notice of Substantial Completion” shall have the meaning given to such term in Section 19.1(b).

“OEM” means the original manufacturer of any Equipment comprising a portion of the Project.

“OEM Certified” means that the Equipment in question is certified by the manufacturer thereof as new and clean, not in need of repair, carrying customary manufacturer’s warranties and guarantees applicable to newly-manufactured equipment of that type, and all reliability and design technical notices have been implemented.

“Operations and Maintenance Manuals” shall have the meaning given to such term in Section 15.6(a).

“Option” shall have the meaning given to such term in Section 3.1(a)(i).

“Party” and “Parties” shall have the meanings given to such terms in the Preamble to the Contract.

“Payment Milestone” means a Milestone set forth in the Payment Schedule with respect to which a payment is due to Contractor pursuant to the terms of this Contract and the Payment Schedule.

“Payment Schedule” shall have the meaning given to such term in Section 3.1(a).

“Performance Guarantees” means (a) the BOP Load Guarantee and (b) the Minimum Performance Guarantees that are required to be demonstrated during the Performance Tests as a condition to Substantial Completion, all as set forth in Appendix F to the Contract.

“Performance Tests” shall have the meaning given to such term in Section 17.1(a).

“Permitted Lien” shall have the meaning given to such term in Section 7.18(b).

“Person” means any natural person, corporation, general or limited partnership, limited liability company, firm, joint venture, estate, association, trust, government, Governmental Authority or any other entity, whether acting in an individual, fiduciary or other capacity.

9

“Preliminary Performance Test Report” shall have the meaning given to such term in Section 17.6(a).

“Progress Report” shall have the meaning given to such term in Section 10.6(a).

“Project Documents” means, once executed and delivered, (i) the Contract, (ii) any Project Labor Agreement entered into by Contractor; (iii) any contract between Contractor and any Subcontractor (and all agreements and documents referenced therein) for the performance of the Work, wherein the cumulative amount to be paid to such Subcontractor exceeds one million Dollars ($1,000,000.00); and (iv) any other contract, agreement, letter of intent, understanding, or instrument related to the ownership, design, construction, testing, maintenance, repair, operation, financing or use of the Project or the Work entered into by Contractor and any other Person, wherein the cumulative amount to be paid to such Person exceeds one million Dollars ($1,000,000.00).

“Project Engineer” means a duly licensed and qualified individual employed or otherwise retained by Contractor to manage and be responsible for the engineering aspects of the Work and the Project under the Contract.

“Project Labor Agreement” means any project labor or similar agreement entered into by and between Contractor and any union(s) and/or merit-shop entities for the performance of any aspect of the Work.

“Project Manager” means a qualified individual employed or otherwise retained by Contractor to manage and be responsible for the overall management of the Work and the Project under the Contract.

“Project Party” means each of the Contractor, any Key Subcontractor and the Guarantor.

“Project Problem” shall have the meaning given to such term in Section 10.6(b)(iii).

“Project Schedule” means the schedule for performance and completion of the Work as set forth in Appendix J to the Contract and any modification thereof made pursuant to the Contract.

“Project Taxes” shall have the meaning given to such term in Section 3.6.

“Prudent Industry Practice” means any of the practices, methods or acts engaged in or approved by a significant portion of the electrical utility industry in the United State for gas-fired -combined cycle electric generation facilities that, in the exercise of reasonable judgment in light of the facts known at the time the decision was made, would have been expected to accomplish the desired result in a cost-efficient manner consistent with good business practices and reliability criteria, safety considerations and expediency. Prudent Industry Practice is not intended to be limited to the optimum practice, method or act to the exclusion of all others but, rather, to be acceptable industry practices, methods or acts for gas-fired combined cycle electric generating facilities in the United States.

10

“Punch List Letter of Credit” shall have the meaning given to such term in Section 6.1(c) and shall be issued by a United States or Canada banking institution or foreign banking institution with a U.S. branch that is rated at least A3 by Moody’s Investors Service or A- by Standard & Poor’s Rating Services, in the form attached to the Contract as Exhibit K.

“Regulated Materials” means any substance, material, or waste which is now or hereafter becomes listed, defined, or regulated in any manner by any United States federal, state or local law and includes any oil, petroleum, petroleum products and polychlorinated biphenyls.

“Reliability Guarantee” shall have the meaning set forth in Appendix F to the Contract.

“Release” includes any release, deposit, discharge, emission, leaking, spilling, seeping, migrating, injecting, pumping, pouring, emptying, escaping, dumping, disposing or other movement of Regulated Materials, other than their transport, storage, treatment, usage and/or disposal in accordance with Applicable Law.

“Remediation” means any response, remedial, removal, or corrective action, any activity to cleanup, detoxify, decontaminate, contain or otherwise remediate any Regulated Material, any actions to prevent, cure or mitigate any Release of any Regulated Material, any action to comply with any Environmental Laws or with any permits issued pursuant thereto, any inspection, investigation, study, monitoring, assessment, audit, sampling and testing, laboratory or other analysis, or evaluation relating to any Regulated Material.

“Repeated or Chronic Failure” means a substantially similar failure occurring two (2) or more times during the Warranty Period.

“Request for Final Completion” shall have the meaning given to such term in Section 19.6(a).

“Request for Substantial Completion” shall have the meaning given to such term in Section 19.1(a).

“Required Change” means a Change that is required as a result of a change in Applicable Law, suspension of Work by Company, non-performance by Company (including the non-performance of the Company-Procured Equipment to the extent such non-performance is attributable to Company, the supplier under the applicable Company-Procured Equipment Purchase Agreement, or a force majeure event under the applicable Company-Procured Equipment Purchase Agreement), Force Majeure, failure of Company to issue the Full Notice to Proceed by March 1, 2011 as required under Section 2.1(a), or any other change identified in the Contract as a Required Change.

“Retainage Letter of Credit” shall have the meaning given to such term in Section 6.1(b) and shall be issued by a United States or Canada banking institution or foreign banking institution with a U.S. branch that is rated at least A3 by Moody’s Investors Service or A- by Standard & Poor’s Rating Services, in the form attached to the Contract as Exhibit K.

“RFP” shall have the meaning given to such term in the Recitals of the Contract.

“Secured Obligations” shall have the meaning given to such term in Section 6.1(d).

11

“Security Documents” means those documents securing Contractor’s performance of its obligations under the Contract, including (a) the Guaranty, (b) the Retainage Letter of Credit, and (c) the Punch List Letter of Credit.  For the avoidance of doubt, the Retainage Letter of Credit may be converted into the Punch List Letter of Credit per Sections 6.1(b)-(c).

“Site” means the premises on which the Project is to be located in Anchorage, Alaska, owned by the Company immediately adjacent to Company’s International Station generation facility located at 5601 Electron Drive, Anchorage, Alaska, together with all easements appurtenant thereto or required for the operation of the Project.

“Southcentral Power Project” or “Plant” or “Project”  means that certain combined cycle power plant of approximately 200 MW to be located on the Site.

“Southcentral Power Project Participants” means Company and ML&P.

“Specifications” means the Statement of Work, the Execution Plan and any other specifications contained in other Appendices to the Contract and any modifications thereof made pursuant to the terms thereof.

“Startup Manager” means a duly licensed and qualified individual employed or otherwise retained by Contractor to manage and be responsible for the startup aspects of the Work and the Project under the Contract.

“Statement of Work” shall have the meaning given to such term in the Recitals.

“Subcontractor” means any Person, other than Contractor, retained by Contractor to perform a part of a Contractor’s obligations under the Contract, including any subcontractor or Equipment or Material supplier.

“Substantial Completion” means the satisfaction of all Substantial Completion Criteria, manifested by Company’s issuance of the Notice of Substantial Completion, and shall be deemed to have occurred on the Substantial Completion Date.

“Substantial Completion Criteria” shall have the meaning set forth in Appendix F to the Contract.

“Substantial Completion Date” shall have the meaning given to such term in Section 19.1(b).

“Termination by Company” shall have the meaning given to such term in Section 29.1(a).

“Termination by Contractor” shall have the meaning given to such term in Section 29.2(a).

“Training” shall have the meaning given to such term in Section 7.9.

“Unidentified Project Problem” shall have the meaning given to such term in Section 10.6(c).

12

“Unscheduled Shutdown” shall have the meaning given to such term in Section 7.7(h).

“Voluntary Termination” shall have the meaning given to such term in Section 29.1(b).

“Warranty” shall have the meaning given to such term in Section 22.2(a)(ii).

“Warranty Period” means the period beginning on the Substantial Completion Date and ending twelve (12) months thereafter and as the same may be extended as set forth in Section 22.5 as the result of any repair, replacement, rework or re-performance pursuant to Contractor’s Warranty obligations, or shut down of the Project or Site caused by a defect or failure covered by the Warranty.

“Work” shall have the meaning given to such term in the Recitals of the Contract.

13

200 MW COMBINED CYCLE PROJECT

ANCHORAGE, ALASKA

SOUTHCENTRAL POWER PROJECT

Engineering, Procurement & Construction (EPC) Contract

APPENDIX B – GOVERNMENTAL APPROVALS

APPENDIX B GOVERNMENTAL APPROVALS
Permit/Approval	Responsible Agency	Comments	Responsible
Federal
1. Notice of Construction of Alteration	Federal Aviation Administration	Required to indicate that the stacks do not pose a threat to air navigation. No airport in the vicinity and the proposed stacks are lower than the height that requires notification or stack lighting.	Company
2. Clean Water Act Section 404 Permit	US Army Corps of Engineers	Nationwide general permit issued for construction. Includes provision for mitigation of wetlands impacted during construction.	Company
3. Hazardous Waste Identification Number	USEPA	Required if the Project is to use manage and dispose material categorized as hazardous waste.	Company
4. Spill Prevention Control and Countermeasure Plan	USEPA	May be required as per 40 CFR 112, Oil Pollution Prevention Regulations if the Project stores more than 660 gallons of oil in any one container or a total of 1320 gallons at the site.	Contractor
State
5. Operating Air Permit	FDEP	Required for an air emission source. Sets forth air emission limits monitoring, and reporting requirements for the air emission source.	Company
6. Clean Air Act Title V Operating Permit	FDEP	Required to file complete application within 12 months after initial startup.	Company
7. Clean Air Act Title IV Acid Rain Permit	FDEP	Application must be filed 24 months prior to the start of operation. Required for compliance with SO2 allowance requirements.	Company
8. National Pollutant Discharge Elimination System Permit (NPDES)	FEDP	May be required for the discharge of industrial wastewater to waters of the state; establishes effluent limitations, monitoring and reporting requirements.	Company
9. Water Resource Permit	FDEP	Water usage.	Company
10. Storm Water Pollution Prevention Plan (SWPPP)	ADEC/MOA	Required for Stormwater management during construction activities.	Contractor
11 Notice of Intent (NOI) for National Pollutant Discharge Elimination System (NPDES) Construction General Permit (CGP)	EPA/ADEC/MOA	Required to secure SWPPP	Contractor
Local
12.Building Permits	MOA		Contractor
ALL ITEMS IN THIS APPENDIX B WHERE THE THE RESPONSIBLE ENTITY IS IDENTIFIED AS COMPANY SHALL BE COMPANY GOVERNMENTAL APPROVALS AS SUCH TERM IS DEFINED IN THE CONTRACT.

200 MW COMBINED CYCLE PROJECT

ANCHORAGE, ALASKA

SOUTHCENTRAL POWER PROJECT

Engineering, Procurement, & Construction
(EPC) CONTRACT

APPENDIX C
APPROVED/PREFERRED SUBCONTRACTORS LIST

Category	Company Name	Description of Work
B190 Engineered Buildings	ATCO Structures & Logistics	Noise consulting & design supply & install of acoustical buildings enclosures silencers barriers
B190 Engineered Buildings	BLAINE CONSTRUCTION CORP	BUILDINGS FOR POWER PROJECTS 27,000 MW CONSTRUCTED IN THE LAST 7 YRS
B190 Engineered Buildings	Delta Leasing LLC	Modular Office Complexes, modular living facilities, equipment and fleet leasing
B190 Engineered Buildings	UIC Construction LLC	General Contractor, Pre-Engineered Metal Bldgs & Insulated metal panels
Civil	Alaska Mechanical, Inc	Commercial and Industrial Mechanical Construction
Civil	Bigelow Concrete	concrete
Civil	Catseye Excavating	Civil subgrade site development
Civil	glacier masonry & excavation	excavation, foundations, concrete, blockwork, slabs
Civil	GMC Contracting, Inc.	civil construction (site work, underground utilities)
Civil	Graff Contracting	All aspects of concrete construction
Civil	Granite Construction Company	Civil Contractor-Site Work, Roads, Underground Utilities, Structures, Grading & Paving
Civil	KEE Construction LLC	Civil Construction..Roads, Underground, etc
Civil	L&N Ventures	Civil-road construction, Excavation, Hauling
Civil	Pacific Pile & Marine	Pile Driving Dredging Shoring Cofferdam Sheet Pile Sub Transmission Lines Diving Marine Logistics
Civil	PCL Construction Services, Inc.	Construction / Concrete /
Civil	Renegade Equipment LLC	civil site work, water, sewer, storm drains
Civil	Sampson Steel Company Inc	Structural steel fabrication and erection
Civil	Steppers Construction Inc.	General Contractor, civil, commercial construction, Pre-Engineered Buildings, Towers, wtr/swr, +++
Civil	STG, Inc.	piling foundations, renewable energy, tower construction, bulk fuel systems
Civil	West Construction Company, Inc.	Pile driving, structures, heavy construction
Construction Management	True North Management/UOSS	Construction Management, Quality Management, Fabrication Oversight, Procurement, Logistical Support,
E070 DC Battery System	Precision Power Div/ Peak Oilfield Service Co	Service and sales in power generation including power modules, batteries and DC power systems.
Electrical	Alcan Electrical & Engineering Inc	Full Electrical and Design Build Services, Inside, Outside, Data & Com, Security, UPS Systems, 508
Electrical	Electric Power Systems	Mechanical and Electrical Inspection and Commissioning and Electrical Design
Electrical	Redi Electric	Redi Electric, Inc., is a full service electrical general contractor in the State of Alaska providing
Electrical	Redi Electric, Inc.	Electrical / Communications Contractors
Equipment Supplier	ABB c/o Huntley & Associates LLC	ABB / Alaska Representative
Equipment Supplier	ABB Inc.	Control Systems and Instrumentation
Equipment Supplier	AK Supply	FRP products, railing, windows, doors. Engineered valves and lubes. Corrosion products

Category	Company Name	Description of Work
Equipment Supplier	Alaska Pump & Supply Inc.	Municipal and Industrial pump, seals, and control panels.
Equipment Supplier	Bering Straits Development Company	Commercial and industrial electrical installations, generators, switch gear, renewable energy systems
Equipment Supplier	CB Engineering Pacific, Inc.	Manufacturer’s Representative for Instrumentation, Automation & Control Equipment
Equipment Supplier	Engineered Equipment CO	Local Sales Rep, Our Line Card includes: Masoneilan, Raychem, Foxboro, Parker, Powell, Amitek SCI
Equipment Supplier	GE Energy	Gas Turbine, Motors, Transformers, Switchgear, associated services

Equipment Supplier	Honeywell Process Solutions	Automation, Security, Safety and Field Instrumentation for the Power Industry
Equipment Supplier	Marsh Creek Energy Systems	AC / DC Power Generation Supplier & Subcontractor. Man. Rep. for Energy, Eaton-Powerware, MTU
Equipment Supplier	Pacific Power Generation	Distributor and supplier for Kohler Power Systems, Generator, ATS's, Switchgear and service.
Equipment Supplier	Pacific Power Products	PPP is the local sales & service for Detroit diesels for industrial, marine, & generator use
Equipment Supplier	Rosemount	Industrial Instrumentation
Equipment Supplier	Rotork Controls Inc.	Electric, Pneumatic actuators for valve automation
Equipment Supplier	Siemens Water Technologies	Water Treatment
Equipment Supplier	Victaulic	Piping Solutions for the Power Market. Cooling Lines, Compressed Air, Tower Connections
Equipment Supplier	WESCO Distribution, Inc.	Electrical distribution
Fencing	AAA Fence, Inc.	Fence and Gate Installation
Fencing	McKinley Fence Company	Fence and Guardrail
Foundation	Alaska Mechanical, Inc	process piping, electrical, mining, mechanical and equipment installations
General	Cornerstone General Contractor	General/Vertical Construction
General	D & L Construction Co., Inc.	Clearing/grubbing, street & road construction, bridges, drilling & blasting, site development
General	Denali General Contractors, Inc.	Sitework, Concrete, Structural Steel, Carpentry, Buildings Construction
General	Eklutna Services, LLC	General Contractor
General	Janssen Contracting, Inc	General Contractor, Masonry Block, Concrete, Tile, Carpenter Walls and finishes,
General	Jenson & Sons Construction, Inc	General Contracting, Counter Tops, Cabinets, Special Casework, Solid Surface
General	Neeser Construction, Inc.	Large commercial general contracting specializing in design/build
General	Price Gregory International	EPC heavy Mechanical/Electrical contractor specializing in pipeline, electrical power and process
General	UNIT COMPANY	Alaskan General Contractor experienced in design build construction.

Category	Company Name	Description of Work
Local Engineering	Ability Surveys	Land Surveying & Easement Procurement
Local Engineering	Allied GIS, Inc.	Mapping, GIS, Data Conversion, VUEWorks
Local Engineering	Bratslavsky Consulting Engineers, Inc.	env. plan. & compliance; design and plan.; prof. eng.& architect. svcs.; QA/QC; CM, Inspect.
Local Engineering	CEI	Environmental and civil
Local Engineering	Engage LLC	Engineering, Project Management and technical services
Local Engineering	Environmental Management, Inc	Environmental Consulting & Training
Local Engineering	Great Northern Engineering, LLC.	Structural, mechanical, electrical and civil engineering
Local Engineering	HDR Alaska	Civil and structural engineering, planning, environmental services
Local Engineering	HMH Consulting, LLC	Air Quality Permitting, Monitoring, Compliance
Local Engineering	Langdon Engineers	Civil, Structural, Mechanical engineering, Project management, Cad, Asbuilts, Special Inspection
Local Engineering	Lounsbury & Associates, Inc.	Civil Engineering and Surveying
Local Engineering	Meridian Management, Inc.	project management, construction management, QA/QC field inspection
Local Engineering	Mullikin Surveys	Land Surveying
Local Engineering	MWH	water and wastewater infrastructure design
Local Engineering	PDC Harris Group LLC	engineering: power gen, buildings, HVAC
Local Engineering	R2 Resource Consultants, Inc.	Fisheries biology; aquatic, wetland, and riparian ecology and restoration; watershed analysis.
Material Supplier	Aggpro	Aggregate products, concrete
Material Supplier	Alaska Steel Co	Reinforcing steel estimating, detailing, supply and fabrication.
Material Supplier	Anchorage Sand & Gravel	Construction material supplier including concrete, aggregates, rebar, precast, building materials
Material Supplier	CARBERRY ASSOCIATES	MATERIAL SUPPLIER
Material Supplier	Ferguson Industrial Plastics	Wholesale distributor of High Density Polyethylene pipe and fittings
Material Supplier	Granite Construction Company-Materials	Supplier of Construction Aggregtes, Recycled Asphalt Base,Pit Run Gravel, and Warm & Hot Mix Asphalt
Material Supplier	Hyundai Steel USA, Inc.	Structural Steel
Material Supplier	Paramount Supply Company	Industrial pipe, valve, fitting supplier. Conval rep.
Material Supplier	Polar Supply Co.	Supply CSI 2, 3, and 7; geotextile, SWPPP, concrete construction firestopping etc
Material Supplier	Potelcom Supply Inc	Distributor
Mechanical	Alaska Mechanical, Inc	process piping, electrical, mining, mechanical and equipment installations
Mechanical	Alaskan Insulation Specialties	Provide mechanical insulation & firestopping systems, installation, fabrication & distribution
Mechanical	Carl Bingham Welding	I perform all welding processes and procedures with an emphasis on on-site production. I also do of
Mechanical	Dowland-Bach Corp	Industrial control panel fabrication, stainless steel tubing, pipe, fitting supplier,
Mechanical	General Mechanical, Inc	HVAC; Lagging; Metal Fabrication

Category	Company Name	Description of Work
Mechanical	Jaffa Construction Inc.	Equipment installation, heavy rigging, ASME Code assembly
Mechanical	JD Steel CO., Inc	Reinforcing Steel Supply and Install, Misc. Structural Steel Supply and Install, Concrete Accessory
Mechanical	Rockford Corporation	Fuel Systems, Field Erected Tanks, Process Piping, Industrial Mechanical work
Mechanical	Rotating Services, LLC	Rotating Equipment Company, National Steel Erection, Inc., and Titan Fabricators Inc., provides mech
Mechanical	Superior Plumbing & Heating	Plumbing, Heating, Ventilation, Commercial, Industrial, Institutional, Sheet metal Fabrication
P410 Circulating Water Pumps	Alaska Roteq Corporation	Pump supply and repair- Flowserve/ Paco/ ABS
P470 Boiler Feed Pumps	Alaska Roteq Corporation	Pump supply and repair- Flowserve/ Paco/ ABS
Security	Guardian Security Systems, Inc.	Full line of security services: uniformed sec. officers, alarm systems install, monitoring, 24/7 Dis
Specialty	Ace Water Wells	Well drilling, geothermal and pump services
Specialty	Anchorage Lath & Plastering	Int & Ext Plaster systems: Dryvit, Senergy, others EIFS Systems, Plastering, Stucco
Specialty	Anixter	Alaska Territory Manager for distribution, Cable, communications and security products.
Specialty	Construction Specialties of Alaska, LLC	Cookson, Modernfold, Kalwall, Raynor, Solatube, Bilco, Door Engineering, Aluminum Composite Panels.
Specialty	Cosco Fire Protection, Inc	Fire Sprinker, Fire Alarm
Specialty	E/P Roofing Inc.	Roofing/Waterproofing
Specialty	Erosion Control of Alaska	Full Service Erosion Control using recycled and locally manufactured material.
Specialty	Glass, Sash & Door Supply, Inc	Wood and Steel Drs/Frs, Bldrs Hardware
Specialty	Global Offshore Divers	Any and all underwater tasks manned or unmanned
Specialty	GMG general, Inc.	Asphalt Paving
Specialty	Materials Integrity, Inc.	We provide construction inspection and testing services including special inspections, all NDT
Specialty	McFarland Cascade	Utility Poles, Crane Mats
Specialty	MINIMAX USA INC.	Fire Protection & Fire Alarm
Specialty	Omega-Morgan	Specialized rigging & Transportation
Startup	PCE Pacific, Inc.	FCO, Commissioning, Start-up, and ongoing support, Fisher, Rosemount, MicroMotion, Emerson
Transportation	American Fast Freight	Freight Transportation Services, to/from and within Alaska
Transportation	Carlile Transportation	Transportation, Logistics, & Warehousing provider.
Transportation	Reeve Air Alaska, LLC	ANC based on-demand charter flights throughout south-central Alaska. Up to 5 passengers or freight.
Transportation	Totem Ocean Trailer Express, Inc.	transportation services
C160 Rotary Screw Fuel Gas Compressor	KOBELCO EDTI COMPRESSORS. INC	Gas Compressors
Pipe Rack	Haskell Corporation	General Contractor: refinery work, power plants, industrial processing plants, structural steel
T040 Field Erected Tanks	CBI Services, Inc.	Welded plate steel above ground tanks, stacks and plate steel structures

A023	Ammonia System		C460	Traveling Bridge Crane	E070	DC Battery System
	Chemco		Century Cranes & Service			Custom Power, Inc.
	Wahlco		Crane Masters			Alpine Power Systems
	Chemithon		Dearborn Crane & Engineering			Yuasa, Inc.
	Integrated Flow Solutions		Deshazo Crane			Enersys, Inc.
			Detroit Hoist and Crane			C & D Technologies, Inc.
B190	Engineered Bldgs		Ederer			Alcad, Division
	UIC		Kaverit Steel and Crane			Ametek (Solid State Controls)
	Steppers Construction		Kone Cranes
	Blaine Construction		Mid Atlantic Crane and Equipment		E160	Transformers – Lighting & Dist. - Dry-Type Pad Mount
	Varco Pruden		Milwaukee Crane & Equipment			General Electric CO
	Super Structures		Mazella Lifting Technologies			Siemens Energy & Automation, Inc.
	Butler		Sievert Electric Service			Square D CO
	Starr		Superior Crane			Howard Industries
	Nucor		Total Crane Systems			Eaton Corp.
	American Steel Structures		Zenar Corp.
	ATCO		Zinter Handling
					E180	Low Voltage MCC’s (480 V)
	Module Office Complexes	E030	Bus Duct			Square D CO
	Delta Leasing LLC		Unibus, Inc.			Allen-Bradley CO, Inc.
	Alaska Modular Space Inc.		Schneider Electric			General Electric CO
	ESS Support Services		Powercon Corp.			Siemens Energy & Automation, Inc.
	All-Cover		Technibus			Schneider Electric
	Williams Scotsman					Tesla Power
	Atco	E290	Power Circuit Breakers			Eaton Corp. (Cutler Hammer)
	Northgate Industries		ABB NZ			ABB
			Siemens			Furnas
Mitsubishi
C160	Rotary Screw Fuel Gas Compressor		PACS Industries		E190	Medium Voltage Controller Gear
	Kobelco		Lloyd Controls, Inc.			Eaton Corp. (Cutler Hammer)
			Fuji Electric CO, Ltd.			ABB
C170	Air Compressors		Areva			LG Industrial
	Ingersoll-Rand Co		General Electric Co			Powell Electrical Manufacturing CO
	Sullair Corp.					Schneider Electric MGE
	Atlas Copco.	E340	Medium Voltage Switchgear			General Electric CO
	Gardner-Denver		ABB, Inc			Toshiba International Corp.
	Kaeser Compressors, Inc.		Fortune Electric			Square D CO
	Dresser-Rand Co		LG Industrial System USA, Inc.
	Kobelco		Siemens Energy & Automation, Inc		E410	Auxiliary Transformers – Oil Filled
			Tesla Power.			Delta Star, Inc.
C200	Air Cooled Condenser (ACC)		Allen Bradley			VA Tech Elin USA Corp.
	Holtec		Eaton Corp. (Cutler Hammer)			Pauwels Transformers, Inc.
	SPX		PACS Industries			ABB, Inc.
	SPIG		Toshiba International Corp			Virginia Transformer Corp.
	GEA		Schneider Electric			Cooper Industries
			Siemens Energy & Automation, Inc.			Hitachi
C440	Monorail/Hoist		Line Power Manufacturing Corp.			Schneider Electric
	Dwight Foote		Controlled Power Limited Partnership			Square D CO
	Milwaukee Crane & Equipment		General Electric Co			General Electric CO
	Ederer, Inc.		Lloyd Controls, Inc.			Howard Industries
	Detroit Hoist & Crane Co		Square D Co			Hyundai Heavy Industries CO Ltd.
	ACCO Chain & Lifting Prod.		Powell Electrical Manufacturing Co			Pennsylvania Transformer
	American Crane & Equipment		Furnas			Tamini Transformers
	Deshazo Crane		VA Tech Elin USA Corp.			Fortune Electric
	Kaverit Steel and Crane		MVA Power			Siemens
	Kone Cranes					Eaton
	Mid-Atlantic Crane and Equipment	E360	Low Voltage Switchgear			Waukesha Electric
	Philadelphia Tramrail		ABB, Inc.
	Shupper-Brickle Equipment		Fortune Electric
	Superior Crane		General Electric Company		E420	Transformer Generator (Step-Up/GSU)
	Total Crane Systems		Point Eight Power			Cooper Industries
	Zenar Corp.		Powell Electrical Manufacturing Company			Fortune Electric
	Zinter Handling		Schneider Electric			Delta Star, Inc.
	Mazella Lifting Technologies		Tesla Power			Pauwels
			Controlled Power Limited Partnership			Hyundai Heavy Industries Co Ltd.
			Siemens			Schneider Electric
Waukesha Electric Systems

	Hitachi Power Systems America		XKT Engineering, Inc.		Team Industries
	Siemens Power T&D, Inc.		Holtec International
	North American		FabsCo, Inc.	W070	Chemical Feed System
	Babcock		Foster Wheeler Limited		Sentry Equipment Corp.
	Crompton Greaves		ABB Lummus Heat Transfer		Neptune Chemical Pump Co
	Pennsylvania Transformer Tech, Inc.		API Heat Transfer		Penn Process Technologies, Inc.
	Tamini Trasformatori		ITT Fluid Technology Corp.		Aquatech International Corp.
	Virginia Transformer Corp.		Alstom USA, Inc.		Alldos, Ltd
	Alstom USA, Inc.		Hebeler Corp.
	ABB, Inc.		Manning & Lewis Engineering Co	W080	Condensate Polishing System
	Magnetek Electric, Inc.				Christ (NEW TO US)
	GE Energy	I120	Continuous Emissions Monitoring System		Indeck Power Equipment Co
	VA Tech Elin USA Corp		Altech Environment		Ecodyne Limited
	Mitsubishi Electric Power Products		Custom Instrumentation Services		Ionics Inc.
	Areva T&D		Horiba		Veolia Water Systems
	Hyosung America		Teledyne Monitor Labs, Inc.		Anderson Water Equipment
	HICO		KVB Enertec, Inc. (GE)		Liquipure Systems Limited
	TRAFO		Clyde Bergemann, EEC		Hydropure
	JSHP Transformer		Forney Corp.		Eco-Tec Inc.
	Wilson Transformer		Rosemount Analytical		Aquatech International Corp.
			Cemtek		US Filter
E450	UPS System				Great Lakes
	Toshiba Intl. Corp	I280	Water & Steam Sample Panel		GE Water & Power.
	Alpine Power Systems		Waters Equipment Co		Ecolochem, Inc.
	Custom Power, Inc.		Sentry Equipment Corp.		Anderson Waters Systems Ltd.
	Cyberex, Inc.		HOH Equipment Co		Pall Canada Ltd.
	Siemens Energy & Automation, Inc.				Metcon Sales & Eng.
	American Power Conversion	I340	Control Valves
	Ametek Solidstate Controls, Inc.		Metso Automation	W200	Oil/Water Separator
	Philtek Power Corp. (cannot find this product)		Flowserve Valtek		AFL Industries, Inc.
	Best Power		Fisher		Absolute Filtration
	Liebert (Emerson)		Copes-Vulcan (SPX Flow Control)		World Water Systems, Inc.
	Danaher		Masoneilan (Dresser)		Great Lakes
			Leslie		Engineered Equipment Products, Inc.
E540	Cable Tray				Loveless Manufacturing Division
	Square D Co	P410	Circulating Water Pumps		American Engineering Services, Inc.
	P-W Industries, Inc.		PACO Pumps, Inc.		Highland Tank & Manufacturing Co
	MP Husky Corp.		Sulzer
	Cooper B-Line Systems, Inc.		ITT Industries (Goulds)		Fencing
			Ruhrpumpen		AAA Fence Inc.
G020	Diesel Generator		Flowserve Corp.		McKinley Fence Co.
	Cummins		Peerless
	Pacific Power Products		Weir Specialty Pumps		Pipe Rack
H005	Air Cooled Heat Exchangers		Weir Floway		ASRC
	Exchanger Industries		Ebara Corp.		Haskell
	GEA Rainey		Fairbanks Morse		PCL
	Tek-Fins, Inc.		Mitsubishi
			David Brown Union		Civil Subcontractors
H060	Heat Exchangers – Plate & Frame/Shell & Tube		Torishima Pump		Steppers Construction
	Alfa Laval Separation, Inc				Granite Construction Company
	D.B. Western	P470	Boiler Feed Pumps		Alaska Mechanical
	Sondex, Inc..		Flowserve Corp.		PCL
	Thermal Eng Intl Corp.		KSB		Blaine Construction
	Brown Fintube Co		David Brown Union Pumps CO
	Struthers Industries, Inc.		Sulzer		Foundation Contractors
	Yuba Heat Transfer Division		Rhurpumpen		Alaska Mechanical
	Hydro Dyne, Inc.		Goulds Pumps, Inc.		Steppers Construction
	Ward Tank & Heat Exchanger Corp.		Ebara		Nesser
	Graham Corp., Inc.		Torishima		Swalling
	Tranter, Inc.				PCL
	Koch Engineering Co Ltd.	T040	Field Erected Tanks		Blaine Construction
	Sentry Equipment Corp.		Titan
	Polaris Thermal Corp.		Matrix
			CBI		Concrete & Aggregates
			Pittsburgh Tower & Tank		Anchorage Sand & Gravel
			American Tank & Vessel		Granite Construction
Columbian Tech Tank
Superior Tank

200 MW COMBINED CYCLE PROJECT

ANCHORAGE, ALASKA

SOUTHCENTRAL POWER PROJECT

ENGINEERING, PROCUREMENT, & CONSTRUCTION (EPC) CONTRACT

APPENDIX D
PAYMENT SCHEDULE

Southcentral Power Project

Payment Schedule

MILESTONE NUMBER	MILESTONE DESCRIPTION	MILESTONE PAYMENT AMOUNT

1*	Advance Payment	XXXXXXXXXX
2	Begin Site Preparation Clear & Grub	XXXXXXXXXX
3*	Begin Mass Excavation	XXXXXXXXXX
4	Award GSU's	XXXXXXXXXX
5	Complete Lay Down Area Preparation	XXXXXXXXXX
6	Award Boiler Feedwater Pumps	XXXXXXXXXX
7	Issue General Arrangments	XXXXXXXXXX
8	Mass Excavation for removal of unsuitable materials complete	XXXXXXXXXX
9	Award Air Cooled Condenser	XXXXXXXXXX
10	Award Fin Fan Cooler	XXXXXXXXXX
11*	Replacement fof Unsuitable Materials Complete	XXXXXXXXXX
12	Award Main Building	XXXXXXXXXX
13	Award DCS	XXXXXXXXXX
14	Award Pipe Rack	XXXXXXXXXX
15	Award Water Treatment	XXXXXXXXXX
16	Award Gas Compressor	XXXXXXXXXX
17	Under Ground Piping Engineering Substantial Complete	XXXXXXXXXX
18*	Construction & Building Permit Obtained	XXXXXXXXXX
19*	Site Mobilization FNTP (Foundation Contractor On Site)	XXXXXXXXXX
20	Under Ground Electrical Engineering Substantial Complete	XXXXXXXXXX
21	Mechanical Engineering Substantial Complete	XXXXXXXXXX
22	Foundation Engineering Substantial Complete	XXXXXXXXXX
23*	CTG#1 Foundation installed (First CTG Foundation Poured)	XXXXXXXXXX
24	Pipe Rack Delivered on Site	XXXXXXXXXX
25	Electrical Room Foundation Installed	XXXXXXXXXX
26	OTSG#1 Foundation Installed	XXXXXXXXXX
27	CTG#2 Foundation installed	XXXXXXXXXX
28	First Steel Delivered to Site	XXXXXXXXXX
29	Foundation OTSG #2 Installed	XXXXXXXXXX
30	Pipe Rack Foundation Installed	XXXXXXXXXX
31	CTG #3 Foundation Installed	XXXXXXXXXX

Southcentral Power Project

Payment Schedule

MILESTONE NUMBER	MILESTONE DESCRIPTION

32	CTG #1 Set & Aligned	XXXXXXXXXX
33*	Foundation OTSG #3 Installed (Last OTSG Foundation Poured)	XXXXXXXXXX
34	Under Ground Utilities Installed	XXXXXXXXXX
35	CTG #2 Set & Aligned	XXXXXXXXXX
36	GSU Transformer Foundations Installed	XXXXXXXXXX
37	Air Cooled Condenser Foundation Installed	XXXXXXXXXX
38*	Control Room of Main Building Installed	XXXXXXXXXX
39	Boiler Feed Water Pumps Delivered	XXXXXXXXXX
40	Fin Fan Foundations Installed	XXXXXXXXXX
41	Pipe Rack Installed	XXXXXXXXXX
42*	CTG #1 Filter House Installed	XXXXXXXXXX
43	CTG #2 Filter House Installed	XXXXXXXXXX
44	Water Treatment Area Foundations Installed	XXXXXXXXXX
45	Boiler Feed Water Pumps Installed	XXXXXXXXXX
46	Fin Fan Cooler Installed	XXXXXXXXXX
47	CTG #3 Filter House Installed	XXXXXXXXXX
48	DCS Delivered	XXXXXXXXXX
49	Water Treatment Equipment Installed	XXXXXXXXXX
50	Gas Compressor Installed	XXXXXXXXXX
51*	STG Foundation Installed (STG Foundation Poured)	XXXXXXXXXX
52	GSU Transformers Installed	XXXXXXXXXX
53	DCS Installed	XXXXXXXXXX
54*	Building Roof Installed	XXXXXXXXXX
55	Demin Water Storage Tank Installed	XXXXXXXXXX
56	Air Cooled Condenser Installed	XXXXXXXXXX
57	OTSG #1 Installed	XXXXXXXXXX
58*	STG Installed	XXXXXXXXXX
59	OTSG #2 Installed	XXXXXXXXXX
60*	GSU Transformer Energized	XXXXXXXXXX
61	OTSG #3 Installed	XXXXXXXXXX
62	Air Cooled Condeser Commissioned	XXXXXXXXXX

Southcentral Power Project

Payment Schedule

MILESTONE NUMBER	MILESTONE DESCRIPTION

63	Fin Fan Cooler Commissioned	XXXXXXXXXX
64	Check Out & Commission OTSG #1	XXXXXXXXXX
65*	Initial Fire & Sync Combustion Turbine #1 (First CTG)	XXXXXXXXXX
66	Commission STG	XXXXXXXXXX
67	Check Out & Commission OTSG #2	XXXXXXXXXX
68	Initial Fire & Sync Combustion Turbine #2	XXXXXXXXXX
69	Check Out & Commission OTSG #3	XXXXXXXXXX
70	Initial Fire & Sync Combustion Turbine #3	XXXXXXXXXX
71	Steam Blow & Pipe Restoration Complete	XXXXXXXXXX
72*	STG Initial Roll, Sync & Load	XXXXXXXXXX
73	Steam Quality Tuning	XXXXXXXXXX
74	Plant fine tuning complete	XXXXXXXXXX
75	Substantial Completion	XXXXXXXXXX

	TOTAL	XXXXXXXXXX
Items marked with an * constitute Critical Milestones per the Contract

200 MW COMBINED CYCLE PROJECT

ANCHORAGE, ALASKA

SOUTHCENTRAL POWER PROJECT

ENGINEERING, PROCUREMENT, & CONSTRUCTION (EPC) CONTRACT

APPENDIX E - Options

Option	Description	Addition to Contract Price	Deadline for Exercise
Warehouse/Maintenance Building (Building SB)	100’ x 235’ building described in section 6.3 of Appendix G to Contract	$4,640,000.00	Sixty (60) days after Effective Date

200 MW COMBINED CYCLE PROJECT

ANCHORAGE, ALASKA

SOUTHCENTRAL POWER PROJECT

ENGINEERING, PROCUREMENT, & CONSTRUCTION (EPC) CONTRACT

APPENDIX F - Substantial Completion, Final Completion, Performance Guarantees and Performance Tests

APPENDIX F

SUBSTANTIAL COMPLETION, FINAL COMPLETION, PERFORMANCE GUARANTEES AND PERFORMANCE TESTS

Capitalized terms used herein and not otherwise defined herein are used herein with the meanings ascribed thereto in the Contract.  The Parties agree that the terms “capacity” and “power” are utilized interchangeably in this Appendix F and that such terms are synonymous as used herein.

Section 1	Substantial Completion Criteria

Section 2	Final Completion Criteria

Section 3	Performance Guarantees

Section 4	Performance Tests

SECTION 1
SUBSTANTIAL COMPLETION CRITERIA

Substantial Completion will be deemed to have been achieved when all of the following Substantial Completion Criteria have been satisfied:

1.	Startup, commissioning, and the Performance Tests (as detailed in Section 4 of this Appendix F) have been completed in accordance with the Contract.

2.
The Plant (i) is complete such that Company can commence operation of a fully-tested, integrated and operational Plant. (ii) has been fully designed, constructed and equipped in accordance with the Contract (except as provided in the Final Punch List).

3.	All Equipment and systems are operational in an integrated fashion in accordance with the Contract, including its Appendices and Exhibits.

4.	Contractor has provided Company with the Guaranty and the Punch List Letter of Credit in accordance with Section 6.1 of the Contract.

5.	Contractor shall have paid or Company shall offset from the payment due on Substantial Completion the amount of any undisputed Late Substantial Completion LDs.

6.	All Governmental Approvals have been obtained in accordance with Section 7.5 of the Contract, with Company properly included as the permittee, co-permittee or authorized party with respect to each.

7.	Training has been provided to Company’s personnel in accordance with Section 7.9 of the Contract.

8.
All intellectual property rights and computer program licenses that are necessary for Company’s ownership and operation of the Project have been obtained in accordance with Section 7.11 of the Contract.

9.	Contractor shall has cleaned up the Site in accordance with Section 9.7 of the Contract.

10.	Contractor has supplied Company with Operations and Maintenance Manuals and As-Built Drawings in accordance with Section 15.6 of the Contract.

11.	Contractor has demonstrated that the Minimum Performance Guarantees have been met, in accordance with Section 17.2(a) of the Contract and defined in Section 3 of this Appendix F.

12.	All Defects that adversely affect the safe and reliable operation of the Plant have been fully remediated, in accordance with Article 18 of the Contract.

13.	The Parties have agreed on a Final Punch List (including the value of items on such Final Punch List), in accordance with Section 19.2(b) of the Contract.

14.	Contractor and Subcontractors have transferred title to all Work supplied and performed to the Company, free and clear of all Liens, in accordance with Section 19.3.

15.	Contractor has, as applicable, assigned or delivered to Company any Subcontractor’s warranties, in accordance with Section 22.6 of the Contract.

SECTION 2
FINAL COMPLETION CRITERIA

Final Completion will be deemed to have achieved when all of the following Final Completion Criteria have been satisfied:

1.	Company has issued the Notice of Substantial Completion in accordance with Section 19.1(b) of the Contract.

2.	All of the items on the Final Punch List have been completed, in accordance with Section 19.2(b) of the Contract.

3.	Contractor has either met the BOP Load Guarantee or paid Company the BOP Load Guarantee LDs on or before the expiration of the BOP Load Guarantee LD Cure Period.

4.	Contractor has removed its Equipment, Materials and other items from the Site in accordance with Section 19.5 of the Contract.

5.	Any Warranty problems are being diligently cured by Contractor and/or its Subcontractors as contemplated by Section 22.4 of the Contract.

6.	All Work shall have been completed in compliance with all Applicable Laws and the terms and conditions of the Contract.

7.	Contractor has supplied Company with Operations and Maintenance Manuals and As-Built Drawings in accordance with Section 15.6 of the Contract.

SECTION 3
PERFORMANCE GUARANTEES

3.1	General

All Performance Guarantees are based on the following conditions.   Actual test values will be corrected back to these conditions using vendor curves, ASME Performance Test Code (“PTC”) correction procedures (or as may be agreed to in the test protocol) and computer models to determine if the guarantees are met.

Ambient Dry Bulb Temperature: 36 degrees Fahrenheit
Relative Humidity: 68.1%
Barometric Pressure: 14.64 psia
Power Factor: > 0.9 (at generator terminals)
Duct Burners: On as specified
Fuel Gas Temperature: 45 degrees Fahrenheit
Fuel Gas Pressure: 380 psig
Frequency:  60 Hz
Fuel Analysis as per Appendix G 2.2.1

3.2	BOP Load Guarantee The Contractor guarantees the BOP Load shall be 3716 kW or less with no duct burners on, all CTGs at full load and all other parameters as described in Section 4 of this Appendix F.

3.3
Maximum Guaranteed BOP Load   The Contractor guarantees that the maximum BOP Load shall be 4459 kW with no duct burners on, all 3 CTGs at full load and all other parameters as described in Section 4 of this Appendix F.

3.4	Guaranteed Noise Level is defined as the far-field noise sound levels at the following locations, which Contractor guarantees will be equal to or lower than shown:

Southern SPP boundary	80 dBA @ southern R/W of W Dowling Rd
Residence (east of RR)	50 dBA
Western CEA property line	80 dBA
Park boundary	50 dBA (west of Minnesota Dr)

For avoidance of doubt the near field noise levels will be guaranteed by Contractor but are not part of the Guaranteed Noise Level guarantee.

3.5
Reliability Guarantee   The Contractor guarantees that the Plant will generate on a continuous basis during a 72 hour reliability test a net output averaging no less than 96% of the program dispatch load as per the test in Section 4 of this Appendix F.

SECTION 4
PERFORMANCE TESTS

4.1	GENERAL

4.1.1	Management of Tests

Contractor shall be responsible for providing all necessary permanent and temporary Equipment, Materials, instrumentation, and services to meet commitments with regard to this phase of the Work.

Company will provide technical assistance required for testing, commissioning, startup and performance testing.

Contractor shall retain an independent testing contractor to conduct source emission tests for each CTG/SCR train and CEMS certification tests.

Contractor shall provide and arrange Plant Performance Tests and demonstration tests to demonstrate the Plant meets the Performance Guarantees stated herein. This shall include a 72-hour reliability test.

Contractor may combine tests as long as the approved test procedures address any and all test combinations.

Contractor shall prepare for review and approval by Company all Performance Test procedures and protocols.

4.1.2	Test Procedures

Not later than ninety (90) days prior to the scheduled Substantial Completion Date, Contractor shall prepare and submit to Company a set of test procedures and protocols for conducting such tests for Company’s review and approval.  The test procedures shall incorporate the provisions of this section and shall include data sheets, preliminary correction curves, compliance assessment procedures and proposed test report format as applicable.

4.1.3	Test Instrumentation and Calibration

Permanent Plant instrumentation shall be utilized whenever possible for making required test measurements. As determined by Contractor, specific test instrumentation may be used to supplement permanent Plant instrumentation and enhance test accuracy as required.  All primary test instrumentation used for test calculations shall be calibrated per the ASME PTC codes and copies of all calibration sheets shall be provided to Company.  Company has not included any special test instrumentation for testing of the CTG. Contractor shall provide and make provisions for any additional test instrumentation required to perform the required tests.

4.1.4	Plant Operation During Testing

Throughout the duration of testing, the Plant shall be operated in accordance with the requirements of Applicable Law.  Equipment shall not be operated in any way that may impact manufacturers’ warranties or exceed any operating parameter stated in the manufacturers’ O&M manuals or Operations and Maintenance Manuals.

All Plant systems must reach a steady-state before the start of each test. Systems which are designed to operate intermittently shall be deemed to be in steady-state operation as long as the conditions that start and stop the operation of the system are not exceeded during the test period and the system is available for operation as designed.

4.1.5	DELETED

4.1.6	Suspensions and Deviations

Contractor and Company may mutually agree when situations arise during the performance testing or demonstration testing that may warrant deviations from approved test procedures.  Agreements reached during these consultations (such as whether to discard erroneous data) shall be recorded, acknowledged in writing by authorized representatives to be named in the test procedures, and shall be binding for both Parties.

4.1.6	Performance Guarantee Tests

The required performance guarantee tests are noted in the following table:

Guarantor
Guaranteed GE CTG Net Electrical Output	GE
Guaranteed STG Net Electrical Output	Mitsubishi
Guaranteed CTG Heatrate	GE
Guaranteed Exhaust Energy (Heat Balance Method)	GE
BOP Load Test (Excluding Company-Procured Equipment )	Contractor
Maximum Allowable Stack Emissions at Each Stack	GE/Company
NOx (See Note 4)	GE/Company
CO	GE/Company
VOC Emissions	GE/Company
Ammonia Slip	GE/Company
PM10 (See Note 5)	GE/Company
Startup Emissions	GE/Company
Near-Field Noise (Equipment)	Contractor
Far-Field Noise	Contractor
CTG Near-Field Noise	GE/Company
STG Near-Field Noise	MPSA/Company
OTSG Near-Field Noise	TBD/Company
Guaranteed OTSG Performance	TBD/Company

Notes:

1)	Emission tests shall be conducted in accordance with the testing methods as required by the ADEC for each pollutant and in accordance with GE testing procedures and conditions.
2)
CTG Degradation:  “New and Clean” is defined as less than or equal to 200 site fired-hours per the CTG purchase agreement with GE.  If Contractor is unable to commission the CTGs and balance of Plant within this limit, it shall be adjusted as necessary to account for CTG degradation in accordance with GE’s approved procedures.

3)	NOx Emissions - Test method for NOx shall, if possible, conform to EPA Method 20 and in accordance with GE testing procedures and conditions.
4)	NOx actual limit (as required by Permit) at ISO ambient conditions.
5)	PM10 limit is at ISO ambient conditions.

4.1.7	General Approach

Prior to conducting Plant Performance Tests, Contractor shall coordinate and schedule the CEMS certification.  If the CEMS has not been certified, the Performance Tests can be conducted using a certified 3rd party stack tester.

Contractor shall conduct tests to verify OTSG, CTG, and STG unit performance, plus combined cycle power output, fuel consumption, emissions, and Plant electric parasitic loads.  Contractor shall provide all necessary test instrumentation, parts and labor for the Performance Tests. Performance tests shall be performed in accordance with ASME PTCs as required, provisionally including aspects of PTC 4, 6, 22 and 46 and in accordance with Company-Procured Equipment suppliers’ testing requirements and conditions.

During all Plant Performance Tests, the Plant shall be operated in a mode that is representative of the long-term normal operating configuration with all equipment operating as designed and within limits prescribed by manufacturers’ O&M manuals and the Operations and Maintenance Manuals consistent with Prudent Industry Practice.  No normally operating systems should be taken out of service, including bypassing or suppressing of alarms, unless specifically allowed for in the Company-approved test procedure.

Instruments for primary measurements shall be calibrated using standard reference sources or shall have been previously calibrated and certified by independent nationally or internationally approved calibration authorities (NIST-traceable).

Calibration certificates shall be provided for all test instruments at the time of test.  Any and all costs involved in preparation of calibration certificates shall be to Contractor’s account.

Precision test instrumentation will generally be utilized per the relevant ASME PTC.  Allowances will be made for measurement uncertainty in performance calculations. Measurement uncertainty will be based on the accuracy of the individual instruments used in conducting the Performance Tests.  An analysis of the pre-test measurement uncertainty shall be performed by Contractor, in accordance with ASME PTC 19.1 as part of the detailed Performance Test procedure and shall be submitted to Company for review and approval.  Post-test measurement uncertainty will be in the performance test report.

For all equipment other than the CTGs the Performance Tests shall consist of four consecutive one-hour tests. During each one hour period all equipment shall meet the guarantees.

4.2	Plant BOP Load

During the Plant net power output and Plant net heat rate tests the Plant total parasitic load power consumption shall be measured with the results corrected to Plant design conditions.  Test results shall be adjusted so that the corrected results do not include the parasitic load associated with Company-Procured Equipment, Company-Procured Equipment parasitic losses and electrical load associated with the Plant operations building.

4.3	Air Emissions

Testing shall be done in accordance with the approved air permit, ADEC rules and regulations, EPA rules and regulations and in accordance with GE testing procedures and conditions.

Normal Plant start-up and operating procedures shall be used when operating the units during the tests.  The CTGs shall be operated between minimum load of 50% based on Company Procured Equipment and 100% of baseload.

4.4	CTG Power Output, Heat Rate and Exhaust Energy

Contractor shall conduct individual CTG power output, heat rate and exhaust energy tests to verify each CTGs performance while in compliance with the stack emissions guarantees listed in the table above. Each CTG shall be individually tested for generator gross electrical output and fuel input in accordance with the performance and acceptance testing requirements described in the GE CTG purchase agreement  appendices. The test data will be corrected to design conditions using the ASME Power Test Code 22 as modified by GE and by using GE’s correction curves and correction procedures. The Plant Performance Tests shall be completed as a condition of Substantial Completion.

Contractor shall provide instrumentation meeting the maximum allowable uncertainty criteria identified in the ASME PTC 22. Contractor shall prepare an uncertainty calculation in accordance with the procedures defined in ASME PTC 22 and by ASME PTC 19.1 to establish the overall test uncertainty.

Contractor is only required to perform the CTG performance testing.  Contractor is not responsible for CTG equipment performance guarantees.

During the Plant net power output and Plant net heat rate tests the GE supplied equipment parasitic load power consumption shall be measured with the results corrected to Plant design conditions.

During the Plant net power output and Plant net heat rate tests, GSU losses shall be determined with the results corrected to Plant design conditions.

4.5	Noise Emissions

Noise measurements shall be made with the Plant operating at baseload conditions in its normal Plant configuration.

Noise tests shall only be carried out when weather conditions are dry with light winds.  Wind speed shall be calm and not exceed 5 mph during any noise measurements.

The results of the noise measurements shall be reported together with the operating conditions of the Plant equipment, meteorological conditions, noise measurement locations, and details of the instrumentation used for the measurements.  Any corrections made to the measured noise levels to take account of background noise levels or noise from other sources should be identified.

Near-field Noise: Contractor shall guarantee that the sound level from all Equipment (other than Contractor Equipment) after erected and installed as an integrated part of the Plant shall not exceed 85 dBA when measured at five (5) feet above the base elevation of equipment and at a horizontal distance of three (3) feet from the Equipment surface.

Equipment that need not meet the above criteria includes the following: gas compressors, air cooled condenser, building ventilators, stacks, CTG inlet, relief valve vents, and start-up valve vents.

The near-field noise level guarantee is limited to normal continuous operation of the Plant.  Each measurement of continuous Plant noise shall be made over 5 minute long sample periods.  Any extraneous noise shall be adjusted for.  The measuring equipment shall comply with ANSI S1.4 precision standards.  The test instrumentation shall be calibrated before use.  All noise tests shall be conducted by Contractor in accordance with ANSI Standards and good engineering practice.

If the average of A-weighted sound levels, per piece of Equipment, assuming free-field measurement conditions, does not exceed 85 dBA, the Equipment will be considered to pass this portion of the noise guarantee.

4.6           Reliability Test

The reliability test shall last for a period of 72 consecutive hours and shall demonstrate compliance with the Reliability Guarantee.

The reliability test output shall be between 50% to 100% of full CTG power output based on a load schedule provided by Company and agreed by Contractor prior to commencing the run, and may include startups, shutdowns and other normal Equipment operation.

The term "Equivalent Availability" is specifically defined as follows for the purposes of the reliability test:  EA = ((A+B+C)x100%)/72,

where:	EA = Equivalent Availability in percent (%).

A =	Total number of hours during the reliability test that the Plant is operating at the output required by dispatch control. These hours may include time to start-up, shut-down or other normal operation.

B =
Total number of hours during the test that the Plant is available for normal operation, but the Plant is not allowed to operate or not allowed to operate normally due to Company, Company-Procured Equipment defect or malfunction.

C =	Total number of hours during the test that the Plant is not operating, but is available for normal operation up to base load, including start-up, shutdown, coat-down or other normal unit operation.

Bothell, Washington

APPENDIX G
STATEMENT OF WORK

FOR A

COMBUSTION TURBINE GENERATOR COMBINED CYCLE
POWER PLANT
(GE LM6000)

FOR

SOUTHCENTRAL POWER PROJECT
ANCHORAGE, ALASKA

Revision A

(Redacted)

200 MW COMBINED CYCLE PROJECT

ANCHORAGE, ALASKA

SOUTHCENTRAL POWER PROJECT

Engineering, Procurement & Construction (EPC) Contract

APPENDIX H – TERMINATION FEES

Appendix H
Termination Fees

Month End	Month	Period	Cumulative	Percentage	Period Percentage

LNTP	0	XXXXXXXXXX	XXXXXXXXXX	XXXXXX	XXXXXX
Jun-10	1	XXXXXXXXXX	XXXXXXXXXX	XXXXXX	XXXXXX
Jul-10	2	XXXXXXXXXX	XXXXXXXXXX	XXXXXX	XXXXXX
Aug-10	3	XXXXXXXXXX	XXXXXXXXXX	XXXXXX	XXXXXX
Sep-10	4	XXXXXXXXXX	XXXXXXXXXX	XXXXXX	XXXXXX
Oct-10	5	XXXXXXXXXX	XXXXXXXXXX	XXXXXX	XXXXXX
Nov-10	6	XXXXXXXXXX	XXXXXXXXXX	XXXXXX	XXXXXX
Dec-10	7	XXXXXXXXXX	XXXXXXXXXX	XXXXXX	XXXXXX
Jan-11	8	XXXXXXXXXX	XXXXXXXXXX	XXXXXX	XXXXXX
Feb-11	9	XXXXXXXXXX	XXXXXXXXXX	XXXXXX	XXXXXX
Mar-11	10	XXXXXXXXXX	XXXXXXXXXX	XXXXXX	XXXXXX
Apr-11	11	XXXXXXXXXX	XXXXXXXXXX	XXXXXX	XXXXXX
May-11	12	XXXXXXXXXX	XXXXXXXXXX	XXXXXX	XXXXXX
Jun-11	13	XXXXXXXXXX	XXXXXXXXXX	XXXXXX	XXXXXX
Jul-11	14	XXXXXXXXXX	XXXXXXXXXX	XXXXXX	XXXXXX
Aug-11	15	XXXXXXXXXX	XXXXXXXXXX	XXXXXX	XXXXXX
Sep-11	16	XXXXXXXXXX	XXXXXXXXXX	XXXXXX	XXXXXX
Oct-11	17	XXXXXXXXXX	XXXXXXXXXX	XXXXXX	XXXXXX
Nov-11	18	XXXXXXXXXX	XXXXXXXXXX	XXXXXX	XXXXXX
Dec-11	19	XXXXXXXXXX	XXXXXXXXXX	XXXXXX	XXXXXX
Jan-12	20	XXXXXXXXXX	XXXXXXXXXX	XXXXXX	XXXXXX
Feb-12	21	XXXXXXXXXX	XXXXXXXXXX	XXXXXX	XXXXXX
Mar-12	22	XXXXXXXXXX	XXXXXXXXXX	XXXXXX	XXXXXX
Apr-12	23	XXXXXXXXXX	XXXXXXXXXX	XXXXXX	XXXXXX
May-12	24	XXXXXXXXXX	XXXXXXXXXX	XXXXXX	XXXXXX
Jun-12	25	XXXXXXXXXX	XXXXXXXXXX	XXXXXX	XXXXXX
Jul-12	26	XXXXXXXXXX	XXXXXXXXXX	XXXXXX	XXXXXX
Aug-12	27	XXXXXXXXXX	XXXXXXXXXX	XXXXXX	XXXXXX
Sep-12	28	XXXXXXXXXX	XXXXXXXXXX	XXXXXX	XXXXXX
Oct-12	29	XXXXXXXXXX	XXXXXXXXXX	XXXXXX	XXXXXX
Nov-12	30	XXXXXXXXXX	XXXXXXXXXX	XXXXXX	XXXXXX
Dec-12	31	XXXXXXXXXX	XXXXXXXXXX	XXXXXX	XXXXXX
Jan-13	32	XXXXXXXXXX	XXXXXXXXXX	XXXXXX	XXXXXX
Feb-13	33	XXXXXXXXXX	XXXXXXXXXX	XXXXXX	XXXXXX
Mar-13	34	XXXXXXXXXX	XXXXXXXXXX	XXXXXX	XXXXXX
Apr-13	35	XXXXXXXXXX	XXXXXXXXXX	XXXXXX	XXXXXX
May-13	36	XXXXXXXXXX	XXXXXXXXXX	XXXXXX	XXXXXX
Jun-13	37	XXXXXXXXXX	XXXXXXXXXX	XXXXXX	XXXXXX
Jul-13	38	XXXXXXXXXX	XXXXXXXXXX	XXXXXX	XXXXXX
Aug-13	39	XXXXXXXXXX	XXXXXXXXXX	XXXXXX	XXXXXX

		XXXXXXXXXX			XXXXXX

The termination fees under this Contract at any given time shall be equal to the amount specified under the column captioned "Cumulative" that corresponds to the date of termination less any amounts already paid by Company to Contractor under the Contract (prorated for partial month).

200 MW COMBINED CYCLE PROJECT

ANCHORAGE, ALASKA

SOUTHCENTRAL POWER PROJECT

Engineering, Procurement, & Construction (EPC) CONTRACT

APPENDIX I - REFERENCED DRAWINGS AND DOCUMENTS

Reference Drawings and Documents

Document Number	Document Title	Revision	Date
0880 E001	Overall One Line Diagram	B	June 11, 2010
0880 FD001	Heat & Mass Balance Process Flow Diagram	B	June 11, 2010
0880 FD002	Water Balance	B	June 11, 2010
0880 GA002	Plot Plan	C	May 13, 2010
0880 SK800	Control System Architecture	B	June 9, 2010
Att-09	SPP Tool List	-	-
SCPP-SP-CE-CV-0001	Southcentral Power Plant Water Mainline Extension	1	December 1, 2008
SCPP-SP-CE-CV-0002	Southcentral Power Plant Sewer Mainline Extension	1	December 1, 2008
SCPP-SP-CE-CV-0002	Southcentral Power Plant Temporary Water & Sewer Utilities	1	December 1, 2008
0880 SK001 0880 SK002	SNC Temporary Facilities Drawing	1	June 18, 2010
-	SPP Required Noise Levels at Receptor Locations	A	April 13, 2009

(Redacted)

200 MW COMBINED CYCLE PROJECT

ANCHORAGE, ALASKA

SOUTHCENTRAL POWER PROJECT

Engineering, Procurement & Construction (EPC) Contract

APPENDIX J - PROJECT SCHEDULE

(Redacted)

200 MW COMBINED CYCLE PROJECT

ANCHORAGE, ALASKA

SOUTHCENTRAL POWER PROJECT

Engineering, Procurement, & Construction (EPC) Contract

APPENDIX K - EXECUTION PLAN

(Redacted)